                                                                    EXHIBIT 10.1



                                                            [Conformed Copy with
                                                              Exhibits G and H
                                                          conformed as executed]


================================================================================

                               U.S. $130,000,000

                                CREDIT AGREEMENT

                                     among

                           POOL ENERGY SERVICES CO.,

                           POOL ENERGY HOLDING, INC.,

                                 POOL COMPANY,

                                 VARIOUS BANKS,

                   SBC WARBURG DILLON READ INC., as ARRANGER

            CREDIT LYONNAIS NEW YORK BRANCH, as ADMINISTRATIVE AGENT

                                      and

                  SWISS BANK CORPORATION, NEW YORK BRANCH, as
                              DOCUMENTATION AGENT


                         Dated as of September 30, 1997

                       ----------------------------------


================================================================================

                               TABLE OF CONTENTS


                                                                                                                     Page
                                                                                                                     ----
SECTION 1.  Amount and Terms of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         1.01  The Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         1.02  Minimum Amount of Each Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         1.03  Notice of Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         1.04  Disbursement of Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         1.05  Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         1.06  Conversions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         1.07  Pro Rata Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         1.08  Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         1.09  Interest Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         1.10  Increased Costs, Illegality, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         1.11  Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         1.12  Replacement of Banks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         1.13  Extension of Final Maturity Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 2.  Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         2.01  Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         2.02  Maximum Letter of Credit Outstandings; Final Maturities  . . . . . . . . . . . . . . . . . . . . . . .
         2.03  Letter of Credit Requests; Minimum Stated Amount . . . . . . . . . . . . . . . . . . . . . . . . . . .
         2.04  Letter of Credit Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         2.05  Agreement to Repay Letter of Credit Drawings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         2.06  Increased Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 3.  Commitment Commission; Fees; Reductions of Commitment . . . . . . . . . . . . . . . . . . . . . . . . . .
         3.01  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         3.02  Voluntary Termination of Unutilized Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . .
         3.03  Mandatory Reduction of Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 4.  Prepayments; Payments; Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         4.01  Voluntary Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         4.02  Mandatory Repayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         4.03  Method and Place of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         4.04  Net Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 5.  Conditions Precedent to the Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         5.01  Execution of Agreement; Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .





                                      (i)

                                                                                                                     Page
                                                                                                                     ----
         5.02  Officer's Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         5.03  Opinions of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         5.04  Corporate Documents; Proceedings; etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         5.05  Refinancing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         5.06  Lien Searches  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         5.07  Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         5.08  Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         5.09  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         5.10  Pledge Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         5.11  Subsidiaries Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         5.12  Financial Statements; Pro Forma Balance Sheet; Projections; Business Plan  . . . . . . . . . . . . . .
         5.13  Fees, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         5.14  Existing Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         5.15  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 6.  Conditions Precedent to All Credit Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         6.01  Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         6.02  No Default; Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         6.03  Notice of Borrowing; Letter of Credit Request  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         6.04  Absence of Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         6.05  Post-Closing Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 7.  Representations, Warranties and Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         7.01  Corporate Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         7.02  Corporate and Other Power and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         7.03  No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         7.04  Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         7.05  Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc.  . . . . . . . .
         7.06  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         7.07  True and Complete Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         7.08  Use of Proceeds; Margin Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         7.09  Tax Returns and Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         7.10  Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         7.11  The Pledge Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         7.12  Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         7.13  Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         7.14  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         7.15  Compliance with Statutes, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         7.16  Investment Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .





                                      (ii)

                                                                                                                     Page
                                                                                                                     ----
         7.17  Public Utility Holding Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         7.18  Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         7.19  Labor Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         7.20  Patents, Licenses, Franchises and Formulas . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         7.21  Funded Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         7.22  Inactive Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         7.23  No Tax Sharing Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 8.  Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         8.01  Information Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                   (a)  Quarterly Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                   (b)  Annual Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                   (c)  Budgets and Projections   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                   (d)  Officer's Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                   (e)  Notice of Default or Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                   (f)  Other Reports and Filings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                   (g)  Environmental Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                   (h)  Annual Meetings with Banks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                   (i)  Other Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         8.02  Books, Records and Inspections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         8.03  Maintenance of Property; Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         8.04  Corporate Franchises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         8.05  Compliance with Statutes, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         8.06  Compliance with Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         8.07  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         8.08  End of Fiscal Years; Fiscal Quarters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         8.09  Performance of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         8.10  Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         8.11  Foreign Subsidiaries Guaranty, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         8.12  Margin Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         8.13  Post-Closing Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 9.  Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         9.01  Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         9.02  Consolidation, Merger, Purchase or Sale of Assets, etc.  . . . . . . . . . . . . . . . . . . . . . . .
         9.03  Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         9.04  Funded Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         9.05  Advances, Investments and Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         9.06  Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         9.07  Consolidated Interest Coverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         9.08  Fixed Charge Coverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .






                                     (iii)

                                                                                                                     Page
                                                                                                                     ----
         9.09  Maximum Leverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         9.10  Maximum Debt-to-Total Capital Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         9.11  Minimum Consolidated Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         9.12  Limitation on Modifications of Certificate of Incorporation and By-Laws; Limitation on Voluntary
                   Payments and Modifications of Funded Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         9.13  Limitation on Certain Restrictions on Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . .
         9.14  Limitation on Issuance of Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         9.15  Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         9.16  Limitation on Creation of Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         9.17  Senior Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 10.  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         10.01  Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         10.02  Representations, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         10.03  Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         10.04  Default Under Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         10.05  Bankruptcy, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         10.06  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         10.07  Pledge Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         10.08  Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         10.09  Judgments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         10.10  Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 11.  Definitions and Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         11.01  Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 12.  The Administrative Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         12.01  Appointment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         12.02  Nature of Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         12.03  Lack of Reliance on the Administrative Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         12.04  Certain Rights of the Administrative Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         12.05  Reliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         12.06  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         12.07  The Administrative Agent in its Individual Capacity . . . . . . . . . . . . . . . . . . . . . . . . .
         12.08  Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         12.09  Resignation by the Administrative Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 13.  The Arranger; The Documentation Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         13.01  The Arranger; Documentation Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         13.02  Liability of the Arranger and the Documentation Agent . . . . . . . . . . . . . . . . . . . . . . . .





                                      (iv)

                                                                                                                     Page
                                                                                                                     ----
         13.03  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         13.04  Arranger and Documentation Agent in their Individual Capacities . . . . . . . . . . . . . . . . . . .
         13.05  Credit Decision . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 14.  Parents Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         14.01  The Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         14.02  Bankruptcy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         14.03  Nature of Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         14.04  Independent Obligation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         14.05  Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         14.06  Reliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         14.07  Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         14.08  Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         14.09  Nature of Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 15.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         15.01  Payment of Expenses, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         15.02  Right of Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         15.03  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         15.04  Benefit of Agreement; Assignments; Participations . . . . . . . . . . . . . . . . . . . . . . . . . .
         15.05  No Waiver; Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         15.06  Payments Pro Rata . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         15.07  Calculations; Computations; Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         15.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . .
         15.09  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         15.10  Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         15.11  Headings Descriptive  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         15.12  Amendment or Waiver; etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         15.13  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         15.14  Domicile of Revolving Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         15.15  Register  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         15.16  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         15.17  Knowledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         15.18  Credit Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         15.19  Inactive Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .





                                      (v)

SCHEDULE I            Revolving Loan Commitments
SCHEDULE II           Bank Addresses
SCHEDULE III          Subsidiaries
SCHEDULE IV           Existing Funded Debt
SCHEDULE V            Existing Liens
SCHEDULE VI           Existing Investments; Existing Intercompany Loans
SCHEDULE VII          Indebtedness to be Refinanced


EXHIBIT A             Notice of Borrowing
EXHIBIT B             Note
EXHIBIT C             Letter of Credit Request
EXHIBIT D             Section 4.04(b)(ii) Certificate
EXHIBIT E-1           Opinion of Gardere Wynne Sewell & Riggs, L.L.P. Special Counsel to the Credit Parties
EXHIBIT E-2           Opinion of Geoffrey Arms, Esq, General Counsel to the Borrower
EXHIBIT F             Officers' Certificate
EXHIBIT G             Pledge Agreement
EXHIBIT H             Subsidiaries Guaranty
EXHIBIT I             Assignment and Assumption Agreement
EXHIBIT J             Intercompany Note
EXHIBIT K             Form of Compliance Certificate
EXHIBIT L             Form of Permitted Acquisition Certificate





                                      (vi)

                 CREDIT AGREEMENT, dated as of September 30, 1997, among POOL ENERGY SERVICES CO., a Texas corporation ("PESCO"), POOL ENERGY HOLDING, INC., a Delaware corporation ("Holding"), POOL COMPANY, a Texas corporation (the "Borrower"), the Banks party hereto from time to time, SBC WARBURG DILLON READ INC., as Arranger (the "Arranger"), CREDIT LYONNAIS NEW YORK BRANCH, as Administrative Agent, SWISS BANK CORPORATION, NEW YORK BRANCH, as Documentation Agent (the "Documentation Agent") and BANK ONE, TEXAS, N.A., and THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, as Co-Agents (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).


                             W I T N E S S E T H :


                 WHEREAS, subject to and upon the terms and conditions set forth herein, the Banks are willing to make available to the Borrower the respective credit facilities provided for herein;


                 NOW, THEREFORE, IT IS AGREED:


                 SECTION 1.  Amount and Terms of Credit.

                 1.01 The Commitments. Subject to and upon the terms and conditions set forth herein, each Bank severally agrees to make, at any time and from time to time on and after the Effective Date and prior to the Final Maturity Date, a revolving loan or revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type,
(ii) may be repaid and reborrowed in accordance with the provisions hereof,
(iii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to the product of (x) such Bank's RL Percentage and (y) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, equals the Revolving Loan Commitment of such Bank at such time and (iv) shall not exceed for all Banks at any time outstanding that aggregate principal amount which, when added to the aggregate amount of all Letter of Credit

Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, equals the Total Revolving Loan Commitment at such time.

                 1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Base Rate Loans or Eurodollar Loans shall not be less than the Minimum Borrowing Amount applicable thereto. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than thirteen Borrowings of Eurodollar Loans.

                 1.03 Notice of Borrowing. (a) Whenever the Borrower desires to incur (x) Eurodollar Loans hereunder, the Borrower shall give the Administrative Agent at the Notice Office at least three Business Days' prior notice of each Eurodollar Loan to be incurred hereunder and (y) Base Rate Loans hereunder, the Borrower shall give the Administrative Agent at the Notice Office at least one Business Day's prior notice of each Base Rate Loan to be incurred hereunder, provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 11:30 A.M. (New York time) on such day. Each such notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Revolving Loans to be incurred pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Revolving Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Bank notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

                 (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Revolving Loans, the Administrative Agent may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by the Administrative Agent in good faith to be from the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer of the Borrower, or from any other person designated in writing by any of the foregoing officers of the Borrower to the Administrative Agent as being authorized to give such notices, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice of such Borrowing or prepayment of Revolving Loans, as the case may be, absent manifest error.

                 1.04 Disbursement of Funds. No later than 12:00 Noon (New York time) on the date specified in any relevant Notice of Borrowing, each Bank will make available its pro rata portion (determined in accordance with Section 1.07) of each such Borrowing requested to be made on such date. All such amounts will be made available in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Banks. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Bank, at the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Revolving Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Revolving Loans hereunder.

                 1.05 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Revolving Loans made by each Bank shall be evidenced by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B, with blanks appropriately completed in conformity herewith (each a "Note" and, collectively, the "Notes").

                 (b) The Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to such Bank or its registered assigns and be dated the Effective Date (or, if issued after the Effective Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank (or, if issued after the termination thereof, be in a stated principal amount equal to the outstanding Revolving Loans of such Bank at such time) and be payable in the outstanding principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                 (c) Each Bank will note on its internal records the amount of each Revolving Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Revolving Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower's obligations in respect of such Revolving Loans.

                 1.06 Conversions. The Borrower shall have the option to convert all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Revolving Loans made pursuant to one or more Borrowings of one or more Types of Revolving Loans into a Borrowing of another Type of Revolving Loan, provided that, (i) except as otherwise provided in
Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Revolving Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of such conversion, and (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at its Notice Office prior to 11:30 A.M. (New York time) at least three Business Days' prior notice (each a "Notice of Conversion") specifying the Revolving Loans to be so converted, the Borrowing or Borrowings pursuant to which such Revolving Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Revolving Loans. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Revolving Loans being converted.

                 1.07 Pro Rata Borrowings. All Borrowings of Revolving Loans under this Agreement shall be incurred from the Banks pro rata on the basis of their Revolving Loan Commitments. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Revolving Loans hereunder and that each Bank shall be obligated to make the Revolving Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Revolving Loans hereunder.

                 1.08 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be equal to the sum of the Base Rate plus the Applicable Base Rate Margin, each as in effect from time to time.

                 (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of Borrowing thereof until the maturity thereof

(whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Eurodollar Rate Margin as in effect on the first day of such Interest Period.

                 (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Revolving Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans from time to time. Interest which accrues under this Section 1.08(c) shall be payable on demand.

                 (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Revolving Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                 (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

                 1.09 Interest Periods. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period, provided that:

                 (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

                (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Base Rate) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

               (iii) if any Interest Period for a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such

         Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                (iv) if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                 (v) no Interest Period may be selected at any time when a Default or an Event of Default is then in existence; and

                (vi) no Interest Period in respect of any Borrowing of Eurodollar Loans shall be selected which extends beyond the Final Maturity Date.

If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

                  1.10 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

                 (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Bank of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the date of this Agreement affecting the position of such Bank in the interbank Eurodollar market; or

               (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the position of such Bank in the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon such Bank's written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

                 (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) the Borrower shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) prior to the time of funding of such Eurodollar Loan or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

                 (c) If any Bank determines that after the date of this Agreement the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Revolving Loan Commitment hereunder or its obligations hereunder, then the Borrower shall pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

                 1.11 Compensation. The Borrower shall compensate each Bank, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation (including the calculation thereof)), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding loss of anticipated profits) which such Bank may actually incur: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01, Section 4.02 or as a result of an acceleration of the Revolving Loans pursuant to Section 10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to
Section 1.10(b).

                 1.12 Replacement of Banks. (x) If any Bank becomes a Defaulting Bank or otherwise defaults in its obligations to make Revolving Loans, or (y) upon the occurrence of an event giving rise to the operation of
Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to any Bank which results in such Bank charging, or giving notice that it is entitled to charge, to the Borrower increased costs in excess of those being generally charged by the other Banks, the Borrower shall have the right, if no Default or Event of

Default then exists to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") and each of whom shall be required to be reasonably acceptable to the Agents, provided that
(i) at the time of any replacement pursuant to this Section 1.12, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 15.04(b) (and with all fees payable pursuant to said Section 15.04(b) (other than fees incurred by or for the account of the Defaulting Bank in any capacity hereunder) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire the entire Revolving Loan Commitment and outstanding Revolving Loans of, and participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding Revolving Loans of the Replaced Bank, (II) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and
(III) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01, and (y) each Issuing Bank an amount equal to such Replaced Bank's RL Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank to such Issuing Bank and (ii) all obligations of the Borrower due and owing to the Replaced Bank at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note executed by the Borrower, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.06, 13.03 and 15.01), which shall survive as to such Replaced Bank.

                 1.13 Extension of Final Maturity Date. At any time prior to the 90th day preceding any anniversary of the Effective Date, the Borrower may make a written request to the Administrative Agent, who shall forward a copy of such request to each of the Banks, that the Final Maturity Date be extended by one year. The Banks may, but shall not be obligated to, agree to extend the Final Maturity Date. In any event, the Administrative Agent shall be obligated to respond in writing, affirmatively or negatively, to such request within sixty (60) days after the date of such request of extension of the Final Maturity Date made by the Borrower.

                 SECTION 2.  Letters of Credit.

                 2.01 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request that an Issuing Bank issue, at any time and from time to time on and after the Effective Date and prior to the 30th day prior to the Final Maturity Date, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of PESCO or any of its Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank and (y) for the account of the Borrower and for the benefit of sellers of goods to PESCO or any of its Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such letter of credit issued pursuant to this Section 2.01, a "Letter of Credit"). All Letters of Credit shall be denominated in Dollars.

                 (b) Subject to and upon the terms and conditions set forth herein, each Issuing Bank agrees that it will, at any time and from time to time on and after the Effective Date and prior to the 30th day prior to the Final Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower, one or more Letters of Credit as are permitted to remain outstanding without giving rise to a Default or an Event of Default, provided that no Issuing Bank shall be under any obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

                  (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to such Issuing Bank as of the date hereof and which such Issuing Bank reasonably and in good faith deems material to it; or

                 (ii) such Issuing Bank shall have received notice from the Borrower or the Required Banks prior to the issuance of such Letter of Credit of the type described in the second sentence of Section 2.03(b).

                 (c) Each Issuing Bank agrees to provide to the Administrative Agent (who shall promptly forward a copy to each Bank) by facsimile promptly on the first Business Day of each quarter the daily aggregate Stated Amount of all Letters of Credit issued by such Issuing Bank for the immediately preceding quarter.

                 (d) The Borrower agrees (i) that its request for a Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce Publication No. 500, or any subsequent revision thereof and (ii) to promptly examine and advise the Issuing Bank if it notices any irregularity or non-conformance with its instructions in any Letter of Credit or related document issued by an Issuing Bank.

                 2.02 Maximum Letter of Credit Outstandings; Final Maturities. Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, as of the effective date of such Letter of Credit, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such effective date would exceed either (x) $15,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans then outstanding, an amount equal to the Total Revolving Loan Commitment at such time and (ii) each Letter of Credit shall by its terms terminate on or before the date that is four Business Days (or 30 days in the case of a trade Letter of Credit) prior to the Final Maturity Date.

                 2.03 Letter of Credit Requests; Minimum Stated Amount. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Bank at least five Business Days' (or such shorter period as is acceptable to such Issuing Bank) written notice thereof. Each notice shall be in the form of Exhibit C (each a "Letter of Credit Request").

                 (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.02. Unless the respective Issuing Bank has received notice from the Borrower or the Required Banks before it issues a Letter of Credit that one or more of the conditions specified in Section 5 or 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.02, then such Issuing Bank shall, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Bank's usual and customary practices. Upon its issuance of or amendment to any standby Letter of Credit, the respective Issuing Bank shall promptly notify the Borrower, each Participant and the Administrative Agent of such issuance or amendment and such notification shall be accompanied by a copy of the issued standby Letter of Credit or amendment. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Bank Default exists, no Issuing Bank shall be required to issue any Letter of Credit unless such Issuing Bank has entered into an arrangement satisfactory to it and the Borrower to eliminate such Issuing Bank's risk with respect to the participation in Letters of Credit by the Defaulting Bank or Banks, including by cash collateralizing such Defaulting Bank's or Banks' RL Percentage of the Letter of Credit Outstandings.

                 2.04 Letter of Credit Participations. (a) Immediately upon the issuance by each Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to each Bank, other than such Issuing Bank (each such Bank, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's RL Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or RL Percentages of the Banks pursuant to Section 1.12 or 15.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this
Section 2.04 to reflect the new RL Percentages of the assignor and assignee Bank, as the case may be.

                 (b) In determining whether to pay under any Letter of Credit issued by it, no Issuing Bank shall have an obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit issued by it if taken or omitted in accordance with the relevant standards of care mandated by the law governing the applicable Letter of Credit and in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to the Borrower, any other Credit Party, any Bank or any other Person.

                 (c) In the event that any Issuing Bank makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Issuing Bank pursuant to Section 2.05(a), such Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Bank the amount of such Participant's RL Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the respective Issuing Bank in Dollars such Participant's RL Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its RL Percentage of the amount of such payment available to the respective Issuing Bank, such Participant agrees to pay to such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Bank at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Base Rate Loans for each day thereafter. The failure of any Participant to make available to the respective Issuing Bank its RL Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Bank its RL Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Bank such other Participant's RL Percentage of any such payment.

                 (d) Whenever an Issuing Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Bank shall pay to each Participant which has paid its RL Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

                 (e) Upon the request of any Participant, each Issuing Bank shall furnish to such Participant copies of any standby Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

                 (f) The obligations of the Participants to make payments to each Issuing Bank with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                 (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Issuing Bank, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any Subsidiary of the Borrower and the beneficiary named in any such Letter of Credit);

                (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                 (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

                  (v)   the occurrence of any Default or Event of Default.

                 2.05 Agreement to Repay Letter of Credit Drawings. (a) The Borrower agrees to reimburse each Issuing Bank, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Bank under any Letter of Credit issued by it (each such amount, so paid until reimbursed, an "Unpaid Drawing"), not later than one Business Day following receipt by the Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if an Event of Default under Section 10.05 shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower)), with interest on the amount so paid or disbursed by such Issuing Bank, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Bank was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the third Business Day following the receipt by the Borrower of notice of such payment or disbursement or during the continuance of an Event of Default under
Section 10.05, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Bank (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus 2%, in each such case, with interest to be payable on demand. Each Issuing Bank shall use its best efforts to give the Borrower notice of the date and amount of any draft presented under any Letter of Credit prior to payment thereof and shall give the Borrower prompt written notice of each Drawing under any Letter of Credit issued by it, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

                 (b) The obligations of the Borrower under this Section 2.05 to reimburse each Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Bank (including in its capacity as issuer of the Letter of Credit or as Participant), including, without limitation, any defense based upon the failure of any drawing or payment under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be obligated to reimburse the respective Issuing Bank for any wrongful payment made by such Issuing Bank under a Letter of Credit issued by it as a result of acts or omissions taken in contravention of the standards of care mandated by the law governing the applicable Letter of Credit or constituting willful misconduct or gross negligence on the part of such Issuing Bank.

                 2.06 Increased Costs. If at any time after the date of this Agreement, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Participant with any request or directive by the NAIC or by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Bank or participated in by any Participant, or (ii) impose on any Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement; and the result of any of the foregoing is to increase the cost to any Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Issuing Bank or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon the delivery of the certificate referred to below to the Borrower by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Administrative Agent), the Borrower shall pay to such Issuing Bank or such Participant such additional amount or amounts as will compensate such Issuing Bank or such Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Each Issuing Bank or Participant, upon determining that any additional amounts will be payable to it pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or such Participant. The certificate required to be delivered pursuant to this Section 2.06 shall, absent manifest error, be final and conclusive and binding on the Borrower.


                 SECTION 3.  Commitment Commission; Fees; Reductions of
Commitment.

                 3.01 Fees. (a) The Borrower agrees to pay to the Administrative Agent for distribution to each Non- Defaulting Bank, a commitment commission (the "Commitment Commission") for the period from and including the Effective Date to but excluding the Final Maturity Date (or such earlier date on which the Total Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to 1/2 of 1% per annum on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Bank. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Final Maturity Date (or such earlier date on which the Total Revolving Loan Commitment shall have been terminated).

                 (b) The Borrower agrees to pay to the Administrative Agent for distribution to each Bank (based on each such Bank's respective RL Percentage) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Eurodollar Rate Margin in effect from time to time on the daily Stated Amount of such Letter of Credit. Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding. In the event any Letter of Credit is paid, returned or otherwise retired prior to the stated date of termination or expiration thereof, any unearned Letter of Credit Fee shall be promptly repaid by the Banks to the Administrative Agent for distribution to the Borrower.

                 (c) The Borrower agrees to pay to each Issuing Bank, for its own account, a facing or fronting fee in respect of each Letter of Credit issued by such Issuing Bank hereunder upon such terms and conditions as are separately agreed to between such Issuing Bank and the Borrower.

                 (d) The Borrower agrees to pay to each of the Administrative Agent and the Documentation Agent, for their respective accounts, such other fees as have been agreed to in writing by the Borrower and the Administrative Agent or the Documentation Agent, as the case may be.

                 3.02 Voluntary Termination of Unutilized Commitments. Upon at least five Business Day's prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in whole or in part, pursuant to this
Section 3.02, in an integral multiple of $5,000,000, in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, provided that each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Bank.

                 3.03 Mandatory Reduction of Commitments. (a) The Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in their entirety on October 31, 1997 unless the Effective Date has occurred on or before such date.

                 (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date upon which a mandatory prepayment of Revolving Loans is required pursuant to Section 4.02(d), the Total Revolving Loan Commitment shall be permanently reduced on such date by an amount equal to 50% of the amount required to be applied to prepay Revolving Loans pursuant to Section 4.02(d).

                 (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date upon which a mandatory prepayment of Revolving Loans is required pursuant to Section 4.02(e) or 4.02(f), the Total Revolving Loan Commitment shall be permanently reduced on such date by an amount equal to 100% of the amount required to be applied to prepay Revolving Loans pursuant to Section 4.02(e) or 4.02(f), as the case may be; provided that (i) so long as no Default or Event of Default then exists, if the Borrower shall have delivered a certificate to the Agents on or prior to such date stating that PESCO or its Subsidiaries intends to use all or any portion of such proceeds, or intends to enter into contractual arrangements to use all or any portion of such proceeds, within 90 days of such Material Asset Sale, to purchase or construct assets to be used in the business of PESCO or any of its Subsidiaries, then the Total Revolving Loan Commitment shall not be reduced on such date by the amount that the Borrower so certifies it intends to use, or contractually commit to use, and provided further, that (1) if, within such 90 day period, all or such portion of such Net Sale Proceeds are not so used (or contractually committed to be used, with a copy of any contracts or agreements evidencing such commitments to be provided to the Agents) or PESCO or its Subsidiaries have not commenced construction (or contractually committed to acquire assets to be used in such construction) (such commencement or contractual commitment to be evidenced (x) in the case of a Permitted Acquisition, by a certificate in the form of Exhibit L hereto and (y) in any other case, by a certificate of the Borrower, together with copies of such agreements or documents as the Agents may reasonably request in connection therewith), then the Total Revolving Loan Commitment shall be reduced by such remaining portion on the last day of such period and (2) if the Total Revolving Loan Commitment is not reduced by all or any portion of such Net Sale Proceeds on the 90th day referred to in clause (1) above because such amount is contractually committed to be used or because PESCO or its Subsidiaries have commenced construction (or contractually committed to acquire assets to be used in such construction), and subsequent to such date such construction ceases or such contract is terminated or expires without such portion being so used, then the Total Revolving Loan Commitment shall be reduced by such remaining portion on the fifth Business Day following the date of such termination, expiration or cessation and (ii) to the extent the Borrower shall have consummated a Permitted Acquisition and any asset acquired or constructed pursuant to such Permitted Acquisition is subsequently transferred, sold or otherwise disposed of by PESCO or any of its Subsidiaries in a transaction which constitutes a Material Asset Sale, so long as no Default or Event of Default then exists, the Total Revolving Loan Commitment shall not be required to be reduced by the Net Sale Proceeds received from such Material Asset Sale, and provided further, that in the event the asset sold pursuant to such Material Asset Sale was an existing asset which was renovated or refurbished pursuant to such Permitted Acquisition, unless clause (i) applies, the Total Revolving Loan Commitment shall be reduced by an amount equal to the excess, if any, of the Net Sale Proceeds received over the amount expended in connection with such renovation or refurbishment.

                 (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on the Final Maturity Date.

                 (e) Each reduction to the Total Revolving Loan Commitment pursuant to this Section 3.03 shall apply proportionately to reduce the Revolving Loan Commitment of each Bank.


                 SECTION 4.  Prepayments; Payments; Taxes.

                 4.01 Voluntary Prepayments. The Borrower shall have the right to prepay the Revolving Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions:
(i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at the Notice Office at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Revolving Loans, the amount of such prepayment and the Types of Revolving Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Banks; (ii) each prepayment of Revolving Loans pursuant to this Section 4.01 shall be in an aggregate principal amount of at least $2,000,000, provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; and (iii) each prepayment pursuant to this Section 4.01 in respect of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans.

                 4.02 Mandatory Repayments. (a) On any day on which the sum of (I) the aggregate outstanding principal amount of all Revolving Loans (after giving effect to all other repayments thereof on such date), and (II) the aggregate amount of all Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall prepay on the Business Day immediately following such day the principal of Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall deposit with the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Banks and the Banks hereunder in an interest bearing cash collateral account to be established at such time with the Administrative Agent.

                 (b) In addition to any other mandatory repayments required pursuant to this Section 4.02, on the Business Day immediately following each date on or after the Effective Date of the receipt thereof by PESCO and/or any of its Subsidiaries, an amount equal to 100% of the cash proceeds (net of underwriting discounts and commissions and other reasonable transaction costs associated therewith) received by the issuer thereof from any sale or issuance of preferred or common equity pursuant to any public offering thereof by PESCO and/or any of its Subsidiaries shall be applied to prepay outstanding Revolving Loans.

                 (c) In addition to any other mandatory repayments required pursuant to this Section 4.02, on the Business Day immediately following each date on or after the Effective Date on which PESCO, Holding and/or the Borrower receives any Net Debt Proceeds from any incurrence of Permitted Subordinated Indebtedness, an amount equal to 100% of the Net Debt Proceeds of the incurrence of such Permitted Subordinated Indebtedness shall be applied to prepay outstanding Revolving Loans.

                 (d) In addition to any other mandatory repayments required pursuant to this Section 4.02, on the Business Day immediately following each date on or after the Effective Date on which PESCO and/or any of its Subsidiaries receives any Net Debt Proceeds from any incurrence of Funded Debt for borrowed money (other than Permitted Subordinated Indebtedness and other than Funded Debt permitted pursuant to Section 9.04) by PESCO and/or any of its Subsidiaries, an amount equal to 100% of the Net Debt Proceeds of the respective incurrence of Funded Debt shall be applied to prepay outstanding Revolving Loans.

                 (e) In addition to any other mandatory repayments required pursuant to this Section 4.02, within 10 days following each date on or after the Effective Date on which PESCO and/or any of its Subsidiaries receives any Net Insurance Proceeds from any Recovery Event, an amount equal to 100% of the Net Insurance Proceeds of such Recovery Event shall be applied to prepay outstanding Revolving Loans, provided that (i) so long as no Default or Event of Default then exists, to the extent that the Borrower has delivered a certificate to the Agents on or prior to such date stating that such proceeds have been used, or shall be used, to replace or restore any properties or assets in respect of which such proceeds were paid (which certificate shall set forth the proceeds so expended or the estimates of the proceeds to be so expended, as the case may be), the amount of such proceeds which were used, or to be used, to replace or restore such property or assets shall not be applied to prepay Revolving Loans, (ii) upon completion of such replacement or restoration, the Borrower shall deliver a certificate stating that such replacement or restoration has been completed, the costs therefor and whether there are any cash proceeds in excess of such costs and, if so, the Revolving Loans shall be repaid in an amount equal to such excess, and (iii) if the Borrower has not so used, or committed to so use, all of such proceeds within 180 days following the date of its receipt of such proceeds, the Revolving Loans shall be repaid on the last day of such period by an amount equal to such remaining portion.

                 (f) In addition to any other mandatory repayments pursuant to this Section 4.02, on the Business Day immediately following each date on or after the Effective Date on which PESCO and/or any of its Subsidiaries receives Net Sale Proceeds from any Material

Asset Sale, an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied to prepay outstanding Revolving Loans.

                 (g) With respect to each repayment of Revolving Loans required by this Section 4.02, the Borrower may designate the Types of Revolving Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, provided that:
(i) repayments of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

                 (h) If, after repaying all Base Rate Loans then outstanding, the Borrower is still obligated to make a further mandatory repayment pursuant to Section 4.02(b) through (f), the remaining amount to be repaid shall be due and payable on the last day of the Interest Period or Interest Periods next expiring, until all such amounts required to be prepaid pursuant to such Sections have been paid in full.

                 (i) Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, all then outstanding Revolving Loans shall be repaid in full on the Final Maturity Date.

                 4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or under any Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

                 4.04 Net Payments. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding of taxes as such Bank shall determine are payable by, or withheld from, such Bank, in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence.
The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law evidence of such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

                 (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.12 or
15.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Bank will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms), or Form W-8 (or successor form) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or such Bank shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Bank shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 15.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if
(I) such Bank has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 15.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Bank in the manner set forth in
Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

                 (c)  If the Borrower pays any additional amount under this
Section 4.04 to a Bank and such Bank determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid, such Banks shall pay to the Borrower an amount that the Bank shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Bank in such year as a consequence of such refund, reduction or credit.

                 SECTION 5. Conditions Precedent to the Effective Date. The occurrence of the Effective Date pursuant to Section 15.10 is subject to the satisfaction of the following conditions:

                 5.01 Execution of Agreement; Notes. On or prior to the Effective Date, (i) this Agreement shall have been executed and delivered as provided in Section 15.10 and (ii) there shall have been delivered to each Agent for the account of each of the Banks the appropriate Note executed by the Borrower in the amount, maturity and as otherwise provided herein.

                 5.02 Officer's Certificates. On the Effective Date, each Agent shall have received (i) a certificate, dated the Effective Date and signed on behalf of the Borrower by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President of the Borrower, certifying on behalf of the Borrower that all of the conditions in Sections 5.05, 5.07, 5.09 and 6.02 have been satisfied on such date and (ii) a certificate, dated the Effective Date and signed by a principal financial officer of PESCO substantially in the form of Exhibit K hereto to the effect that PESCO and its Subsidiaries are in compliance with the provisions of Sections 9.07 through 9.11, inclusive, for the Test Period ended June 30, 1997.

                 5.03 Opinions of Counsel. On the Effective Date, each Agent shall have received from each of Gardere Wynne Sewell & Riggs, L.L.P., special counsel to the Credit Parties, and Geoffrey Arms, Esq., general counsel of the Borrower an opinion addressed to the Agents and each of the Banks and dated the Effective Date covering the matters set forth in Exhibits E-1 and E-2, respectively, and such other matters incident to the transaction contemplated herein as the Administrative Agent may reasonably request.

                 5.04 Corporate Documents; Proceedings; etc. (a) On the Effective Date, each Agent shall have received a certificate from each Credit Party, dated the Effective Date, signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate or articles of incorporation (or equivalent organizational document) and by-laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be in form and substance reasonably acceptable to the Agents.

                 (b) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to each Agent and each Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which such Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

                 (c) On the Effective Date, the corporate, ownership and capital structure (including, without limitation, the terms of any capital stock, options, warrants or other securities issued by the Borrower or any of its Subsidiaries) of PESCO and its Subsidiaries shall be in form and substance reasonably satisfactory to the Agents and the Required Banks.

                 5.05 Refinancing. On the Effective Date, the Refinancing shall have been consummated and all Liens securing (and guaranties of, and letters of credit supporting) the Indebtedness to be Refinanced (including, without limitation, the Funded Debt evidenced by the NationsBank Credit Agreement except for letters of credit described on Schedule IV) shall have been released and terminated (and all appropriate releases, termination statements or other instruments of assignment with respect thereto shall have been obtained), in each case to the satisfaction of the Agents, except for the actions contemplated by Section 8.13. Each Agent shall have received copies of all documents executed in connection with the Refinancing, all of which shall be in full force and effect and in form and substance satisfactory to such Agent.

                 5.06 Lien Searches. On the Effective Date, there shall have been delivered to each Agent certified copies of Request for Information or Copies (Form UCC-11), or equivalent reports, each of a recent date listing all effective financing statements that name PESCO or any of its Subsidiaries as debtor, together with copies of such financing statements (none of which shall cover the Collateral except for Permitted Liens).

                 5.07 Adverse Change. Nothing shall have occurred (and neither the Administrative Agent, the Documentation Agent nor the Banks shall have become aware of any facts or conditions not previously known) which the Administrative Agent, the Documentation Agent or the Required Banks shall reasonably determine (a) has had, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Banks, the Documentation Agent or the Administrative Agent, or on the ability of any Credit Party to perform its obligations to the Banks, the Documentation Agent or the Administrative Agent hereunder or under any other Credit Document or (b) has had, or could reasonably be expected to have, a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of PESCO or of the Borrower and its Subsidiaries, taken as a whole.

                   5.08 Approvals. On or prior to the Effective Date, all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Refinancing and transactions contemplated by this Agreement and the other Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the Refinancing or the other transactions contemplated by this Agreement and the other Credit Documents or otherwise referred to herein or therein.

                 5.09  Litigation.    On the Effective Date, there shall be no
actions, suits or proceedings pending or threatened (i) with respect to this Agreement or any other Credit Document or (ii) which the Administrative Agent, the Documentation Agent or the Required Banks shall reasonably determine could reasonably be expected to have a material adverse effect on (a) the Refinancing or on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of PESCO or of the Borrower and its Subsidiaries taken as a whole, (b) the rights or remedies of the Banks, the Documentation Agent or the Administrative Agent hereunder or under any other Credit Document or (c) the ability of any Credit Party to perform its respective obligations to the Banks, the Documentation Agent or the Administrative Agent hereunder or under any other Credit Document.

                 5.10 Pledge Agreement. On the Effective Date, each Pledgor shall have duly authorized, executed and delivered the Pledge Agreement in the form of Exhibit G (as amended, modified or supplemented from time to time, the "Pledge Agreement") and shall have delivered to the Administrative Agent, as Pledgee thereunder, all of the Pledged Securities, if any, referred to therein and owned by the Borrower together with executed and undated stock powers in the case of capital stock constituting Pledged Securities. Notwithstanding anything to the contrary contained herein, Pool International Ltd. shall not be required to pledge the stock of Pool International (Malaysia) Sdn. Bhd.

                 5.11 Subsidiaries Guaranty. On the Effective Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiaries Guaranty in the form of Exhibit H (as amended, modified or supplemented from time to time, the "Subsidiaries Guaranty").

                 5.12 Financial Statements; Pro Forma Balance Sheet; Projections; Business Plan. On or prior to the Effective Date, the Agents, shall have received (x) true and correct copies of the historical financial statements, the pro forma capitalization and the Projections referred to in Sections 7.05(a) and (d), and (y) true and correct copies of a Business Plan analyzing the business prospects of the Borrower and its Subsidiaries for the proposed term of this Agreement, which historical financial statements, pro forma capitalization, Projections and Business Plan shall be in form and substance reasonably satisfactory to the Agents.

                 5.13 Fees, etc. On the Effective Date, the Borrower shall have paid to the Administrative Agent, the Documentation Agent, the Arranger, the Issuing Bank and each Bank all costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) payable to such Persons to the extent then due.

                 5.14 Existing Indebtedness. On or prior to the Effective Date, there shall have been delivered to the Agents copies, certified as true and correct by an appropriate officer of PESCO, of all agreements evidencing or relating to the Existing Indebtedness that are to remain in effect after giving effect to the consummation of the Refinancing (including, without limitation, all Hillman Subordinated Debt

Documents and all DA&S Subordinated Debt Documents), all of which agreements shall be in form and substance satisfactory to each Agent and shall be in full force and effect on the Effective Date.

                 5.15 Insurance. The Collateral Agent shall have received evidence of insurance complying with the requirements of Section 8.03 for the business and properties of PESCO and its Subsidiaries in form and substance satisfactory to the Agents and, if requested by the Administrative Agent, naming the Collateral Agent as an additional insured.


                 SECTION 6. Conditions Precedent to All Credit Events. The obligation of each Bank to make Revolving Loans (including Revolving Loans made on the Effective Date), and the obligation of each Issuing Bank to issue Letters of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

                 6.01  Effective Date.  The Effective Date shall have occurred.

                 6.02 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                 6.03 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Revolving Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a).

                 (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.03.

                 6.04 Absence of Material Adverse Change. Since the date of the most recent financial statements delivered pursuant to Section 8.01, the Required Banks shall not have concluded, in their reasonable good faith judgment, that there has been a material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of PESCO or of the Borrower and its Subsidiaries taken as a whole.

                 6.05 Post-Closing Actions. Prior to the occurrence of each Credit Event to occur on or after the 30th day or the 60th day after the Effective Date, as the case may be, all actions required to be taken by such dates as contemplated by Section 8.13 shall have been taken to the satisfaction of the Agents.

                 The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to the Agents and each of the Banks that all the conditions specified in Section 5 (with respect to Credit Events on the Effective Date) and in this Section 6 (with respect to Credit Events on or after the Effective Date) and applicable to such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts or copies for each of the Banks.


                 SECTION 7. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Revolving Loans, and issue (or participate in) the Letters of Credit as provided herein, each of PESCO, Holding and the Borrower makes the following representations, warranties and agreements, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Revolving Loans and issuance of the Letters of Credit, with the occurrence of the Effective Date and the occurrence of each Credit Event on or after the Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct on and as of the Effective Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

                 7.01 Corporate Status. Except as disclosed in writing to the Agents on or prior to the Effective Date, each of PESCO and each of its Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of PESCO or of the Borrower and its Subsidiaries taken as a whole.

                 7.02 Corporate and Other Power and Authority. Each Credit Party has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                 7.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Pledge Agreement) upon any of the property or assets of PESCO or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which PESCO or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate or articles of incorporation or by-laws (or equivalent organizational documents) of PESCO or any of its Subsidiaries.

                 7.04 Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for those that have otherwise been obtained or made and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required by any Credit Party to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document by any Credit Party or (ii) the legality, validity, binding effect or enforceability of any such Credit Document against any Credit Party.

                 7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) The consolidated audited balance sheets of PESCO and its Subsidiaries for the fiscal year ended on December 31, 1996 and the related consolidated statements of income, cash flows and shareholders' equity of PESCO and its Subsidiaries for the fiscal year ended on such date, and the consolidated balance sheets of PESCO and its Subsidiaries for the fiscal quarter ended on June 30, 1997 and the related consolidated statements of income, cash flows and shareholders' equity of PESCO and its Subsidiaries for the fiscal quarter ended on such date, copies of which have been furnished to the Banks on or prior to the Effective Date, present fairly in all material respects the consolidated financial position of PESCO and its Subsidiaries at the dates of such balance sheets and the consolidated results of the operations of PESCO and its Subsidiaries for the periods covered thereby. All of the foregoing financial statements have been prepared in accordance with GAAP consistently applied. The pro forma capitalization of PESCO and its Subsidiaries as of June 30, 1997 after giving effect to the Identified Acquisitions, a copy of which has been furnished to the Banks on or prior to the Effective Date, presents fairly in all material respects the pro forma capitalization of PESCO and its Subsidiaries as of June 30, 1997 after giving effect to the Identified Acquisitions.

                 (b) On and as of the Effective Date and after giving effect to the Revolving Loans being incurred on the Effective Date, (a) the sum of the assets, at a fair valuation, of each of the Borrower on a stand-alone basis and of the Borrower and its Subsidiaries taken as a whole will exceed its debts;
(b) each of the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole (without duplication of indebtedness for which the Borrower and/or one or more of its Subsidiaries may be liable) has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature; and (c) each of the Borrower on a stand alone basis and the Borrower and its Subsidiaries taken as a whole will have sufficient capital with which to conduct its business. For purposes of this Section 7.05(b), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or
(ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                 (c) Except for liabilities and obligations incurred in the ordinary course of business or otherwise fully disclosed in the financial statements delivered pursuant to Section 7.05(a), there were as of the Effective Date no liabilities or obligations with respect to PESCO or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which would reasonably be expected to have a material adverse effect on the financial condition of PESCO and its Subsidiaries, taken as a whole. As of the Effective Date, neither PESCO nor the Borrower know of any basis for the assertion against PESCO or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to
Section 7.05(a) which, either individually or in the aggregate, could reasonably be expected to be material to PESCO and its Subsidiaries taken as a whole.

                 (d) On and as of the Effective Date, the Projections delivered to the Administrative Agent and the Banks prior to the Effective Date have been prepared in good faith and are based on what the Borrower believes to be reasonable assumptions, and there are no statements or conclusions in the Projections which are based upon or include information known to PESCO , Holding and/or the Borrower to be misleading in any material respect or which fail to take into account material information known to PESCO, Holding and/or the Borrower regarding the matters reported therein. On the Effective Date, none of PESCO, Holding and the Borrower has reason to believe that the Projections are unreasonable or unattainable, it being recognized by the Banks, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results and that the differences may be material.

                 7.06 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of PESCO or any of its Subsidiaries, threatened (i) with respect to this Agreement or any other Credit Document,
(ii) with respect to any material Funded Debt of PESCO or any of its Subsidiaries or (iii) that are reasonably likely to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of PESCO or of the Borrower and its Subsidiaries taken as a whole.

                 7.07 True and Complete Disclosure. All factual information (taken as a whole) furnished by PESCO or any of its Subsidiaries in writing to the Administrative Agent, the Documentation Agent, the Arranger or any Bank (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by any such Persons in writing to the Administrative Agent, the Documentation Agent, the Arranger or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

                 7.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the Revolving Loans shall be used for the working capital, letters of credit and general corporate purposes for PESCO and its Subsidiaries (including, without limitation, to effect the Refinancing, to pay fees and expenses incurred in connection therewith, for Capital Expenditures, for Identified Acquisitions and for Permitted Acquisitions). Without limiting the generality of the foregoing, by using a portion of the proceeds of Revolving Loans to refinance the Funded Debt outstanding under the NationsBank Credit Agreement, it is intended that the Obligations replace the obligations with respect to the NationsBank Credit Agreement and that the Obligations constitute "Senior Debt" within the meaning of the Hillman Deferred Payment Agreement and each Hillman Subordinated Note and the DA&S Stock Purchase Agreement and each DA&S Subordinated Note.

                 (b) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Revolving Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                 7.09 Tax Returns and Payments. Each of PESCO and each of its Subsidiaries has filed all federal and state income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of PESCO and its Subsidiaries in accordance with

GAAP. PESCO and each of its Subsidiaries have paid, or have provided reserves in accordance with GAAP (specifically under FAS 109) for the payment of, all federal, state, local and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of PESCO or any of its Subsidiaries threatened, by any authority regarding any taxes relating to PESCO or any of its Subsidiaries. As of the Effective Date, neither PESCO nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of any material amount of taxes of PESCO or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of PESCO or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

                 7.10 Compliance with ERISA. (i) Each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred and is continuing; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or
Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been made and no material liability has occurred as a result of any failure to make any such contribution in a timely manner; neither PESCO nor any Subsidiary of PESCO nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201,
4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such material liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to PESCO or any Subsidiary of PESCO or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or, to the best knowledge of PESCO, threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of PESCO and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $500,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of PESCO, any Subsidiary of PESCO, or any ERISA Affiliate has at all times been operated in substantial compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code and any failure to so comply would not result in a material liability; no lien imposed under the Code or ERISA on the assets of PESCO or any Subsidiary of PESCO or any ERISA Affiliate exists or, to the best knowledge of PESCO, is likely to arise on account of any Plan; and PESCO and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

                 (ii) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan have been made and no material liability has occurred as a result of any failure to make any such contribution in a timely manner. Neither PESCO nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of PESCO's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

                 7.11 The Pledge Agreement. The Pledged Securities described in Pledge Agreement are subject to no security interests in favor of any Person other than the Administrative Agent, as Pledgee under the Pledge Agreement.

                 7.12 Properties. PESCO and each of its Subsidiaries have good and indefeasible title to all material properties owned by them, including all property shown as assets in the balance sheets referred to in Section 7.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement), free and clear of all Liens, other than Permitted Liens.

                 7.13 Capitalization. (a) On the Effective Date, the authorized capital stock of PESCO shall consist of (i) 40,000,000 shares of common stock, no par value per share and (ii) 1,000 shares of preferred stock, no par value per share. All outstanding shares of capital stock of PESCO have been duly and validly issued and are fully paid and non-assessable. Except for the Shareholders Rights Plan described in the notes to the consolidated financial statements of PESCO delivered pursuant to Section 7.05(a), PESCO does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except for options or warrants to purchase shares of PESCO's common stock which may be issued from time to time.

                 (b) On the Effective Date, the authorized capital stock of Holding shall consist of 100 shares of common stock, $100.00 par value per share. All outstanding shares of capital stock of Holding have been duly and validly issued and are fully paid and non-assessable. Holding does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except for options or warrants to purchase shares of Holdings' common stock which may be issued from time to time.

                 (c) On the Effective Date, the authorized capital stock of the Borrower shall consist of 200,000 shares of common stock, $100.00 par value per share. All outstanding shares of capital stock of the Borrower have been duly and validly issued and are fully paid and non-assessable. The Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except for options or warrants to purchase shares of the Borrowers' common stock which may be issued from time to time.

                 7.14 Subsidiaries. As of the Effective Date, PESCO has no Subsidiaries other than Holding and its Subsidiaries, Holding has no Subsidiaries other than the Borrower and its Subsidiaries and the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule III. Schedule III correctly sets forth, as of the Effective Date, the percentage ownership (direct or indirect) of PESCO in each class of capital stock or other equity of each of its Subsidiaries and also identifies the direct owner thereof.

                 7.15 Compliance with Statutes, etc. Each of PESCO and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of PESCO or of the Borrower and its Subsidiaries taken as a whole.

                 7.16 Investment Company Act. Neither PESCO nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                 7.17 Public Utility Holding Company Act. Neither PESCO nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                 7.18 Environmental Matters. (a) Each of PESCO and each of its Subsidiaries have complied with, and on the date of each Credit Event are in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of PESCO, threatened Environmental Claims against PESCO or any of its Subsidiaries (including any such claim arising out of the ownership or operation by PESCO or any of its Subsidiaries of any Real Property no longer owned or operated by PESCO or any of its Subsidiaries) or any Real Property owned or operated by PESCO or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences with respect to the business or operations of PESCO or any of its Subsidiaries, or any Real Property owned or operated by PESCO or any of its Subsidiaries (including any Real Property formerly owned or operated by PESCO or any of its Subsidiaries but no longer owned or operated by PESCO or any of its Subsidiaries) or any property adjoining or adjacent to any such Real Property that could be expected (i) to form the basis of an Environmental Claim against PESCO or any of its Subsidiaries or any Real Property owned or operated by PESCO or any of its Subsidiaries or (ii) to cause any Real Property owned or operated by PESCO or any of its Subsidiaries to be subject to any restrictions on the ownership, occupancy or transferability of such Real Property by PESCO or any of its Subsidiaries under any applicable Environmental Law.

                 (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by PESCO or any of its Subsidiaries where such generation, use, treatment or storage has violated or could be expected to violate any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by PESCO or any of its Subsidiaries where such Release has violated or could be expected to violate any applicable Environmental Law.

                 (c) Notwithstanding anything to the contrary in this Section 7.18, the representations made in this Section 7.18 shall not be untrue unless an officer of PESCO or a chief financial officer of any other Credit Party has actual knowledge of the falsity of any such representation and the aggregate effect of all uninsured and unindemnified violations, claims, restrictions, failures and noncompliances of the types described above could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of PESCO or the Borrower and its Subsidiaries taken as a whole.

                 7.19 Labor Relations. Neither PESCO nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on PESCO or the Borrower and its Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending against PESCO or any of its Subsidiaries or threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against PESCO or any of its Subsidiaries or, to the best knowledge of PESCO, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against PESCO or any of its Subsidiaries or, to the best knowledge of PESCO, threatened against PESCO or any of its Subsidiaries and (iii) no union representation question exists with respect to the employees of PESCO or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of PESCO or the Borrower and its Subsidiaries taken as a whole.

                 7.20 Patents, Licenses, Franchises and Formulas. Each of PESCO and each of its Subsidiaries owns or has the right to use all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises, proprietary information (including but not limited to rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of PESCO or the Borrower and its Subsidiaries taken as a whole.

                 7.21 Funded Debt. Schedule IV sets forth a true and complete list of all Funded Debt (including Contingent Obligations) of PESCO and its Subsidiaries as of the Effective Date and which is to remain outstanding after giving effect to the Refinancing (excluding the Revolving Loans and the Letters of Credit, such outstanding Funded Debt the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof, the name of the respective borrower and any Credit Party or any of its Subsidiaries which directly or indirectly guarantees such debt and describing any assets pledged to secure such Funded Debt.

                 7.22 Inactive Subsidiaries. Each Inactive Subsidiary conducts no business and has no material amount of assets or liabilities except as disclosed in the financial statements delivered pursuant to Section 7.05(a).

                 7.23 No Tax Sharing Agreements. There are no tax sharing, tax allocation or other similar agreements entered into by PESCO or any of its Subsidiaries.

                 SECTION 8. Affirmative Covenants. PESCO, Holding and the Borrower hereby covenant and agree that on and after the Effective Date and until the Total Revolving Loan Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

                 8.01 Information Covenants. PESCO and the Borrower will furnish to the Agents (with sufficient copies for each Bank):

                 (a) Quarterly Financial Statements. (i) Within 60 days after the close of the first three quarterly accounting periods in each fiscal year of PESCO (commencing with its quarterly accounting period ending on September 30, 1997), the consolidated balance sheet of PESCO and its Subsidiaries, as at the end of such quarterly accounting period and the related statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, all as filed with PESCO's Form 10-Q for such quarter, and in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by a principal financial officer of PESCO, subject to normal year-end audit adjustments and the absence of footnotes.

                 (ii) Within seventy-five (75) days after the close of the first three (3) quarterly accounting periods in each fiscal year of PESCO (commencing with its quarterly accounting period ending on September 30, 1997), the unconsolidated balance sheet for each of PESCO and the Borrower, as of the end of such quarterly accounting period, and the related statements of income, retained earnings and cash flow for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by a principal financial officer of PESCO, subject to normal year-end audit adjustments and the absence of footnotes.

                 (b) Annual Financial Statements. (i) Within 120 days after the close of each fiscal year of PESCO, the consolidated and consolidating balance sheets of PESCO and its Subsidiaries as at the end of such fiscal year, the related consolidated and consolidating statements of income, and the related consolidated statements of retained earnings and cash flow for such fiscal year, setting forth comparative figures for the preceding fiscal year and in the case of the consolidated financial statements, certified by Deloitte & Touche or such other independent certified public accountants of recognized national standing reasonably acceptable to the Agents, all as filed with PESCO's Form 10-K for such year, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of PESCO and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such consolidated financial statements present fairly, in all material respects, the financial position of PESCO and its Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by such accountant of any material portion of PESCO's or any of its Subsidiary's records. All consolidating financial statements shall be certified by a principal financial officer of PESCO.

                 (ii) Within 120 days after the close of each fiscal year of PESCO, the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year, certified by a principal financial officer of the Borrower, subject to normal year-end audit adjustments and the absence of footnotes.

                 (c) Budgets and Projections. (i) No later than 15 days following approval by the Board of Directors of PESCO, the annual consolidated budget (substantially in the form of its annual consolidated budgets for prior fiscal years) (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by PESCO for each of the twelve months of such fiscal year prepared in detail setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based; and (ii) budgets and projections of PESCO, Holding and the Borrower, and, promptly upon request, such additional information as may from time to time be reasonably requested by either Agent.

                 (d) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 8.01(a) and (b), a certificate of a principal financial officer of PESCO to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall be in substantially the form of Exhibit K hereto and shall set forth in reasonable detail the calculations required to establish whether PESCO and its Subsidiaries were in compliance with the provisions of Sections 4.02, 9.04 and 9.07 through 9.11, inclusive, at the end of such fiscal quarter or year, as the case may be.

                 (e) Notice of Default or Litigation. Promptly upon, and in any event within three Business Days after, an officer of PESCO or a chief financial officer of any other Credit Party obtains actual knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default and/or (ii) any litigation or governmental investigation or proceeding pending (x) against PESCO or any of its Subsidiaries which could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of PESCO or the Borrower and its Subsidiaries taken as a whole, (y) with respect to any material Funded Debt of PESCO or any of its Subsidiaries or (z) with respect to any Credit Document.

                 (f) Other Reports and Filings. Within 10 Business Days after the filing or delivery thereof, copies of all reports on Forms 10-K, 10-Q and 8-K, all proxy materials, if any, and any other material documents which PESCO or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the "SEC").

                 (g) Environmental Matters. Promptly after an officer of PESCO or a senior operating officer of any other Credit Party obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of PESCO and its Subsidiaries taken as a whole:

                          (i) any pending or threatened Environmental Claim against PESCO or any of its Subsidiaries or any Real Property owned or operated by PESCO or any of its Subsidiaries;

                         (ii) any condition or occurrence on or arising from any Real Property owned or operated by PESCO or any of its Subsidiaries that (a) results in noncompliance by PESCO or any of its Subsidiaries with any applicable Environmental Law or (b) could be expected to form the basis of an Environmental Claim against PESCO or any of its Subsidiaries or any such Real Property;

                        (iii) any condition or occurrence on any Real Property owned or operated by PESCO or any of its Subsidiaries that could be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by PESCO or any of its Subsidiaries of such Real Property under any Environmental Law; and

                         (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by PESCO or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided, that in any event PESCO shall deliver to each Bank all notices received by PESCO or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA which identify PESCO or any of its Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify PESCO or any of its Subsidiaries of potential liability under CERCLA.

                  All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and PESCO's or such Subsidiary's response thereto.

                  (h) Annual Meetings with Banks. At a date to be mutually agreed upon between the Administrative Agent and the Borrower occurring on or prior to the 150th day after the close of each fiscal year of the Borrower, the Borrower shall, at the request of either Agent, hold a meeting with all of the Banks at which meeting shall be reviewed the financial results of the Borrower and its Subsidiaries for the previous fiscal year and the budgets presented for the current fiscal year of the Borrower.

                  (i) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to PESCO or any of its Subsidiaries as either Agent may reasonably request.

                  8.02 Books, Records and Inspections. PESCO will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Subject to such limitations or restrictions as may be imposed by governmental bodies, domestic or foreign, or applicable health and safety regulations or requirements or any of PESCO's or its Subsidiary's customers, PESCO will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Agents or any Bank (who shall comply with such Person's safety rules and regulations applicable in the ordinary course of business to each specific location and at their own cost) to visit and inspect, under guidance of officers of PESCO or such Subsidiary, any of the properties of PESCO or such Subsidiary, and to examine the books of account of PESCO or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as the Agents or such Bank may reasonably request.

                  8.03 Maintenance of Property; Insurance. PESCO will, and will cause each of its Subsidiaries to, (i) keep all property necessary to the business of PESCO and its Subsidiaries in reasonably good working order and condition, ordinary wear and tear excepted, (ii) maintain insurance with responsible insurance companies on all such property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties in the same general areas in which PESCO or any of its Subsidiaries operates, and
(iii) furnish to the Administrative Agent or any Bank, upon written request, full information as to the insurance carried. If, after the occurrence of any Default or Event of Default, PESCO or any of its Subsidiaries shall fail to insure its property in accordance with this Section 8.03, the Administrative Agent shall have the right (but shall be under no obligation), upon prior written notice to the Borrower, to procure such insurance and the Borrower agrees to reimburse the Administrative Agent for all costs and expenses of procuring such insurance.

                  8.04 Corporate Franchises. PESCO will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 8.04 shall prevent (i) sales of assets and other transactions by PESCO or any of its Subsidiaries in accordance with Section 9.02 or (ii) the withdrawal by PESCO or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of PESCO and its Subsidiaries taken as a whole.

                  8.05 Compliance with Statutes, etc. PESCO will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances (x) as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of PESCO or the Borrower and its Subsidiaries taken as a whole or (y) as are being contested in good faith by PESCO or such Subsidiary through appropriate proceedings which are being diligently prosecuted.

                  8.06 Compliance with Environmental Laws. PESCO will, and will cause each of its Subsidiaries to, comply with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by PESCO or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. Neither PESCO nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by PESCO or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, Released or disposed of at any such Real Properties in compliance in all material respects with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of the business or operations of PESCO or any of its Subsidiaries. Notwithstanding anything to the contrary contained herein, it will not be a violation of this covenant if any noncompliance (x) would not, individually or in the aggregate, reasonably be expected to have a material adverse affect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of PESCO or the Borrower and its Subsidiaries taken as a whole or (y) is being contested in good faith by PESCO or such Subsidiary through appropriate proceedings which are being diligently prosecuted.

                  8.07 ERISA. As soon as possible and, in any event, within ten (10) days after PESCO, any Subsidiary of PESCO or any ERISA Affiliate knows of the occurrence of any of the following, PESCO will deliver to each of the Banks a certificate of the Chief Financial Officer of PESCO setting forth the full details as to such occurrence and the action, if any, that PESCO, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by PESCO, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that PESCO has previously delivered to the Banks a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63,
 .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be reasonably expected to be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be reasonably expected to be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to
Section 515 of ERISA to collect a delinquent contribution to a Plan; that PESCO, any Subsidiary of PESCO or any ERISA Affiliate will or may incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that PESCO or any Subsidiary of PESCO may be reasonably expected to incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. Upon the request of the Administrative Agent, PESCO will deliver to each of the Banks (i) a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, and any notices that could reasonably be expected to result in any material liability received by PESCO, any Subsidiary of PESCO or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Banks no later than ten (10) days after the date or such records, documents and/or information has been furnished to the PBGC or such notice has been received by PESCO, the Subsidiary or the ERISA Affiliate, as applicable.

                  8.08  End of Fiscal Years; Fiscal Quarters.  PESCO will cause
(i) its fiscal year to end on December 31, and (ii) its fiscal quarters to end on March 31, June 30, September 30 and December 31.

                  8.09 Performance of Obligations. PESCO will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of PESCO or the Borrower and its Subsidiaries taken as a whole.

                  8.10 Payment of Taxes. PESCO will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 9.01(i); provided, that neither PESCO nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

                  8.11 Foreign Subsidiaries Guaranty, etc. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for PESCO reasonably acceptable to the Agents does not within 30 days after a request from either Agent deliver evidence, in form and substance mutually satisfactory to the Agents and PESCO, with respect to any Foreign Subsidiary of PESCO which has not already had all of its stock pledged pursuant to the Pledge Agreement that (i) a pledge of 66 2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, and (ii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiaries Guaranty, in any such case could reasonably be expected to cause (I) the undistributed earnings of such Foreign Subsidiary as determined for federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for federal income tax purposes or (II) other material adverse federal income tax consequences to the Credit Parties, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock owned by any Credit Party and not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Administrative Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall execute and deliver (x) the Subsidiaries Guaranty (or another guaranty in substantially similar form if needed), guaranteeing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement and (y) the Pledge Agreement (or another pledge agreement in substantially similar form if needed) securing such Foreign Subsidiaries' obligations under the Subsidiaries Guaranty, in each case to the extent that the entering into the Subsidiaries Guaranty and Pledge Agreement is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 8.11 to be in form and substance reasonably satisfactory to the Agents.

                  8.12 Margin Stock. PESCO will, and will cause each of the Pledgors to, take any and all actions as may be required to ensure that no capital stock pledged, or required to be pledged, pursuant to the Pledge Agreement shall constitute Margin Stock.

                  8.13 Post-Closing Actions. PESCO will, and will cause each of its Subsidiaries to, take the following actions:

                  (a) within 60 days following the Effective Date, file, or cause to be filed, any and all termination statements or other appropriate filings to terminate all Liens (i) in favor of The Hongkong and Shanghai Banking Corporation Limited with respect to Rig #488 and 489 and (ii) in favor of the Lenders party to the NationsBank Credit Agreement with respect to Rig #453; and

                  (b) within 30 days following the Effective Date, cause notices of cancellation and applications for replacements to be executed and delivered to the beneficiaries thereof with respect to the letters of credit specified in Schedule IV issued by NationsBank of Texas, N.A.


                  SECTION 9. Negative Covenants. PESCO, Holding and the Borrower hereby covenant and agree that on and after the Effective Date and until the Total Revolving Loan Commitment and all Letters of Credit have terminated and the Revolving Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

                  9.01 Liens. PESCO will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of PESCO or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to PESCO or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

                 (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or not yet delinquent and payable without any penalty of any kind or character or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

                (ii) Liens in respect of property or assets of PESCO or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Funded Debt for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of PESCO's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of PESCO or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

               (iii) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule V, but only to the respective date, if any, set forth in such Schedule V for the removal, replacement and termination of any such Liens, without giving effect to any extension or renewal thereof;

                (iv)      Liens created pursuant to the Pledge Agreement;

                 (v) Liens upon assets of PESCO or any of its Subsidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 9.04(iii), provided that (x) such Liens only serve to secure the payment of Funded Debt arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of PESCO or any Subsidiary of PESCO;

                (vi) Liens placed upon assets used in the ordinary course of business of PESCO or any of its Subsidiaries at the time of the acquisition thereof by PESCO or any such Subsidiary or within 90 days thereafter to secure Funded Debt incurred to pay all or a portion of the purchase price thereof or to secure Funded Debt incurred solely for the purpose of financing the acquisition of any such assets or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount of Funded Debt, provided that (x) such Funded Debt is permitted in Section 9.04 and (y) in all events, the Lien encumbering the assets so acquired does not encumber any other asset of PESCO or such Subsidiary;

               (vii) easements, rights-of-way, zoning and other restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Funded Debt and not materially interfering with the conduct of the business of PESCO or any of its Subsidiaries;

              (viii) Liens arising from precautionary UCC financing statement filings regarding operating leases;

                (ix) Liens arising out of the existence of judgments or awards in respect of which PESCO or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of any cash and the fair market value of any property subject to such Liens do not exceed $500,000 at any time outstanding;

                 (x) statutory and common law landlords' liens under leases to which PESCO or any of its Subsidiaries is a party;

                (xi) Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits;

               (xii) Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), provided that the aggregate outstanding amount of obligations secured by Liens permitted by this clause (xii) (and the value of all cash and property encumbered by Liens permitted pursuant to this clause (xii)) shall not at any time exceed $2,000,000;

              (xiii) Liens on property or assets acquired pursuant to a Permitted Acquisition or Identified Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition or Identified Acquisition, to the extent permitted pursuant to Section 9.02(viii) or (ix);

               (xiv)      Liens in favor of any Credit Party; and

                (xv) Liens placed upon assets of any Subsidiary which is a Foreign Subsidiary to secure Funded Debt incurred by such Subsidiary, provided that the aggregate amount of any Funded Debt secured by such Liens shall not exceed $2,500,000 in the aggregate at any one time.

                 9.02 Consolidation, Merger, Purchase or Sale of Assets, etc. PESCO will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

                  (i) PESCO and its Subsidiaries may make sales of inventory in the ordinary course of business;

                 (ii) PESCO and its Subsidiaries may sell obsolete or worn-out equipment or materials, in the ordinary course of business;

                (iii) PESCO and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

                 (iv) PESCO and its Subsidiaries may sell other assets which do not constitute Material Asset Sales in the ordinary course of business so long as the gross proceeds generated from all such asset sales in any fiscal year of PESCO do not to exceed $3,000,000;

                  (v) PESCO and its Subsidiaries may make Material Asset Sales, so long as (i) no Default or no Event of Default then exists or would result therefrom, (ii) each such sale is in an arm's-length transaction and PESCO or the respective Subsidiary receives at least fair market value (as determined in good faith by PESCO or such Subsidiary, as the case may be), (iii) the total consideration received by PESCO or such Subsidiary is at least 90% cash and is paid at the time of the closing of such sale and (iv) the Net Sale Proceeds from any Material Asset Sales are applied as (and to the extent) required by Section 3.03(c) and 4.02(f), provided, however, that if, following the sale of equipment, a replacement is necessary for the operation of the business of PESCO or such Subsidiary, PESCO or such Subsidiary shall promptly replace the sold equipment with adequate replacement equipment;

                 (vi)     Investments may be made to the extent permitted by
         Section 9.05;

                (vii) PESCO and its Subsidiaries may lease (as lessee) real or personal property (so long as any such lease does not create a Capitalized Lease Obligation except to the extent permitted by Section 9.04(iii));

               (viii) the Borrower and its Wholly-Owned Subsidiaries may consummate the Identified Acquisitions so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each of the representations and warranties contained in Section 7 shall be true and correct in all material respects both before and after giving effect to such Identified Acquisition, and (iii) any Liens or Funded Debt assumed or issued in connection with such acquisition shall be issued or assumed only by the Borrower and shall otherwise be on terms and conditions satisfactory to each Agent;

                 (ix) the Borrower and its Wholly-Owned Subsidiaries may consummate a Permitted Acquisition, so long as (i) the Person acquired (or whose assets were acquired) was, immediately prior to such acquisition, engaged primarily in the Business or such assets constitute Equipment, (ii) no Default or Event of Default then exists or would result therefrom, (iii) each of the representations and warranties contained in Section 7 shall be true and correct in all material respects both before and after giving effect to such Permitted Acquisition, (iv) any Liens or Funded Debt assumed or issued in connection with such acquisition shall be issued or assumed only by the Borrower and shall otherwise be on terms and conditions satisfactory to each Agent, (v) on or prior to the Applicable Notice Time, the Borrower shall deliver to each Agent and each of the Banks a certificate of a principal financial officer of the Borrower substantially in the form of Exhibit L hereto certifying (and showing the calculations therefor in reasonable detail) that the Pro Forma Leverage Ratio shall not exceed the Applicable Pro Forma Leverage Ratio at such time and (vi) each of the Documentation Agent and the Administrative Agent shall have determined, in their reasonable good faith judgment, that the pro forma cash flow of such Business or Equipment after giving effect to such Permitted Acquisition will be positive; provided, however, that this clause (vi) shall not apply to any acquisition of rigs with no associated contract revenue;

                  (x) PESCO or its Subsidiaries may grant leases or subleases to other Persons not materially interfering with the conduct of the business of PESCO or any of its Subsidiaries;

                 (xi) PESCO, Holding and any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower so long as the Borrower is the surviving corporation of such merger or consolidation;

                (xii) any Subsidiary of the Borrower may be merged or consolidated with or into any other Subsidiary of the Borrower so long as (i) in the case of any such merger or consolidation involving a Subsidiary Guarantor, the Subsidiary Guarantor is the surviving corporation of such merger or consolidation and (ii) in the case of any such merger consolidation involving a Wholly-Owned Subsidiary of the Borrower, the Wholly-Owned Subsidiary is the surviving corporation of such merger or consolidation;

               (xiii) PESCO and any of its Subsidiaries may transfer assets between or among themselves in the ordinary course of business; and

                (xiv) Holding may dissolve and liquidate, so long as all of its assets and liabilities are distributed to and assumed by PESCO, and any Wholly-Owned Subsidiary of the Borrower may dissolve and liquidate, so long as all of the assets and liabilities of such Wholly-Owned Subsidiary are distributed to and assumed by the Borrower.

To the extent the Required Banks waive the provisions of this Section 9.02 with respect to the sale of any Pledge Agreement Collateral, or any Pledge Agreement Collateral is sold as permitted by this Section 9.02 (other than to PESCO or a Subsidiary thereof), such Pledge Agreement Collateral shall be sold free and clear of the Liens created by the Pledge Agreement and the Administrative Agent and the Pledgee shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

                 9.03 Dividends. PESCO will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to PESCO or any of its Subsidiaries, except that:

                  (i) any Subsidiary (including any Excluded Subsidiary) of the Borrower may pay cash Dividends to the Borrower or to any Subsidiary of the Borrower;

                 (ii) any non-Wholly-Owned Subsidiary of PESCO may pay cash Dividends to its shareholders generally so long as PESCO or its respective Subsidiary which owns the equity interest in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the equity interest in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests of such Subsidiary);

                (iii) Holding may pay cash Dividends to PESCO so long as the proceeds thereof are promptly used by PESCO to pay the currently due state and local taxes payable by PESCO and the reasonable expenses of preparing returns reflecting such taxes; and

                 (iv) the Borrower may pay cash Dividends to Holding to permit Holding to pay, and to pay amounts to PESCO to permit PESCO to pay, then currently due state and local taxes payable by Holding and/or PESCO and the reasonable expenses of preparing returns reflecting such taxes.

                 9.04 Funded Debt. PESCO will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Funded Debt, except:

                  (i) Funded Debt incurred pursuant to this Agreement and the other Credit Documents;

                 (ii) Existing Indebtedness outstanding on the Effective Date and listed on Schedule IV, without giving effect to any subsequent extension, renewal or refinancing thereof;

                (iii) Funded Debt of the Borrower and its Subsidiaries evidenced by Capitalized Lease Obligations and purchase money Funded Debt subject to Liens permitted under Section 9.01(vi), provided that in no event shall the sum of (I) the aggregate principal amount of all Capitalized Lease Obligations and (II) the aggregate principal amount of all purchase money Funded Debt exceed $2,000,000 at any time outstanding;

                 (iv) intercompany Funded Debt among PESCO and its Subsidiaries to the extent permitted by Sections 9.05(viii) and
         (xiii);

                  (v) Funded Debt consisting of guaranties by PESCO and its Subsidiaries of (x) Funded Debt of Excluded Subsidiaries in an aggregate principal amount not to exceed $5,000,000 outstanding at any one time and (y) other Funded Debt of the Borrower and its Subsidiaries otherwise permitted to be incurred under this Section 9.04;

                 (vi) Funded Debt under Interest Rate Protection Agreements and Other Hedging Agreements providing protection against fluctuations in currency values in connection with PESCO's or any of its Subsidiaries' operations so long as management of PESCO or such Subsidiary, as the case may be, has determined that the entering into of such Interest Rate Protection Agreements or Other Hedging Agreements are bona fide hedging activities and are not for speculative purposes;

                (vii) additional unsecured Funded Debt of PESCO, Holding or the Borrower issued on a subordinated basis ("Permitted Subordinated Indebtedness") so long as all of the terms and conditions (and the documentation) in connection therewith (including, without limitation, the amortization, maturity, interest rates, limitations on cash interest payable, covenants, defaults, remedies, sinking fund provisions, subordination provisions and other terms) and the purchasers or lenders thereof shall be satisfactory to the Required Banks;

               (viii) the Borrower may assume Funded Debt of a Subsidiary pursuant to a Permitted Acquisition or Identified Acquisition (or the Borrower may assume Funded Debt at the time of a Permitted Acquisition or Identified Acquisition of an asset securing such Funded Debt), to the extent permitted in connection with a Permitted Acquisition;

                 (ix) additional Funded Debt constituting overdraft lines of PESCO and its Subsidiaries in an aggregate principal amount not to exceed $5,000,000.00 at any one time outstanding (calculated so as to not include both the overdraft line and any related guaranty); and

                  (x) in addition to all other Funded Debt permitted pursuant to this Section 9.04, additional unsecured Funded Debt incurred by PESCO and its Subsidiaries in an aggregate principal amount not to exceed $2,000,000.00 at any one time outstanding.

                     9.05 Advances, Investments and Loans. PESCO will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

                  (i) PESCO and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of their business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Subsidiary;

                 (ii) PESCO and its Subsidiaries may acquire and hold cash and Cash Equivalents;

                (iii) PESCO and its Subsidiaries may hold the Investments held by them, and maintain the Intercompany Loans outstanding, on the Effective Date and described on Schedule VI, provided that any additional Investments made with respect thereto or any extensions or renewals of any Intercompany Loans shall be permitted only if independently justified under the other provisions of this Section 9.05;

                 (iv) PESCO and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (v) PESCO and its Subsidiaries may make loans and advances in the ordinary course of business to their respective officers, directors and employees so long as the principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $25,000 for any one officer, director or employee and shall not exceed in the aggregate $500,000 at any one time;

                 (vi) PESCO may acquire and hold obligations of one or more officers or other employees of PESCO or any of its Subsidiaries in connection with such officers' or employees' acquisition of shares of common stock of PESCO so long as no cash is paid by PESCO or any of its Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

                (vii) PESCO and its Subsidiaries may enter into Interest Rate Protection Agreements and Other Hedging Agreements to the extent permitted by Section 9.04(vi);

               (viii) PESCO and its Subsidiaries may make intercompany loans and advances between or among one another (collectively, "Intercompany Loans"), so long as (i) each Intercompany Loan made to a Foreign Subsidiary shall only be made by the Borrower and shall be evidenced by an Intercompany Note that is pledged to the Collateral Agent pursuant to the Pledge Agreement, provided that (x) Intercompany Loans to Foreign Subsidiaries (other than Pool International (Malaysia) Sdn. Bhd.) which are outstanding on the Effective Date as set forth in Schedule VI shall not be subject to this requirement and
         (y) any advances which represent charges to a Subsidiary for Trade Advances shall not be subject to this requirement, so long as the aggregate amount of all such Trade Advances not evidenced by an Intercompany Note at any one time outstanding shall not exceed $2,000,000, and (ii) the aggregate outstanding principal amount of all Intercompany Loans made by the Credit Parties to Foreign Subsidiaries, in addition to those described on Schedule VI and in addition to those described in Section 9.05(xiii), shall not exceed $15,000,000 at any time outstanding (determined without regard to any write-downs or write-offs of such Intercompany Loans);

                 (ix) PESCO may make equity contributions to the capital of Holding, Holding may make equity contributions to the capital of the Borrower, the Borrower may make equity contributions to the capital of the Subsidiary Guarantors and the

         Subsidiary Guarantors may make equity contributions to the capital of their respective Subsidiaries which are Subsidiary Guarantors;

                  (x) PESCO, Holding, the Borrower and the Subsidiary Guarantors may make equity contributions to the capital of Subsidiaries of PESCO which are not Subsidiary Guarantors and to Excluded Subsidiaries (i) for the purpose of enabling Wholly-Owned Subsidiaries to consummate Permitted Acquisitions or (ii) for any other purpose, so long as the aggregate outstanding amount of all such equity contributions for such other purposes, in addition to the amounts described as "shareholder advances (treated as equity for accounting purposes)" on Schedule VI, does not exceed the sum of $5,000,000 and the aggregate sum of all cash distributions received by PESCO, Holding, the Borrower and the Subsidiary Guarantors after the Effective Date from Excluded Subsidiaries and Subsidiaries of PESCO which are not Subsidiary Guarantors;

                 (xi) Permitted Acquisitions and Identified Acquisitions shall be permitted pursuant to Section 9.02(viii) and Section 9.02(ix), respectively;

                (xii) PESCO and its Subsidiaries may acquire and hold promissory notes issued by the purchaser of assets in connection with a sale of such assets to the extent permitted by Sections 9.02(v);

               (xiii) PESCO and the Subsidiary Guarantors may make additional Intercompany Loans (A) to other Subsidiary Guarantors for the purpose of enabling such Subsidiary Guarantor to consummate the Refinancing, Permitted Acquisitions or Identified Acquisitions and (B) to Foreign Subsidiaries for the purpose of enabling such Foreign Subsidiary to consummate the Refinancing, Permitted Acquisitions or Identified Acquisitions so long as each such Intercompany Loan to a Foreign Subsidiary shall be made only by the Borrower and shall be evidenced by an Intercompany Note that is pledged to the Collateral Agent pursuant to the Pledge Agreement;

                (xiv) PESCO and its Subsidiaries may hold receivables owing to any of them in the ordinary course of business with respect to insurance claims; and

                 (xv) in addition to all other Investments and advances permitted by this Section 9.05, PESCO and its Subsidiaries may make additional Investments in an aggregate amount outstanding at any time not to exceed $2,000,000.00.

                 9.06 Transactions with Affiliates. PESCO will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of PESCO or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to PESCO or such Subsidiary as would reasonably be obtained by PESCO or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that the following in any event shall be permitted:

                  (i)     Dividends may be paid to the extent provided in
         Section 9.03;

                 (ii) loans may be made and other transactions may be entered into by PESCO and its Subsidiaries to the extent permitted by Sections 9.04 and 9.05;

                (iii) customary fees may be paid to non-officer directors of PESCO and its Subsidiaries; and

                 (iv) transactions between or among PESCO and its Subsidiaries (including Excluded Subsidiaries) to the extent that such transactions are otherwise permitted under this Agreement.

                 9.07 Consolidated Interest Coverage Ratio. None of the Parties will permit the Consolidated Interest Coverage Ratio for any Test Period to be less than 3.00:1.00.

                 9.08 Fixed Charge Coverage Ratio. None of the Parties will permit the Fixed Charge Coverage Ratio for any Test Period up to and ending on the last day of a fiscal quarter of PESCO set forth below to be less than the ratio set forth opposite such fiscal quarter below:

                       Fiscal Quarter Ending             Ratio
                       ---------------------             -----
                       March 31, 1998                    1.25:1.00

                       September 30, 1998                1.40:1.00

                       March 31, 1999                    1.55:1.00

                       June 30, 1999 and                 1.75:1.00
                       the last day of each
                       fiscal quarter
                       thereafter

                 9.09 Maximum Leverage Ratio. None of the Parties will permit the Leverage Ratio at any time to be greater than 3.25:1.00.

                 9.10 Maximum Debt-to-Total Capital Ratio. None of the Parties will permit the ratio of Consolidated Funded Debt to Total Capital at the end of any fiscal quarter of PESCO to be greater than 0.45:1.00.

                 9.11 Minimum Consolidated Net Worth. None of the Parties will permit the Consolidated Net Worth of PESCO and its Subsidiaries (plus net income of Excluded Subsidiaries (after giving effect to deductions for interests held by Persons other than PESCO and its Subsidiaries)) at any time to be less than $175,000,000, plus (x) 50% of the cumulative Consolidated Net Income for the period from July 1, 1997 until December 31, 1997 and for each fiscal year thereafter (without reduction to the extent Consolidated Net Income for any such fiscal year is negative), and (y) 50% of the cash proceeds (net of underwriting discounts and commissions and other reasonable transaction costs associated therewith) received by PESCO or any of its Subsidiaries for of any sale of equity on or after July 1, 1997.

                 9.12 Limitation on Modifications of Certificate of Incorporation and By-Laws; Limitation on Voluntary Payments and Modifications of Funded Debt. (a) PESCO will not, and will not permit any of its Subsidiaries to, amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate of designation) or by-laws (or the equivalent organizational documents) unless such amendment, modification or change could not be adverse to the interests of the Banks.

                 (b) PESCO will not, and will not permit any of its Subsidiaries to:

                   (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due) any Existing Indebtedness; provided that, to the extent the Borrower and the holders of the DA&S Subordinated Notes enter into arrangements for the defeasance of the DA&S Subordinated Notes, the Borrower may deposit money or securities with an escrow agent or other Person prior to the date payment is due under the DA&S Subordinated Notes in accordance with such arrangements so long as (x) no Default or Event of Default is then in existence, and (y) concurrently with the making of such deposit, (1) the Borrower is unconditionally released from its obligations with respect to the DA&S Subordinated Notes, and (2) any and all Liens held by the holders of the DA&S Subordinated Notes (or their representative) are unconditionally released, in each case in a manner satisfactory to each of the Agents;

                  (ii) amend or modify, or permit the amendment or modification of, any provision of any Hillman Subordinated Debt Document or DA&S Subordinated Debt Document.

                 9.13 Limitation on Certain Restrictions on Subsidiaries. PESCO will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by PESCO or any Subsidiary of PESCO, or pay any Funded Debt owed to PESCO or any Subsidiary of PESCO, (b) make loans or advances to PESCO or any Subsidiary of PESCO or (c) transfer any of its properties or assets to PESCO or any Subsidiary of PESCO, except for such encumbrances or restrictions existing under or by reason of (i) applicable law,
(ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of PESCO or any Subsidiary of PESCO, (v) customary provisions restricting assignment of any licensing agreement entered into by PESCO or any Subsidiary of PESCO in the ordinary course of business and (vi) restrictions on the transfer of any asset subject to a Lien permitted by Sections 9.01 (vi).

                 9.14 Limitation on Issuance of Capital Stock. PESCO will not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and issuances which do not decrease the percentage ownership of PESCO or any of its Subsidiaries in any class of the capital stock of such Subsidiary, (iii) to qualify directors to the extent required by applicable law or (iv) for issuances by newly created or acquired Subsidiaries in accordance with the terms of this Agreement, provided that if the stock of the respective Subsidiary is pledged pursuant to the Pledge Agreement, then any shares issued pursuant to the proceeding clauses shall be delivered directly to the Collateral Agent for pledge pursuant to the Pledge Agreement.

                 9.15 Business. (a) PESCO and its Subsidiaries will not engage in any businesses other than the businesses engaged in by PESCO and its Subsidiaries as of the Effective Date and activities directly related thereto, and similar or related businesses.

                 (b) No Inactive Subsidiary shall conduct any business or possess any material amount of assets or liabilities, except as disclosed in the financial statements delivered pursuant to Section 7.05(a).

                 9.16 Limitation on Creation of Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, PESCO will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Effective Date any Subsidiary, provided that the Borrower and its Wholly-Owned Subsidiaries shall be permitted to establish or create Wholly-Owned Subsidiaries so long as (i) the capital stock or other equity interests of each such new Wholly-Owned Subsidiary (to the extent owned by a Credit Party) is pledged pursuant to, and to the extent required by, the Pledge Agreement, (ii) each such new Wholly-Owned Subsidiary (other than a Foreign Subsidiary except to the extent required pursuant to Section 8.11) executes a counterpart of the Subsidiaries Guaranty and the Pledge Agreement, and (iii) each such new Wholly-Owned Subsidiary (other than a Foreign Subsidiary except to the extent required pursuant to Section 8.11) executes and delivers, or causes to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new Wholly-

Owned Subsidiary would have had to deliver if such new Wholly-Owned Subsidiary were a Credit Party on the Effective Date.

                 9.17 Senior Debt. PESCO will not, and will not permit any of its Subsidiaries to, designate any Funded Debt (other than the Obligations) as "Senior Debt" for purposes of, and as defined in, each of the Hillman Deferred Payment Agreements and the Hillman Subordinated Notes and the DA&S Stock Purchase Agreement and the DA&S Subordinated Notes.


                 SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

                 10.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Revolving Loan or any Note or (ii) default, and such default shall continue unremedied for two or more Business Days, in the payment when due of any interest on any Revolving Loan or Note, any Unpaid Drawing or any Fees or any other amounts owing hereunder or thereunder; or

                 10.02 Representations, etc. Any representation, warranty or statement made (or deemed made) by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Agents or any Bank pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                 10.03 Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.01(e)(i) or Section 9 (other than any default under clause (vi) of Section 9.01, clause (iv) of Section 9.02 and clause (iii) of
Section 9.04 which occurs solely as a result of a permitted transaction or transactions exceeding the dollar limitations set forth therein and other than a default under Section 9.17) or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document (other than those set forth in Sections
10.01 and 10.02) and such default shall continue unremedied for a period of 30 days after written notice thereof to the defaulting party by the Agents or the Required Banks; or

                 10.04 Default Under Other Agreements. (i) PESCO or any of its Subsidiaries shall (x) default in any payment of any Funded Debt (other than the Notes) beyond the period of grace, if any, provided in the instrument or agreement under which such Funded Debt was created or (y) default in the observance or performance of any agreement or condition relating to any Funded Debt (other than the Notes) or contained in any instrument or agreement evidencing, securing or relating thereto, beyond the applicable grace period or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Funded Debt (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Funded Debt to become due prior to its stated maturity, or
(ii) any Funded Debt (other than the Notes) of PESCO or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this Section 10.04 unless the aggregate principal amount of all Funded Debt as described in preceding clauses (i) and (ii) is at least $5,000,000; or

                 10.05 Bankruptcy, etc. PESCO or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against PESCO or any of its Subsidiaries, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of PESCO or any of its Subsidiaries, or PESCO or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to PESCO or any of its Subsidiaries, or there is commenced against PESCO or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or PESCO or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or PESCO or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or PESCO or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by PESCO or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

                 10.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, PESCO or any Subsidiary of PESCO or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064,
4069, 4201,

4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or PESCO or any Subsidiary of PESCO has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, has had, or could reasonably be expected to have, a material adverse effect on the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of PESCO and its Subsidiaries taken as a whole; or

                 10.07 Pledge Agreement. At any time after the execution and delivery thereof, the Pledge Agreement shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby and in each such case the Pledgors shall fail to promptly take any and all steps requested by the Agents to remedy such situation; or

                 10.08 Guaranties. The Guaranties or any material provision thereof shall cease to be in full force or effect as to any Guarantor, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under any Guaranty or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Guaranty and such Guarantor shall fail to promptly take any and all steps requested by the Agents to remedy such default; or

                 10.09 Judgments. One or more judgments or decrees shall be entered against PESCO or any Subsidiary of PESCO involving in the aggregate for PESCO and its Subsidiaries a liability (not paid or fully covered (other than the deductible maintained with respect thereto) by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments equals or exceeds $1,000,000; or

                 10.10  Change of Control.  A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided, that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Revolving Loan Commitment terminated, whereupon the Revolving Loan Commitment of each Bank shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Revolving Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Administrative Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Administrative Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Administrative Agent, all Liens, rights and remedies created pursuant to the Pledge Agreement; and (vi) apply any cash collateral held by the Administrative Agent pursuant to Section 4.02 to the repayment of the Obligations.


                 SECTION 11.  Definitions and Accounting Terms.

                 11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                 "Administrative Agent" shall mean Credit Lyonnais, in its capacity as Administrative Agent for the Banks hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

                 "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

                 "Agent" shall mean and include the Administrative Agent and the Documentation Agent.

                 "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended, renewed, refinanced or replaced from time to time.

                 "Applicable Base Rate Margin" shall mean the percentage per annum determined by reference to the Leverage Ratio in effect from time to time, all as set forth below, it being understood and agreed that for purposes of determining Applicable Base Rate Margin (i) the Leverage Ratio for a particular Test Period shall be effective from the first day of the calendar quarter immediately succeeding the day on which the financial statements relating to such Test Period are delivered pursuant to Section 5.12, 8.01(a) or 8.01(b), as the case may be, until the first day of the calendar quarter immediately succeeding the day on which the financial statements relating to the immediately succeeding Test Period are so delivered and (ii) in the event financial statements for a particular Test Period are not delivered on or prior to the date required pursuant to Section 5.12, 8.01(a) or 8.01(b), as the case may be, the Leverage Ratio for such Test Period shall be deemed to be 3.00:

         Leverage Ratio                    Applicable Base Rate Margin
         --------------                    ---------------------------
              Greater than or equal to 3.00          0.50%
              Less than 3.00                            0

                 "Applicable Eurodollar Rate Margin" shall mean the percentage per annum determined by reference to the Leverage Ratio in effect from time to time, all as set forth below, it being understood and agreed (i) that at no time prior to the first anniversary of the Effective Date shall the Applicable Eurodollar Rate Margin be less than 1.50%, (ii) that for purposes of determining Applicable Eurodollar Rate Margin (a) the Leverage Ratio for a particular Test Period shall be effective from the first day of the calendar quarter immediately succeeding the day on which the financial statements relating to such Test Period are delivered pursuant to Section 5.12, 8.01(a) or 8.01(b), as the case may be, until the first day of the calendar quarter immediately succeeding the day on which the financial statements relating to the immediately succeeding Test Period are so delivered, and (b) in the event financial statements are not delivered on or prior to the date required pursuant to Section 5.12, 8.01(a) or 8.01(b), as the case may be, the Leverage Ratio for such Test Period shall be deemed to be 3.00, and (iii) that for purposes of determining the interest payable with respect to a Eurodollar Loan, the Applicable Eurodollar Rate Margin for the Interest Period for such Eurodollar Loan shall be the Applicable Eurodollar Rate Margin in effect on the first day of such Interest Period, notwithstanding whether the Applicable Eurodollar Rate Margin changes during such Interest Period:

         Leverage Ratio           Applicable Eurodollar Rate Margin
         --------------           ---------------------------------
         Greater than or equal to 3.00         1.75%
         Greater than or equal to 2.50         1.50
         Less than 2.50                        1.00

                 "Applicable Notice Time" shall mean (i) in the case of a Permitted Acquisition which consists of an acquisition of all or substantially all of the assets of any Person, an acquisition of the capital stock of any Person or the acquisition of any Equipment of any Person, at least 10 Business Days prior to the consummation of such Permitted Acquisition, (ii) in the case of a Permitted Acquisition which consists of the construction, renovation or refurbishment of Equipment pursuant to a contract, agreement or undertaking with a Person other than PESCO or its Subsidiaries, the date which is the earlier of (x) 10 Business Days following the entering into of such contract, agreement or undertaking and (y) at least ten Business Days prior to the first payment by PESCO or its Subsidiaries under such contract, agreement or undertaking and (iii) in the case of a Permitted Acquisition which consists of the construction, renovation or refurbishment of Equipment by PESCO or its Subsidiaries, the date which is the earlier of (x) 10 Business Days following the commencement of a substantial portion of such construction, renovation or refurbishment and (y) at least 10 Business Days prior to the incurrence, issuance or assumption of any Funded Debt in connection therewith.

                 "Applicable Pro Forma Leverage Ratio" shall mean (x) 3.00:1.00 with respect to any Permitted Acquisition consummated prior to the time that the aggregate cash consideration (including, without limitation, the then present value of any earn-out, non-compete or deferred compensation arrangements and the aggregate principal amount of Funded Debt assumed in connection therewith) paid or to be paid in connection with such Permitted Acquisition, together with the aggregate cash consideration paid in connection with all Permitted Acquisitions consummated prior to such time, is equal to or less than $50,000,000, and (y) 2.50:1.00 with respect to any Permitted Acquisition consummated subsequent to the time that the aggregate cash consideration (including, without limitation, any earn-out, non-compete or deferred compensation arrangements and the aggregate principal amount of Funded Debt assumed in connection therewith) paid or to be paid in connection with such Permitted Acquisition, together with the aggregate cash consideration paid in connection with all Permitted Acquisitions consummated prior to such time, exceeds $50,000,000.

                 "Arranger" shall have the meaning provided in the first paragraph hereof.

                 "Asset Sale" shall mean any sale, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person (including by-way-of redemption by such Person) other than to the Borrower or a Wholly-Owned Subsidiary of the Borrower of any asset (including, without limitation, any capital stock or other securities of, or equity interests in, another Person) other than sales of assets pursuant to Sections 9.02(i), (ii),
(iii), (iv), (x) and (xiii).

                 "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit I (appropriately completed).

                 "Bank" shall mean each financial institution listed on
Schedule I, as well as any Person which becomes a "Bank" hereunder pursuant to
Section 1.12 or 15.04(b).

                 "Bank Default" shall mean (i) the refusal (which has not been retracted) or the failure of a Bank to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Bank having notified in writing the Borrower and/or the Administrative Agent that such Bank does not intend to comply with its obligations under Section 1.01 or 2, in the case of either clause (i) or (ii) as a result of any takeover or control (including, without limitation, as a result of the occurrence of any event of the type described in Section 10.05 with respect to such Bank) of such Bank by any regulatory authority or agency.

                 "Bankruptcy Code" shall have the meaning provided in Section 10.05.

                 "Base Rate" shall mean, at any time, the higher of (i) the Prime Lending Rate and (ii) 1/2 of 1% in excess of the Federal Funds Rate.

                 "Base Rate Loan" shall mean each Revolving Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                 "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

                 "Borrowing" shall mean the borrowing of one Type of Revolving Loan from all the Banks on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

                 "Business" shall mean the provision of well-servicing, workover, drilling and/or other energy production services, whether on land or offshore.

                 "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City, New York or Houston, Texas, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

                 "Business Plan" shall mean the slide presentation dated August 12, 1997 and the accompanying information memorandum of August, 1997.

                 "Capital Expenditures" shall mean, with respect to any Person, all maintenance expenditures by such Person which should be capitalized in accordance with GAAP, plus rig modifications and enhancements where the individual project cost is not in excess of $750,000 (excluding top drives) but excluding (i) the amount of Capitalized Lease Obligations incurred by such Person and (ii) the amount of any Permitted Acquisitions and Identified Acquisitions.

                 "Capitalized Lease Obligations" shall mean, with respect to any Person, all rental obligations of such Person which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

                 "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) Dollar denominated time deposits and certificates of deposit of the Agents or any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "BBB-" or the equivalent thereof from Standard & Poor's Ratings Services or "Baa1" or the equivalent thereof from Moody's Investors Service, Inc. with maturities of not more than six months from the date of acquisition by such Person, (iii) Dollar denominated time deposits and certificates of deposit of any commercial bank organized under the laws of the United States which are insured by the Federal Deposit Insurance Corporation, (iv) Eurodollar investments with financial institutions (A) having combined capital, surplus and undivided profits of not less than U.S. $100,000,000.00 and (B) with commercial paper rated at least "P-1" or "A" by Moody's Investor Service, Inc. or Standard & Poor's Ratings Services, respectively, or, if any institution does not have a commercial paper rating, a comparable bond rating of at least "A" or "Baa1" by Moody's Investor Service, Inc. or Standard & Poor's Ratings Services, respectively, (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (vi) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than six months after the date of acquisition by such Person, (vii) marketable direct obligations issued by the District of Columbia or any State of the United States or any political subdivision of any such State or any public instrumentality thereof maturing within six months from the date of acquisition and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc. and (viii) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above.

                 "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale or pursuant to a receivable or otherwise, other than (in each case) the portion of such deferred payment constituting interest, but only as and when so received) received by PESCO and/or any of its Subsidiaries from such Asset Sale.

                 "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 et seq.

                 "Change of Control" shall mean, except as permitted by Section 9.02, (i) PESCO shall cease to own directly 100% on a fully diluted basis of the economic and voting interest in Holding's capital stock, (ii) Holding shall cease to own directly 100% on a fully diluted basis of the economic and voting interest in the Borrower's capital stock, (iii) any Person or "group" (within the meaning of Section 13(d) and 14(d) under the Securities Exchange Act, as in effect on the Effective Date), shall (A) have acquired beneficial ownership of 25% or more on a fully diluted basis of the voting and/or economic interest in PESCO's capital stock or (B) obtained the power (whether or not exercised) to elect a majority of the directors of PESCO, Holding or the Borrower or (iv) the Board of Directors of PESCO shall cease to consist of a majority of Continuing Directors.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the "Code" are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                 "Collateral" shall mean the Pledge Agreement Collateral and all cash and Cash Equivalents delivered as collateral pursuant to Section 4.02 or 10.

                 "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Pledge Agreement.

                 "Commitment Commission" shall have the meaning set forth in
Section 3.01.

                 "Consolidated EBIT" shall mean, for any period, Consolidated Net Income for such period, before Consolidated Interest Expense and provision for income taxes for such period and without giving effect (x) to any extraordinary gains or losses and (y) to any gains or losses from sales of assets other than from sales of assets in the ordinary course of business.

                 "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT for such period, adjusted by adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated EBIT for such period, provided that there shall be excluded from the calculation of Consolidated EBITDA lease payments in respect of the San Angelo Lease (net of sublease payments received with respect thereto to the extent not included in Consolidated Net Income) and, provided further, that (i) the net income of any other Person which is not a Subsidiary of PESCO or is accounted for by the equity method of accounting shall be included only to the extent of the payment of dividends or distributions by such other Person to PESCO or a Subsidiary thereof during such period, (ii) Consolidated EBITDA shall be reduced by the amount of equity contributions made after the Effective Date to Excluded Subsidiaries or Subsidiaries of PESCO which are not Subsidiary Guarantors and (iii) the net income of any Subsidiary of PESCO or any Excluded Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Person of its income is not at the time permitted by operation of the terms of its charter or any agreement, instrument or law applicable to such Person.

                 "Consolidated Funded Debt" shall mean, at any time, the principal amount of all Funded Debt of PESCO and its Subsidiaries at such time as determined on a consolidated basis.

                 "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

                 "Consolidated Interest Expense" shall mean, for any period, the total consolidated cash interest expense (including any interest which is capitalized in accordance with FASB 34) of PESCO and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, (x) that portion of Capitalized Lease Obligations of PESCO and its Subsidiaries representing the interest factor for such period and
(y) Letter of Credit Fees payable during such period; provided that the amortization of deferred financing costs with respect to this Agreement shall be excluded from Consolidated Interest Expense to the extent same would otherwise have been included therein.

                 "Consolidated Net Income" shall mean, for any period, the net income (or loss) of PESCO and its Subsidiaries for such period, determined on a consolidated basis (and without giving effect to the net income (or loss) of any of the Excluded Subsidiaries).

                 "Consolidated Net Worth" shall mean, at any time, the Net Worth of PESCO, its Subsidiaries and the Excluded Subsidiaries (without duplication of any investments held by PESCO or its Subsidiaries in such Excluded Subsidiaries) determined on a consolidated basis after appropriate deduction for any minority interests in Subsidiaries and Excluded Subsidiaries, all in accordance with GAAP.

                 "Contingent Obligation" shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Funded Debt, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include (A) endorsements of instruments for deposit or collection in the ordinary course of business, (B) guarantees by Pool California Energy Services, Inc. of up to $400,000 (in the aggregate outstanding at any time) with respect to vehicle lease obligations of its employees, (C) obligations of Pool Alaska, Inc., as a general partner in Kuupik/Pool Arctic Alaska, an Alaska general partnership, (D) guarantees relating to bid bonds and surety bonds (or other similar instruments) issued in the ordinary course of business with respect to performance obligations of PESCO or any of its Subsidiaries, (E) performance guarantees for contractual performance obligations of PESCO or any of its Subsidiaries made in the ordinary course of business, (F) contractual indemnities made in the ordinary course of business with respect to claims for personal injuries and property damages, (G) PESCO's guarantee of the Borrower's obligations relating to the Ranger Rigs sale/leaseback, (H) PESCO's obligation to repay ENSERCH Corporation for any costs incurred under its guarantee of Borrower's obligations under the San Angelo Lease, (I) any obligations to repay ENSERCH corporation for any costs it incurs with respect to claims covered by its pre-1990 insurance program, (J) any obligations of PESCO to the United States Coast Guard with respect to any financial responsibility guarantees for water pollution with respect to rigs (only to the extent fully covered (other than the deductible maintained with respect thereto) by insurance maintained with a reputable and solvent insurance company), (K) any guarantees of operating leases of the Borrower or its Subsidiaries entered into in the ordinary course of business and (L) any guarantees relating to the obligations of PESCO or its Subsidiaries under Interest Rate Protection Agreements or Other Hedging Agreements which are permitted hereunder. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                 "Continuing Directors" shall mean the directors of PESCO on the Effective Date and each other director if (a) such director's nomination for election to the Board of Directors of PESCO is recommended by a majority of the then Continuing Directors or (b) such director is elected by the vote of the shareholders of PESCO prior to the occurrence of a Change of Control.

                 "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, the Subsidiaries Guaranty and the Pledge Agreement.

                 "Credit Event" shall mean the making of any Revolving Loan or the issuance of any Letter of Credit.

                 "Credit Lyonnais" shall mean Credit Lyonnais, New York Branch, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

                 "Credit Party" shall mean and include each Parent Guarantor, the Borrower and each Subsidiary Guarantor and any successor entity permitted by Section 9.02.

                 "DA&S Stock Purchase Agreement" shall mean the Stock Purchase Agreement, dated June 19, 1997, among the Sellers named therein, DA&S Oil Well Servicing, Incorporated, a New Mexico corporation, and the Borrower, providing for the issuance by the Borrower of $10,050,000 principal amount of 9% subordinated notes due January 15, 2003.

                 "DA&S Subordinated Debt Documents" shall mean and include the DA&S Stock Purchase Agreement, each DA&S Subordinated Note, each amendment, modification or supplement thereto, together with all other agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith (including, without limitation, any promissory notes, guaranties and security documents).

                 "DA&S Subordinated Notes" shall mean each of the subordinated promissory notes issued pursuant to the DA&S Stock Purchase Agreement.

                 "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                 "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

                 "Dividend" shall mean, with respect to any Person, that such Person has declared or paid a dividend or returned any equity capital to its stockholders or partners or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders or partners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

                 "Documentation Agent" shall have the meaning provided in the first paragraph of this Agreement.

                 "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

                 "Domestic Subsidiary" shall mean each Subsidiary of the Borrower that is incorporated under the laws of the United States or any State or territory thereof.

                 "Drawing" shall have the meaning provided in Section 2.05(b).

                 "Effective Date" shall have the meaning provided in Section 15.10.

                 "Eligible Transferee" shall mean and include a commercial bank, financial institution, any fund that invests in bank loans or any other "accredited investor" (as defined in Regulation D of the Securities Act).

                 "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

                 "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C.
Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

                 "Equipment" shall mean and include rigs, other well-servicing equipment and any other related equipment utilized in the Business.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                 "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with PESCO or a Subsidiary of PESCO would be deemed to be a "single employer" (i) within the meaning of Section 414(b),
(c), (m) or (o) of the Code or (ii) as a result of PESCO or a Subsidiary of PESCO being or having been a general partner of such person.

                 "Eurodollar Loan" shall mean each Revolving Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                 "Eurodollar Rate" shall mean (a) the offered rate (rounded upwards, if necessary, to the next higher 1/100th of 1%) which appears on the Telerate Page 3750, British Bankers Association Interest Settlement Rates (or such other system for the purpose of displaying rates of leading reference banks in the London interbank market that replaces such system) as of 11:00 a.m. (London time) for deposits in Dollars on the day two (2) Business Days prior to the first day of such Interest Period in an amount approximately equal to the principal amount of the Eurodollar Rate Loan to which such Interest Period is to apply and for a period of time comparable to such Interest Period, divided (and rounded upward to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

                 "Event of Default" shall have the meaning provided in Section
10.

                 "Excluded Subsidiary" shall mean and include Pool Arabia Ltd., Intairdril Oman, L.L.C. and PIASA.

                 "Existing Indebtedness" shall have the meaning provided in
Section 7.21.

                 "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding

Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

                 "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.

                 "Final Maturity Date" shall mean October 2, 2000, as such date may be extended pursuant to Section 1.13.

                 "Fixed Charge Coverage Ratio" shall mean the ratio of Consolidated EBITDA (minus the amount of all cash taxes paid, net of cash tax refunds, for the period for which Consolidated EBITDA is calculated) to Fixed Charges.

                 "Fixed Charges" for any period shall mean the sum of (i) Consolidated Interest Expense for such period, (ii) the amount of Capital Expenditures made by PESCO and its Subsidiaries on a consolidated basis during such period and (iii) the amount of scheduled repayments of Consolidated Funded Debt required to be made during such period.

                 "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by PESCO or any one or more of its Subsidiaries primarily for the benefit of employees of PESCO or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

                 "Foreign Subsidiary" shall mean each Subsidiary of the Borrower which is not a Domestic Subsidiary.

                 "Funded Debt" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money (which, for the avoidance of doubt, is funded and outstanding) or for the deferred purchase price of property or services other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices, including all obligations evidenced by bonds, debentures, notes or similar instruments, or any other obligations which, in accordance with GAAP, should be classified upon such Person's balance sheet as liabilities, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Funded Debt secured by any Lien on any property owned by such Person, whether or not such Funded Debt has been assumed by such Person, (iv) the aggregate amount required in accordance with GAAP to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations and
(vi) all Contingent Obligations of such Person.

                 "GAAP" shall mean generally accepted accounting principles in the United States as in effect from time to time applied on a consistent basis
(i) as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and in statements of the Financial Accounting Standards Board which are applicable in the circumstances as of the date in question, and (ii) where not inconsistent with such opinions and statements, as set forth in other AICPA publications and guidelines or which otherwise arise by custom for the particular industry; and the requisite that such principles be applied on a consistent basis means that the accounting principles in a current period are comparable in all material respects to those applied in a preceding period.

                 "Guaranteed Creditors" shall mean and include each of the Administrative Agent, the Arranger, the Documentation Agent, the Collateral Agent, the Banks and each party (other than any Credit Party) party to an Interest Rate Protection Agreement or Other Hedging Agreement to the extent that such party constitutes a Secured Creditor under the Pledge Agreement.

                 "Guaranteed Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by the Borrower to each Bank, and Revolving Loans made, under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to such Bank, the Administrative Agent, the Arranger, the Documentation Agent, and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the Borrower and (ii) the full and prompt payment when due (whether by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Borrower or any of its Subsidiaries owing under any Interest Rate Protection Agreement or Other Hedging Agreement entered into by the Borrower or any of its Subsidiaries with any Bank or any affiliate thereof (even if such Bank subsequently ceases to by a Bank under this Agreement for any reason) so long as such Bank or affiliate participate in such Interest Rate Protection Agreement or Other Hedging Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

                 "Guarantor" shall mean each Parent Guarantor and each Subsidiary Guarantor.

                 "Guaranty" shall mean and include each of the Parents Guaranty and the Subsidiaries Guaranty.

                 "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the Release of which is prohibited, limited or regulated by any governmental authority.

                 "Hillman Deferred Payment Agreement" shall mean the Agreement regarding Deferred Payment of Purchase Price, dated June 13, 1995 among Robert
D. Hillman, Barbara A. Hillman, Richard H. Hillman, Robert D. Hillman, Jr. and the Borrower providing for the issuance by the Borrower of $11,500,000 principal amount of 10% subordinated notes due June 13, 2005.

                 "Hillman Subordinated Debt Documents" shall mean and include the Hillman Deferred Payment Agreement, each Hillman Subordinated Note, each amendment, modification or supplement thereto, together with all other agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith (including, without limitation, any promissory notes, guaranties and security documents).

                 "Hillman Subordinated Notes" shall mean each of the subordinated promissory notes issued pursuant to the Hillman Deferred Payment Agreement.

                 "Holding" shall have the meaning provided in the first paragraph of this Agreement.

                 "Identified Acquisitions" shall mean and include the R&H Acquisition and the Rig #16.

                 "Inactive Subsidiary" shall mean and include each of The International Air Drilling Company, a Texas corporation, Pool Australia, Inc., a Texas corporation, Pool Americas, Inc., a Texas corporation and ENS Equipment Leasing, B.V.

                 "Indebtedness to be Refinanced" shall mean the Funded Debt of PESCO and its Subsidiaries set forth on Schedule VII which is to be repaid in full, and all commitments in respect thereof to be terminated, pursuant to the Refinancing.

                 "Intercompany Loan" shall have the meaning provided in Section 9.05(viii).

                 "Intercompany Note" shall mean a promissory note, in the form of Exhibit J or such other form as may be reasonably acceptable to the Administrative Agent, in either case evidencing Intercompany Loans.

                 "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

                 "Interest Period" shall have the meaning provided in Section 1.09.

                 "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

                 "Investments" shall have the meaning provided in Section 9.05.

                 "Issuing Bank" shall mean Credit Lyonnais New York Branch, Bank One, Texas, N.A., The Hongkong & Shanghai Banking Corporation Limited, the other Agent, and any other Bank which at the request of the Borrower and with the consent of the Agents agrees, in such Bank's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2.

                 "L/C Supportable Obligations" shall mean (i) obligations of PESCO or any of its Subsidiaries with respect to liability insurance, all-risk insurance, workers compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of PESCO or any of its Subsidiaries as are reasonably acceptable to the respective Issuing Bank and otherwise permitted to exist pursuant to the terms of this Agreement.

                 "Leaseholds" of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

                 "Letter of Credit" shall have the meaning provided in Section 2.01(a).

                 "Letter of Credit Fee" shall have the meaning provided in
Section 3.01(b).

                 "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all effective and outstanding Letters of Credit at such time and (ii) the amount of all Unpaid Drawings at such time.

                 "Letter of Credit Request" shall have the meaning provided in
Section 2.03(a).

                 "Leverage Ratio" shall mean, at any time, the ratio of Consolidated Funded Debt at such time to Consolidated EBITDA for the Test Period then most recently ended, provided that, for purposes of calculating either the Applicable Base Rate Margin or the Applicable Eurodollar Rate Margin, the foregoing numerator shall instead be the sum of (i) Consolidated Funded Debt (excluding Revolving Outstandings) at such time plus (ii) the average Revolving Outstandings for the then most recently ended fiscal quarter of PESCO.

                 "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

                 "Margin Stock" shall have the meaning provided in Regulation
U.

                 "Material Asset Sale" shall mean any Asset Sale of assets generating gross cash sale proceeds to PESCO and/or its Subsidiaries in excess of $3,000,000.

                 "Minimum Borrowing Amount" shall mean (i) for Base Rate Loans, $5,000,000 and (ii) for Eurodollar Loans, $10,000,000.

                 "NAIC" shall mean the National Association of Insurance Commissioners.

                 "NationsBank Credit Agreement" shall mean each of the Restated Revolving Credit Agreement, and the Restated Term Credit Agreement, each dated as of November 30, 1995, among the Borrower, NationsBank of Texas, N.A., as agent, the Lenders party thereto and the other Obligors party thereto, as the same has been amended, modified or supplemented prior to the date hereof, together with all other agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith (including, without limitation, any promissory notes, guarantees and security documents).

                 "Net Debt Proceeds" shall mean, with respect to any incurrence of Funded Debt for borrowed money, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by the respective Person from the respective incurrence of such Funded Debt for borrowed money, but shall not include proceeds deemed received pursuant to a refinancing of Funded Debt to the extent permitted pursuant to
Section 9.04.

                 "Net Insurance Proceeds" shall mean, with respect to any Recovery Event, the cash proceeds (net of reasonable costs and any incremental taxes paid or payable in connection with such Recovery Event) received by the respective Person in connection with the respective Recovery Event.

                 "Net Sale Proceeds" shall mean, for any Material Asset Sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such Material Asset Sale, net of the reasonable costs of such sale (including fees and commissions, payments of unassumed liabilities relating to the assets sold and required payments of any Funded Debt which is secured by the respective assets which were sold), and any incremental taxes paid or payable as a result of such Material Asset Sale.

                 "Net Worth" shall mean, as to any Person, the sum of its capital stock (including, without limitation, any preferred stock, but excluding any such capital stock subject to mandatory redemption), capital in excess of par or stated value of shares of its capital stock, retained earnings, currency translation adjustments and any other account which, in accordance with GAAP constitutes stockholders equity, excluding any treasury stock.

                 "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

                 "Note" shall have the meaning provided in Section 1.05.

                 "Notice of Borrowing" shall have the meaning provided in
Section 1.03(a).

                 "Notice of Conversion" shall have the meaning provided in
Section 1.06.

                 "Notice Office" shall mean the office of the Administrative Agent located at 1000 Louisiana, Suite 5360, Houston, TX 77002, Attention: W. Thomas Byargeon or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                 "Obligations" shall mean all amounts owing to the Administrative Agent, the Arranger, the Documentation Agent, the Collateral Agent, any Issuing Bank or any Bank pursuant to the terms of this Agreement or any other Credit Document.

                 "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

                 "Parent Guarantor" shall mean and include each of PESCO and Holding.

                 "Parents Guaranty" shall have the meaning provided in Section
14.

                 "Participant" shall have the meaning provided in Section
2.04(a).

                 "Parties" shall mean PESCO, Holding and the Borrower.

                 "Payment Office" shall mean the office of the Administrative Agent located at 1000 Louisiana, Suite 5360, Houston, TX 77002, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                 "Permitted Acquisition" shall mean an acquisition of all or substantially all of the assets of any Person (or all or substantially all of the assets of a product line or division of any Person), an acquisition of 100% of the capital stock of any Person or any acquisition, construction, renovation or refurbishment of Equipment (including (i) rig modifications and enhancements where the individual project cost is equal to or in excess of $750,000 and (ii) top drives) or other property or assets used in the Business, in any case, which satisfies the conditions set forth in Section 9.02(ix).

                 "Permitted Liens" shall have the meaning provided in Section 9.01.

                 "Permitted Subordinated Indebtedness" shall have the meaning provided in Section 9.04(vii).

                 "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                 "PESCO" shall have the meaning provided in the first paragraph of this Agreement.

                 "PIASA" shall mean Pool International Argentina S.A.

                 "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) PESCO or a Subsidiary of PESCO or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which PESCO, or a Subsidiary of PESCO or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                 "Pledge Agreement" shall have the meaning provided in Section 5.10.

                 "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

                 "Pledged Securities" shall mean all "Pledged Securities" as defined in the Pledge Agreement.

                 "Pledgee" shall have the meaning provided in the Pledge Agreement.

                 "Pledgor" shall mean and include each "Pledgor" party to the Pledge Agreement, which, as of the Effective Date, shall mean the Borrower and/or each Subsidiary of the Borrower which owns capital stock, Partnership Interest, or Membership Interests (as defined in the Pledge Agreement) of any Wholly-Owned Foreign Subsidiary.

                 "Prime Lending Rate" shall mean the rate which the Administrative Agent establishes from time to time as its base lending rate, the Prime Lending Rate to change when and as such base lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                 "Pro Forma Leverage Ratio" shall mean, at any time prior to any Permitted Acquisition, the ratio of Consolidated Funded Debt (to be determined on a pro forma basis at such time as if such Permitted Acquisition had been consummated at such time (and assuming that (x) the entire purchase price for such Permitted Acquisition (or cost of construction, renovation or refursbishment) had been borrowed at such time and (y) any Funded Debt (without duplication) incurred, issued or assumed in connection with such Permitted Acquisition had been outstanding at such time)) to Consolidated EBITDA for the Test Period then most recently ended (and for which financial statements have been delivered) prior to the date of consummation of such Permitted Acquisition (with such Consolidated EBITDA to be determined on a pro forma basis as if such Permitted Acquisition had been consummated on the first day of such Test Period).

                 "Projections" shall mean the projections delivered to the Agents prior to the Effective Date which were prepared by the Borrower for the periods ending on December 31, 2000.

                 "Quarterly Payment Date" shall mean the last Business Day of each September, December, March and June occurring after the Effective Date.

                 "R&H Acquisition" shall mean the acquisition of R&H Well Service, Inc. by the Borrower for a purchase price not to exceed $38.0 million, provided that all existing Funded Debt, relating to R&H Well Services shall have been paid with proceeds of Loans.

                 "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 et seq.

                 "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

                 "Recovery Event" shall mean the receipt by PESCO or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event occurring on or after the Effective Date with respect to any property or assets of PESCO or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 8.03.

                 "Refinancing" shall mean, collectively, the repayment of all Indebtedness to be Refinanced, together with all accrued interest, premiums, fees, commissions and expenses owing in connection therewith, and the termination of all commitments thereunder.
                 "Register" shall have the meaning provided in Section 15.15.

                 "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                 "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                 "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                 "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                 "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                 "Release" shall mean the disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring or migrating, into or upon any land or water or air, or otherwise entering into the environment.

                 "Replaced Bank" shall have the meaning provided in Section
1.12.

                 "Replacement Bank" shall have the meaning provided in Section 1.12.

                 "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

                 "Required Banks" shall mean Non-Defaulting Banks the sum of whose Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and RL Percentages of Letter of Credit Outstandings) represent an amount at least 66 2/3% of the sum of the Total Revolving Loan Commitment less the Revolving Loan Commitments of all Defaulting Banks (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non- Defaulting Banks and the aggregate RL Percentages of Non-Defaulting Banks of the total Letter of Credit Outstandings at such time).

                 "Revolving Loan" shall have the meaning provided in Section
1.01.

                 "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to
Section 1.12 or 15.04(b).

                 "Revolving Outstandings" shall mean, at any time, the sum of the aggregate principal amount of all Revolving Loans then outstanding plus the aggregate amount of all Letter of Credit Outstandings at such time.

                 "Rig #16" shall mean the construction of "Rig #16".

                 "RL Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the RL Percentage of any Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

                 "San Angelo Lease" shall mean the Sublease Agreement, dated March 15, 1983, between the Borrower and Olo Associates Limited Partnership.

                 "SEC" shall have the meaning provided in Section 8.01(f).

                 "Section 4.04(b)(ii) Certificate" shall have the meaning provided in Section 4.04(b)(ii).

                 "Secured Creditors" shall have the meaning assigned that term in the Pledge Agreement.

                 "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                 "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                 "Stated Amount" of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

                 "Subsidiaries Guaranty" shall have the meaning provided in
Section 5.11.

                 "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time, excluding each Excluded Subsidiary.

                 "Subsidiary Guarantor" shall mean each Domestic Subsidiary of the Borrower and, to the extent provided in Section 8.11, each Foreign Subsidiary of the Borrower.

                 "Taxes" shall have the meaning provided in Section 4.04(a).

                 "Test Period" shall mean the four consecutive fiscal quarters of PESCO then last ended (in each case taken as one accounting period). The first Test Period of PESCO shall be for the four consecutive fiscal quarters ending June 30, 1997.

                 "Total Capital" shall mean, at any time, an amount equal to the sum of (x) the Consolidated Funded Debt at such time and (y) the Consolidated Net Worth at such time.

                 "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks.

                 "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment then in effect less (y) the sum of the aggregate principal amount of all Revolving Loans then outstanding plus the then aggregate amount of all Letter of Credit Outstandings.

                 "Trade Advances" shall mean any advances which represent charges to a Subsidiary for (w) PESCO's insurance program, (x) allocation of overhead, (y) services rendered for the benefit of such Subsidiary (including, without limitation, those rendered by financial, legal or engineering professionals), or (z) assets purchased by such Subsidiary in the ordinary course of its business.

                 "Type" shall mean the type of Revolving Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

                 "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

                 "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87, exceeds the market value of the assets allocable thereto.

                 "United States" and "U.S." shall each mean the United States of America.

                 "Unpaid Drawing" shall have the meaning provided for in
Section 2.05(a).

                 "Unutilized Revolving Loan Commitment" shall mean, with respect to any Bank at any time, such Bank's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such Bank at such time and (ii) such Bank's RL Percentage of the Letter of Credit Outstandings at such time.

                 "Wholly-Owned Foreign Subsidiary" shall mean each Foreign Subsidiary of the Borrower that is also a Wholly-Owned Subsidiary of the Borrower.

                 "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time, excluding each Excluded Subsidiary.


                 SECTION 12.  The Administrative Agent.

                 12.01 Appointment. The Banks hereby irrevocably designate Credit Lyonnais as Administrative Agent to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on their behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its officers, directors, agents, employees or affiliates.

                 12.02 Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

                 12.03 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Bank and the holder of each Note, to the extent it deemed or deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Revolving Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Revolving Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

                 12.04 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Banks; and the Administrative Agent shall not incur liability to any Bank by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

                 12.05 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

                 12.06 Indemnification. To the extent the Administrative Agent is not reimbursed and indemnified by the Borrower or any of its Subsidiaries, the Banks will reimburse and indemnify the Administrative Agent in proportion to their respective "percentage" as used in determining the Required Banks for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.

                 12.07 The Administrative Agent in its Individual Capacity. With respect to its obligation to make Revolving Loans, or issue or participate in Letters of Credit, under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its respective individual capacities. The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to, any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

                 12.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

                 12.09 Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

                 (b) Upon any such notice of resignation by the Administrative Agent, the Required Banks shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

                 (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

                 (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.


                 SECTION 13.  The Arranger; The Documentation Agent.

                 13.01 The Arranger; Documentation Agent. The Borrower hereby confirms the designation of SBC Warburg Dillon Read Inc. as Arranger and Swiss Bank Corporation, New York Branch, as Documentation Agent. Neither the Arranger nor the Documentation Agent assumes any responsibility or obligation hereunder for servicing, enforcement or collection of the Obligations, or any duties as agent for the Banks. Neither the title "Arranger" nor the title "Documentation Agent" implies any fiduciary responsibility on the part of the Arranger or the Documentation Agent to the Administrative Agent, any Issuing Bank or the Banks and the use of such title does not impose on the Arranger or the Documentation Agent any duties or obligations under this Agreement or any other Credit Document except as may be expressly set forth herein and therein.

                 13.02 Liability of the Arranger and the Documentation Agent. Neither the Arranger nor the Documentation Agent nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates shall (a) be liable for any action lawfully taken or omitted to be taken by it or any such Person under or in connection with this Agreement or any other Credit Document (except for its or such Person's own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Borrower or any officer thereof, contained in this Agreement or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Arranger or the Documentation Agent under or in connection with, this Agreement or any other Credit Document or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other credit document or for any failure of the Issuer or any other party to any other Credit Document to perform its obligations hereunder or thereunder. Except as otherwise expressly stated herein, neither the Arranger nor the Documentation Agent shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of the Borrower.

                 13.03 Indemnification. The Banks agree to indemnify upon demand the Arranger and the Documentation Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their RL Percentages in effect on the date indemnification is sought under this Section 13.03 (or, if indemnification is sought after the date upon which the Commitments have terminated and the Obligations have been paid in full, ratably in accordance with their respective RL Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Obligations be imposed on, incurred by or asserted against the Arranger or the Documentation Agent in connection with this Agreement or any other Credit Document; provided, however, that no Bank shall be liable for (a) the payment of any arrangement fees or (b) any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent it results from the Arranger's or the Documentation Agent's gross negligence or willful misconduct. The agreements in this Section 13.03 shall survive the payment of the Obligations and the resignation or replacement of the Arranger or the Documentation Agent.

                 13.04 Arranger and Documentation Agent in their Individual Capacities. Each of the Arranger and the Documentation Agent and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with PESCO or any of its Affiliates as though it were not the Arranger or the Documentation Agent hereunder.

                 13.05 Credit Decision. Each Bank expressly acknowledges that neither the Arranger nor the Documentation Agent nor any of their respective Affiliates, officers, directors, employees, agents or attorneys-in-fact has made any representation or warranty to it, and that no act by the Arranger or the Documentation Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Arranger or the Documentation Agent to any Bank. Each Bank represents to the Arranger and the Documentation Agent that it has, independently and without reliance upon the Arranger or the Documentation Agent, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its affiliates and made its own decision to enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Arranger or the Documentation Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Neither the Arranger nor the Documentation Agent shall have any duty or responsibility to provide any Bank with any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Arranger or the Documentation Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates.


                 SECTION 14.  Parents Guaranty.

                 14.01 The Guaranty. In order to induce the Banks to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by each Parent Guarantor from the proceeds of the Revolving Loans and the issuance of the Letters of Credit, each Parent Guarantor hereby agrees with the Banks as follows: Each Parent Guarantor hereby unconditionally and irrevocably, jointly and severally, guarantees, as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors becomes due and payable hereunder, each Parent Guarantor, jointly and severally, and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event each Parent Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Parent Guarantor, notwithstanding any revocation of this Guaranty or any other instrument evidencing any liability of the Borrower, and each Parent Guarantor shall be and remain jointly and severally liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

                 14.02 Bankruptcy. Additionally, each Parent Guarantor unconditionally and irrevocably, jointly and severally, guarantees the payment of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 10.05, and unconditionally, and jointly and severally, promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

                 14.03 Nature of Liability. The liability of each Parent Guarantor hereunder is joint and several and exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by such Parent Guarantor, any other Parent Guarantor, any other guarantor or by any other party, and the liability of each Parent Guarantor hereunder is not affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or
(d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Guaranteed Creditors on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Parent Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

                 14.04 Independent Obligation. The obligations of each Parent Guarantor hereunder are independent of the obligations of any other Parent Guarantor, any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against each Parent Guarantor whether or not action is brought against any other Parent Guarantor, any other guarantor, any other party or the Borrower and whether or not any other guarantor, any other party or the Borrower be joined in any such action or actions. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to any Parent Guarantor.

                 14.05  Authorization.   Each Parent Guarantor authorizes the
Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

                 (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

                 (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

                 (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

                 (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

                 (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaranteed Creditors;

                 (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of the Borrower remain unpaid;

                 (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document or any of such other instruments or agreements; and/or

                 (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of any Parent Guarantor from its liabilities under this Guaranty.

                 14.06 Reliance. It is not necessary for the Guaranteed Creditors to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                 14.07 Subordination. Any of the indebtedness of the Borrower now or hereafter owing to any Parent Guarantor is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to any Parent Guarantor shall be collected, enforced and received by such Parent Guarantor for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of any Parent Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Parent Guarantor of any note or negotiable instrument evidencing any of the indebtedness of the Borrower to such Parent Guarantor, such Parent Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Parent Guarantor hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

                 14.08 Waiver. (a) Each Parent Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrower, any other Parent Guarantor, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other Parent Guarantor, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Each Parent Guarantor waives any defense based on or arising out of any defense of the Borrower, any other Parent Guarantor, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other Parent Guarantor, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. Each Parent Guarantor waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Parent Guarantor against the Borrower or any other party or any security.

                 (b) Each Parent Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Each Parent Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the

Guaranteed Obligations and the nature, scope and extent of the risks which each Parent Guarantor assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise any Parent Guarantor of information known to them regarding such circumstances or risks.

                 14.09 Nature of Liability. It is the desire and intent of each Parent Guarantor and the Guaranteed Creditors that this Guaranty shall be enforced against each Parent Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of any Parent Guarantor under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of such Parent Guarantor shall be deemed to be reduced and such Parent Guarantor shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.


                 SECTION 15.  Miscellaneous.

                 15.01  Payment of Expenses, etc.   The Borrower shall:  (i)
whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agents (including, without limitation, the reasonable fees and disbursements of White & Case) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent and the Arranger in connection with its syndication efforts with respect to this Agreement and of the Administrative Agent and, after the occurrence of an Event of Default, each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and, after the occurrence of an Event of Default, for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify the Administrative Agent, the Arranger, the Documentation Agent and each Bank, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent, the Arranger or the Documentation Agent or any

Bank is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Revolving Loans hereunder or the consummation of any of the transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries or any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence, bad faith or willful misconduct of the Person to be indemnified or incurred by reason of the breach by the Person to be indemnified of any provision of this Agreement). To the extent that the undertaking to indemnify, pay or hold harmless the Agents or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

                 15.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Funded Debt at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of the Credit Parties to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 15.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                 15.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents or at such other address as shall be designated by such party in written notice to the other parties hereto; if to any Bank, at its address specified on Schedule II; and if to the Administrative Agent, at its Notice Office; or, as to any Credit Party or the Agents, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Borrower and each Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent and the Borrower shall not be effective until received by the Administrative Agent or the Borrower, as the case may be.

                 15.04 Benefit of Agreement; Assignments; Participations. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of each of the Banks and, provided further, that, although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Sections 1.12 and 15.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer, assign or grant any participation to any Person which is engaged in the Business or any other business competitive with the business conducted by PESCO and its Subsidiaries or under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Revolving Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Final Maturity
Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Revolving Loan Commitment, shall not constitute a change in the terms of such participation, and that an increase in any Revolving Loan Commitment or Revolving Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Pledge Agreement Collateral (except as expressly provided in the Credit Documents) supporting the Revolving Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

                 (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Loan Commitment and related outstanding Obligations hereunder to (i) its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (ii) in the case of any Bank that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of such Bank or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Revolving Loan Commitment and related outstanding Obligations hereunder to one or more Eligible Transferees (treating any fund that invests in bank loans and any other fund that invests in bank loans and is managed by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that, (i) at such time Schedule I shall be deemed modified to reflect the Revolving Loan Commitments of such new Bank and of the existing Banks, (ii) upon the surrender of the relevant Note by the assigning Bank (or, upon such assigning Bank's indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement) a new Note will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Note to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Revolving Loan Commitments and/or outstanding Revolving Loans, as the case may be, (iii) the consent of each Agent and, to the extent no Default or Event of Default is then in existence, the Borrower shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) above (which consent shall not be unreasonably withheld or delayed), (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500, (v) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 15.15 and (vi) no such transfer or assignment will be effective if, after giving effect thereto, there would be fifteen (15) or more Banks provided that, to the extent a Default or Event of Default is then in existence, this requirement shall not be applicable. To the extent of any assignment pursuant to this Section 15.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Revolving Loan Commitment and outstanding Revolving Loans. At the time of each assignment pursuant to this Section 15.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall, to the extent legally entitled to do so, provide to the Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b).
To the extent that an assignment of all or any portion of a Bank's Revolving Loan Commitment and related outstanding Obligations pursuant to Section 1.12 or this Section 15.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 2.06 or 4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

                 (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Revolving Loans and Note hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Bank which is a fund may pledge all or any portion of its Revolving Loans and Note to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause
(c) shall release the transferor Bank from any of its obligations hereunder.

                 15.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Documentation Agent, any Issuing Bank or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent, the Documentation Agent, any Issuing Bank or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Documentation Agent, any Issuing Bank or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Documentation Agent, any Issuing Bank or any Bank to any other or further action in any circumstances without notice or demand.

                 15.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                 (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Revolving Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                 (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 15.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

                 15.07 Calculations; Computations; Accounting Terms. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by PESCO or the Borrower to the Banks). If any change or proposed change after the Effective Date in GAAP as in effect on the Effective Date shall result in a change in any calculation required to determine compliance with any provision contained in this Agreement, the Borrower and the Required Banks will negotiate in good faith to amend such provision in a manner to reflect such change such that the determination of compliance with such provision shall yield the same substantive result as would have obtained prior to such change in GAAP. Until such an amendment is entered into, covenants shall be calculated in accordance with GAAP as in effect immediately preceding such change.

                 (b) All computations of interest, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day; except that in the case of Letter of Credit Fees, the last day shall be included) occurring in the period for which such interest, Commitment Commission or Fees are payable.

                 15.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, EACH CREDIT PARTY

IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH CREDIT PARTY HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER IT. EACH CREDIT PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS FOR NOTICES HEREUNDER, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH METHOD OF SECURING SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH METHOD OF SECURING SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION TO WHICH SUCH CREDIT PARTY IS SUBJECT.

                 (b) EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                 (c) EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                 15.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

                 15.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which (i) the Borrower, PESCO, Holding, the Documentation Agent, the Arranger, the Administrative Agent and each of the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions set forth in Section 5 are met to the satisfaction of each Agent and the Required Banks. Unless either Agent has received actual notice from any Bank that the conditions contained in Section 5 have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon each Agent's good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Effective Date shall not release the Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in Section 5). The Administrative Agent will give the Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

                 15.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                 15.12  Amendment or Waiver; etc.   (a) Neither this Agreement
nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting
Bank), (i) extend the final scheduled maturity of any Revolving Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Final Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash) (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 15.07(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)), (ii) release all or substantially all of the Pledge Agreement Collateral (except as expressly provided in the Credit Documents), (iii) amend, modify or waive any provision of this Section 15.12, (iv) release any Guarantor from its obligations under its respective Guaranty except in accordance with the terms thereof, (v) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the Revolving Loan Commitments are included on the Effective
Date) or (vi) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (v) increase the Revolving Loan Commitment of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute an increase of the Revolving Loan Commitment of any Bank, and that an increase in the available portion of any Revolving Loan Commitment of any Bank shall not constitute an increase of the Revolving Loan Commitment of such Bank), (w) without the consent of any Issuing Bank, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (x) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of the Administrative Agent, (y) without the consent of the Arranger and the Documentation Agent, amend, modify or waive any provision of Section 13 or any provision as same relates to the rights or obligations of the Arranger or the Documentation Agent or (z) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

                 (b) Any request by a Credit Party for a consent or waiver with respect to this Agreement or any other Credit Document shall be made in writing to the Documentation Agent and the Documentation Agent shall provide a copy of such request to the Banks promptly following receipt thereof. The Agents and each of the Banks agrees to use their best efforts to respond to such request promptly.

                 15.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 12.06, 13.03 and 15.01
shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations with respect to matters occurring prior to the termination of this Agreement and the repayment of the Obligations.

                 15.14 Domicile of Revolving Loans. Each Bank may transfer and carry its Revolving Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank.

                 15.15 Register. The Borrower hereby authorizes the Administrative Agent to maintain a register (the "Register") on which it will record the Revolving Loan Commitments from time to time of each of the Banks, the Revolving Loans made by each of the Banks and each repayment in respect of the principal amount of the Revolving Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the

Borrower's obligations in respect of such Revolving Loans. With respect to any Bank, the transfer of the Revolving Loan Commitment of such Bank and the rights to the principal of, and interest on, any Revolving Loan made pursuant to such Revolving Loan Commitment shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Revolving Loan Commitment and Revolving Loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Loan Commitment and Revolving Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Revolving Loan Commitments and Revolving Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 15.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Revolving Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Revolving Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 15.15 (but excluding any losses, claims, damages or liabilities to the extent incurred by reason of the gross negligence or willful misconduct of the Administrative Agent).

                 15.16 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 15.16, each Bank agrees that it will not disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel who need to know such information in connection with the transactions contemplated by this Agreement or to another Bank, provided such Persons shall be subject to the provisions of this Section 15.16 to the same extent as such Bank) any information with respect to PESCO, Holding, the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document; provided that any Bank may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 15.16(a) by the respective Bank, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Bank, (v) to the Administrative Agent or the Collateral Agent and (vi) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Revolving Loan Commitments or any interest therein by such Bank, provided that such prospective transferee or participant agrees in writing with the Borrower to be bound by the confidentiality provisions contained in this Section 15.16.

                 (b) Each of PESCO, Holding and the Borrower hereby acknowledges and agrees that, if necessary in connection with the transactions contemplated by this Agreement, each Bank may share with any of its affiliates any information related to PESCO or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of PESCO and its Subsidiaries), provided such Persons shall agree in writing with the Borrower to be subject to the provisions of this Section 15.16 to the same extent as such Bank.

                 15.17 Knowledge. Whenever the words "to the knowledge of PESCO", "to the knowledge of the Borrower", or words of similar import are used, the reference shall be to matters of which the Chief Financial Officer, the Chief Accounting Officer or any principal financial officer are currently aware (when referring to matters of a financial nature) and to matters of which the President, the Group Vice President of U.S. Operations, the Group Vice President of International Operations or the Vice President of Operations for any of the Gulf Offshore, U.S. California or Alaska divisions are currently aware (when referring to matters of an operational or environmental nature).
In no event shall any constructive or imputed knowledge or notice be implied.

                 15.18 Credit Documents. To the extent that any term, provision or agreement contained in any Credit Document (other than this Agreement) is inconsistent with any term, provision or agreement contained in this Agreement, the terms, provisions and agreements of this Agreement shall control.

                 15.19 Inactive Subsidiaries. Notwithstanding anything to the contrary contained herein, except for Section 7.22 and Section 9.15(b), Inactive Subsidiaries shall not be subject to, or bound by, the representations set forth in Section 7 or the covenants set forth in Sections 8 and 9 hereof.

                            *          *           *

                 IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:

10375 Richmond Avenue                     POOL ENERGY SERVICES CO.
Houston, TX  77042

Tel:  713-954-3084
Fax:  713-954-3244                        By     /s/ E.J. Spillard
Attn: Treasurer                              ---------------------------------
                                              Name:  E.J. Spillard
                                              Title: Senior Vice President,
                                                     Finance



                                          By     /s/ R.A. Johannsen
                                             ---------------------------------
                                              Name:  R.A. Johannsen
                                              Title: Treasurer



10375 Richmond Avenue                     POOL ENERGY HOLDING, INC.
Houston, TX  77042

Tel:  713-954-3084
Fax:  713-954-3244                        By     /s/ E.J. Spillard
Attn: Treasurer                              ---------------------------------
                                              Name:  E.J. Spillard
                                              Title: Senior Vice President,
                                                     Finance



                                          By     /s/ R.A. Johannsen
                                             ---------------------------------
                                              Name:  R.A. Johannsen
                                              Title: Treasurer

10375 Richmond Avenue                     POOL COMPANY
Houston, TX  77042

Tel:  713-954-3084
Fax:  713-954-3244                        By     /s/ E.J. Spillard
Attn: Treasurer                              ---------------------------------
                                              Name:  E.J. Spillard
                                              Title: Senior Vice President,
                                                     Finance


                                          By     /s/ R.A. Johannsen
                                             ---------------------------------
                                              Name:  R.A. Johannsen
                                              Title: Treasurer



                                          SBC WARBURG DILLON READ INC.,
                                            as Arranger


                                          By     /s/ Aida M. Kalla
                                             ---------------------------------
                                              Name:  Aida M. Kalla
                                              Title: Executive Director


                                          By     /s/ Nancy Hanrahan
                                             ---------------------------------
                                              Name:  Nancy Hanrahan
                                              Title: Director



                                          CREDIT LYONNAIS NEW YORK BRANCH,
                                            Individually and as Administrative
                                            Agent


                                          By     /s/ Pascal Poupelle
                                             ---------------------------------
                                              Name:  Pascal Poupelle
                                              Title: Authorized Signatory

                                          SWISS BANK CORPORATION,
                                            NEW YORK BRANCH,
                                            Individually and as Documentation
                                              Agent


                                          By     /s/ Thomas Eggenschwiler
                                             ---------------------------------
                                              Name:  Thomas Eggenschwiler
                                              Title: Executive Director
                                                     Credit Risk Management


                                          By     /s/ Dorothy L. McKinley
                                             ---------------------------------
                                              Name:  Dorothy L. McKinley
                                              Title: Associate Director


                                          BANK ONE, TEXAS, N.A.,
                                           Individually and as Co-Agent


                                          By     /s/ Kelly L. Elmore, III
                                             ---------------------------------
                                              Name:  Kelly L. Elmore, III
                                              Title: Vice President


                                          THE HONGKONG & SHANGHAI BANKING
                                            CORPORATION LIMITED, Individually
                                            and as Co-Agent


                                          By     /s/ Douglas F. Stolberg
                                             ---------------------------------
                                              Name:  Douglas F. Stolberg
                                              Title: SVP & Manager

                                          Banks:

                                          ARAB BANKING CORPORATION (B.S.C.)


                                          By     /s/ Stephen A. Plauche
                                             ---------------------------------
                                              Name:  Stephen A. Plauche
                                              Title: Vice President


                                          THE BANK OF NOVA SCOTIA


                                          By     /s/ F.C.H. Ashby
                                             ---------------------------------
                                              Name:  F.C.H. Ashby
                                              Title: Senior Manager


                                          BANQUE NATIONALE DE PARIS,
                                            HOUSTON AGENCY


                                          By     /s/ Thierry Bonetto
                                             ---------------------------------
                                              Name:  Thierry Bonetto
                                              Title: Deputy General Manager
                                                     & VP


                                          DEN NORSKE BANK ASA


                                          By     /s/ Byron L. Cooley
                                             ---------------------------------
                                              Name:  Byron L. Cooley
                                              Title: Senior Vice President

                                          By     /s/ Morten Bjornsen
                                             ---------------------------------
                                              Name:  Morten Bjornsen
                                              Title: Senior Vice President

                                          THE FUJI BANK, LIMITED --
                                            HOUSTON AGENCY


                                          By     /s/ Kenichi Tatara
                                             ---------------------------------
                                              Name:  Kenichi Tatara
                                              Title: Vice President & Manager


                                          GULF INTERNATIONAL BANK B.S.C.


                                          By     /s/ Issa N. Baconi
                                             ---------------------------------
                                              Name:  Issa N. Baconi
                                              Title: SVP & Branch Manager


                                          By     /s/ William B. Shepard
                                             ---------------------------------
                                              Name:  William B. Shepard
                                              Title: Vice-President


                                          HIBERNIA NATIONAL BANK


                                          By     /s/ Lyndsay Job
                                             ---------------------------------
                                              Name:  Lyndsay Job
                                              Title: Senior Vice President

                                          NATEXIS BANQUE
                                          BFCE


                                          By     /s/ Mark A. Harrington
                                             ---------------------------------
                                              Name:  Mark A. Harrington
                                              Title: Vice President and
                                                     Regional Manager


                                          By     /s/ Eric Ditges
                                             ---------------------------------
                                              Name:  Eric Ditges
                                              Title: Assistant Treasurer


                                          NATIONAL BANK OF ALASKA


                                          By     /s/ Patricia Jelley Benz
                                             ---------------------------------
                                              Name:  Patricia Jelly Benz
                                              Title: Vice President


                                          THE SUMITOMO BANK, LIMITED


                                          By     /s/ Harumitsu Seki
                                             ---------------------------------
                                              Name:  Harumitsu Seki
                                              Title: General Manager

                                                                       EXHIBIT A





                          FORM OF NOTICE OF BORROWING

                                                                          [Date]


Credit Lyonnais New York Branch,
  as Administrative Agent for the
  Banks party to the Credit Agreement
  referred to below
1000 Louisiana, Suite 5360
Houston, TX  77002

Attention:  W. Thomas Byargeon


Ladies and Gentlemen:

              The undersigned, POOL COMPANY (the "Borrower"), refers to the Credit Agreement, dated as of September 30, 1997 (as amended from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among Pool Energy Services Co., Pool Energy Holding, Inc., the Borrower, the lenders from time to time party thereto (the "Banks"), SBC Warburg Dillon Read Inc., as Arranger, Swiss Bank Corporation, New York Branch, as Documentation Agent, and you, as Administrative Agent and as Collateral Agent for such Banks, and hereby gives you notice, irrevocably, pursuant to
Section 1.03(a) of the Credit Agreement, that the undersigned hereby requests a Borrowing of Revolving Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 1.03(a) of the Credit Agreement:

              (i)  The Business Day of the Proposed Borrowing is
       ____________.(1)





__________________________________

(1) Shall be a Business Day at least one Business Day in the case of Base Rate Loans and at least three Business Days in the case of Eurodollar Loans, in each case, after the date hereof.

                                                                       EXHIBIT A
                                                                          Page 2


              (ii) The aggregate principal amount of the Proposed Borrowing is $____________.


              (iii) The Revolving Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Eurodollar Loans].

              [(iv) The initial Interest Period for the Proposed Borrowing is [one] [two] [three] [six] month(s).](2)


              The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
       Borrowing:

              (A) the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

              (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                                   Very truly yours,

                                   POOL COMPANY



                                   By ________________________
                                      Name:
                                      Title:

__________________________________

(2)  To be included for a Proposed Borrowing of Eurodollar Loans.

                                                                       EXHIBIT B




                                FORM OF NOTE


$__________                                                  New York, New York
                                                                         [Date]


              FOR VALUE RECEIVED, POOL COMPANY (the "Borrower"), a Texas corporation, hereby promises to pay to _______________ or its permitted assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Credit Lyonnais New York Branch (the "Administrative Agent") located at 1000 Louisiana, Suite 5360, Houston, TX 77002, on the Final Maturity Date (as defined in the Agreement referred to below) the principal sum of _____________ DOLLARS ($________) or, if less, the unpaid principal amount of all Revolving Loans (as defined in the Credit Agreement) made by the Bank pursuant to the Credit Agreement.

              The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Credit Agreement.

              This Note is one of the Notes referred to in the Credit Agreement, dated as of September 30, 1997, among Pool Energy Services Co., Pool Energy Holding, Inc., the Borrower, the lenders from time to time party thereto (including the Bank), SBC Warburg Dillon Read Inc. as Arranger, Swiss Bank Corporation, New York Branch, as Documentation Agent, and Credit Lyonnais New York Branch, as Administrative Agent and as Collateral Agent (as amended, modified or supplemented from time to time, the "Credit Agreement") and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Credit Agreement). This Note is secured by the Pledge Agreement (as defined in the Credit Agreement) and is entitled to the benefits of the Subsidiaries Guaranty (as defined in the Credit Agreement). This Note is subject to voluntary prepayment and mandatory repayment prior to the Final Maturity Date, in whole or in part, as provided in the Credit Agreement.

              In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

              The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note except as set forth in the Credit Agreement or in any other Credit Document.

                                                                       EXHIBIT B
                                                                          Page 2




              THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                   POOL COMPANY



                                   By _________________________
                                      Name:
                                      Title:


                                   By _________________________
                                      Name:
                                      Title:

                                                                       EXHIBIT C


                        FORM OF LETTER OF CREDIT REQUEST



No.__(1)   Dated______ (2)


Credit Lyonnais, as Administrative Agent under the
  Credit Agreement (the "Credit Agreement"),
  dated as of September 30, 1997, among Pool
  Energy Services Co., Pool Energy Holding, Inc.,
  POOL COMPANY, the lenders from time to time
  party thereto, SBC Warburg Dillon Read Inc.
  as Arranger, Swiss Bank Corporation, New York Branch,
  as Documentation Agent, and Credit Lyonnais New York Branch,
  as Administrative Agent and as Collateral Agent
1000 Louisiana, Suite 5360
Houston, TX  77002

Attention:  W. Thomas Byargeon


[Name and Address of Issuing Bank]

Attention:

Dear Sirs:

              The Borrower hereby requests that _________________, in its individual capacity, issue a __________________ Letter of Credit for the account of the undersigned on ______(3)_____ (the "Date of Issuance") in the aggregate stated amount of ____________. The requested Letter of Credit shall be denominated in Dollars.





__________________________________

(1)  Letter of Credit Request number.

(2)  Date of Letter of Credit Request.

(3) Date of Issuance which shall be at least five Business Days from the date hereof (or such shorter period as is acceptable to the respective Issuing
Bank).

                                                                       EXHIBIT C
                                                                          Page 2




              For purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.

              The beneficiary of the requested Letter of Credit will be ______(4)______, and such Letter of Credit will be in support of ______(5)______ and will have a stated expiration date of ______(6)______.

              The Borrower hereby certifies that:

              (1) The representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the issuance of the Letter of Credit requested hereby, on the Date of Issuance (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

              (2) No Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or an Event of Default occur and be continuing.





__________________________________

(4)  Insert name and address of beneficiary.

(5) Insert description of L/C Supportable Obligations in the case of standby letters of credit and insert description of commercial transaction in the case of trade letters of credit.

(6) Insert the last date upon which drafts may be presented which may not be later than the date that is the fourth Business Day prior to the Final Maturity Date in the case of standby Letters of Credit or the 30th day prior to the Final Maturity Date in the case of trade Letters of Credit.

                                                                       EXHIBIT C
                                                                          Page 3




       Copies of all documentation with respect to the supported transaction are attached hereto.

                                   POOL COMPANY



                                   By_____________________________
                                     Name:
                                     Title:

                                                                       EXHIBIT D





                    FORM OF SECTION 4.04(b)(ii) CERTIFICATE


              Reference is hereby made to the Credit Agreement, dated as September ___, 1997, among Pool Energy Services Co., Pool Energy Holding, Inc., POOL COMPANY, the lenders from time to time party thereto, SBC Warburg Dillon Read Inc., as Arranger, Swiss Bank Corporation, New York Branch, as Documentation Agent, and Credit Lyonnais New York Branch, as Administrative Agent and as Collateral Agent (as amended from time to time, the "Credit Agreement"). Pursuant to the provisions of Section 4.04(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                                           [NAME OF BANK]



                                           By ____________________________
                                              Name:
                                              Title:


Date:  _______________, ____

                                                                       EXHIBIT F




                         FORM OF OFFICERS' CERTIFICATE


              [Name of Credit Party], a corporation organized and existing under the laws of the ____________________ (the "Company"), does hereby certify that:

              1. This Certificate is furnished pursuant to Section 5.04(a) of the Credit Agreement, dated as of September ___, 1997, among Pool Energy Services Co., Pool Energy Holding, Inc., POOL COMPANY, the lenders from time to time party thereto, SBC Warburg Dillon Read Inc., as Arranger, Swiss Bank Corporation, New York Branch, as Documentation Agent, and Credit Lyonnais New York Branch, as Administrative Agent and as Collateral Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

              2. The following named individuals are elected officers of the Company, each holds the office of the Company set forth opposite his or her name and has held such office since prior to _________ __, 19__.(1) The signature written opposite the name and title of each such officer is his or her genuine signature.

            Name(2)           Office        Signature
       ---------------      -----------    ------------

       ---------------      -----------    ------------

       ---------------      -----------    ------------

       ---------------      -----------    ------------





__________________________________

(1) Insert a date prior to the time of any corporate action relating to the Credit Documents or related documentation.

(2) Include name, office and signature of each officer who will sign any Credit Document, including the officer who will sign the certification at the end of this Certificate or related documentation.

                                                                       EXHIBIT F
                                                                          Page 2




              3. (1) Attached hereto as Exhibit A is a certified copy of the [Certificate of Incorporation] [Articles of Incorporation] of the Company, as filed in the Office of ________ on ___________, 19__, together with all amendments thereto adopted through the date hereof.

              4. Attached hereto as Exhibit B is a true and correct copy of the By-Laws of the Company which were duly adopted, are in full force and effect on the date hereof, and have been in effect since _____________, 19__.

              5. Attached hereto as Exhibit C is a true and correct copy of resolutions which were duly adopted on __________, 19__ [by unanimous written consent of the Board of Directors of the Company] [by a meeting of the Board of Directors of the Company at which a quorum was present and acting throughout], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of the Company which deal with the execution, delivery or performance of any of the Credit Documents to which the Company is party.

              [6. On the date hereof, all of the applicable conditions set forth in Sections 5.05, 5.07, 5.09 and 6.02 of the Credit Agreement have been satisfied.](3)

              [6.][7.] On the date hereof, the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof, both before and after giving effect to the incurrence of Revolving Loans on the date hereof and the application of the proceeds thereof, unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

              [7.][8.] On the date hereof, no Default or Event of Default has occurred and is continuing or would result from the Borrowing to occur on the date hereof or from the application of the proceeds thereof.





__________________________________

(3)  Insert only in Officers' Certificate of the Borrower.

                                                                       EXHIBIT F
                                                                          Page 3




              [8.][10.] There is no proceeding for the dissolution or liquidation of the Company pending.


              IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of ___________, 1997.

                                           [NAME OF CREDIT PARTY]



                                           By ______________________________
                                              Name:
                                              Title: [Chairman of the Board/
                                                     Chief Executive Officer/
                                                     President/Vice President]

                                                                       EXHIBIT F
                                                                          Page 4





I, the undersigned, [Secretary/Assistant Secretary] of the Company, do hereby certify on behalf of the Company that:

              1. [Name of Person making above certifications] is the duly elected and qualified [Chairman of the Board/President/Vice President] of the Company and the signature above is his genuine signature.

              2. The certifications made by [name of Person making above certifications] on behalf of the Company in Items 2, 3, 4 and 5 above are true and correct.


              IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of ____________, 1997.


                                           [NAME OF CREDIT PARTY]



                                           By ___________________________
                                              Name:
                                              Title:

                                                                      EXHIBIT G*



                                PLEDGE AGREEMENT



                 PLEDGE AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), dated as of September 30, 1997, made by each of the undersigned pledgors (each a "Pledgor" and, together with any other entity that becomes a pledgor hereunder pursuant to Section 22 hereof, the "Pledgors") to Credit Lyonnais New York Branch, as Collateral Agent (the "Pledgee"), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.


                             W I T N E S S E T H :


                 WHEREAS, Pool Energy Services Co., Pool Energy Holding, Inc., POOL COMPANY (the "Borrower"), the lenders from time to time party thereto (the "Banks"), SBC Warburg Dillon Read Inc., as Arranger, Swiss Bank Corporation, New York Branch, as Documentation Agent, and Credit Lyonnais New York Branch, as Administrative Agent and as Collateral Agent, have entered into a Credit Agreement, dated as of September 30, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Revolving Loans to, and the issuance of Letters of Credit for the account of, the Borrower as contemplated therein (the Banks, the Administrative Agent, the Documentation Agent and the Pledgee are herein called the "Bank Creditors");

                 WHEREAS, the Borrower may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Banks or any Affiliate thereof (each such Bank or Affiliate, even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such Bank's or Affiliate's successors and assigns, if any, collectively, the "Other Creditors," and together with the Bank Creditors, the "Secured Creditors");

                 WHEREAS, pursuant to the Subsidiaries Guaranty, each Pledgor (other than the Borrower) which is a Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations as described therein;

                 WHEREAS, it is a condition precedent to the Effective Date under the Credit Agreement that each Pledgor shall have executed and delivered to the Pledgee this Agreement; and


--------------------------
*     Deleted as executed.

                                                                      EXHIBIT G*


                 WHEREAS, each Pledgor will obtain benefits from the incurrence of Revolving Loans to, and the issuance of Letters of Credit for the account of, the Borrower under the Credit Agreement and the entering into by the Borrower of Interest Rate Protection Agreements or Other Hedging Agreements and, accordingly, desires to execute this Agreement in order to satisfy the condition described in the preceding paragraph;

                 NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

                 1. SECURITY FOR OBLIGATIONS. This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:

            (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and indebtedness (including, without limitation, indemnities, Fees and interest thereon) of the Credit Parties to the Bank Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the other Credit Documents to which each Pledgor is a party (including, in the case of each Subsidiary Guarantor, all such obligations and indebtedness of such Subsidiary Guarantor under the Subsidiaries Guaranty) and the due performance and compliance by each Pledgor with all of the terms, conditions and agreements applicable to it and contained in the Credit Agreement and such other Credit Documents (all such obligations and liabilities under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the "Credit Document Obligations");

            (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities owing by each Pledgor to the Other Creditors under, or with respect to (including by reason of each Pledgor's guaranty under the Subsidiaries Guaranty), any Interest Rate Protection Agreement or Other Hedging Agreement, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, and the due performance and compliance by each Pledgor with all of the terms, conditions and agreements contained therein (all such obligations and liabilities described in this clause (ii) being herein collectively called the "Other Obligations");

           (iii) any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;





--------------------------
*     Deleted as executed.

                                                                      EXHIBIT G*

         (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of each Pledgor referred to in clauses (i), (ii) and (iii) above, after an Event of Default (which term to mean and include any Event of Default under, and as defined in, the Credit Agreement or any payment default by the Borrower under any Interest Rate Protection Agreement or Other Hedging Agreement and shall, in any event, include, without limitation, any payment default on any of the Obligations (as hereinafter defined) shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs; and

             (v) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Agreement;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (v) of this Section 1 being herein collectively called the "Obligations," it being acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

                 2. DEFINITION OF STOCK, NOTES, PARTNERSHIP INTERESTS, MEMBERSHIP INTERESTS, SECURITIES, ETC. (a) As used herein: (i) the term "Stock" shall mean 65% of the issued and outstanding shares of capital stock of any Foreign Subsidiary of any Pledgor at any time owned by any Pledgor and all certificates and instruments evidencing the same; (ii) the term "Notes" shall mean all Intercompany Notes from time to time issued to, or held by, any Pledgor that is not a Foreign Subsidiary; (iii) the term "Partnership Interest" shall mean 65% of the partnership interest whether general and/or limited at any time owned by any Pledgor in any Foreign Subsidiary of such Pledgor (each such partnership, a "Pledged Partnership"); (iv) the term "Membership Interest" shall mean 65% of the limited liability company membership interest at any time owned by any Pledgor in any Foreign Subsidiary of such Pledgor (each such limited liability company, a "Pledged LLC", and together with any Pledged Partnership, each, a "Pledged Entity"); and (v) the term "Securities" shall mean all of the Stock, Notes, Partnership Interests and Membership Interests; provided that, except as provided in the last sentence of this Section 2, no Pledgor shall be required to pledge hereunder (and the terms Stock, Partnership Interests, Membership Interests, Securities and Collateral shall not include) more than 65% of the total combined voting power of all classes of capital stock or other equity interests of any such Foreign Subsidiary of any Pledgor. Each Pledgor represents and warrants, that on the date hereof, (A) the capital stock of each Foreign Subsidiary held by such Pledgor consists of the number and type of shares of the stock of the corporations as described in Annex A hereto for such Pledgor, (B) such capital stock constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Annex A hereto, (C) the Notes held by such Pledgor consist of the Intercompany Notes described in Annex B hereto for such Pledgor, (D) such Pledgor is the





--------------------------
*     Deleted as executed.

                                                                      EXHIBIT G*

holder of record and sole beneficial owner of the Stock and the Notes held by such Pledgor and there exists no options or preemptive rights in respect of the Stock, (E) the limited liability company membership interests of each Pledged LLC held by such Pledgor constitute that percentage of the entire limited liability company interests of the respective Pledged LLC as is set forth on Annex C hereto, (F) the partnership interests of each Pledged Partnership held by such Pledgor constitute that percentage of the entire partnership interest of the respective Pledged Partnership as is set forth on Annex D hereto for such Pledgor and (G) on the date hereof, such Pledgor owns or possesses no other Securities. In the circumstances and to the extent provided in Section
8.11 of the Credit Agreement, the 65% limitation set forth above in this
Section 2 and in Section 3.2 hereof shall no longer be applicable and such Pledgor shall duly pledge and deliver to the Pledgee such of the Securities not theretofore required to be pledged hereunder.

                 (b) All Stock at any time pledged or required to be pledged hereunder is hereinafter called the "Pledged Stock;" all Notes at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Notes;" all Partnership Interests at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Partnership Interests;" all Membership Interests at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Membership Interests;" all Pledged Stock, Pledged Notes, Pledged Partnership Interests and Pledged Membership Interests together are hereinafter called the "Pledged Securities;" and the Pledged Securities, together with all proceeds thereof, including any securities and moneys received and at the time held by the Pledgee hereunder, are hereinafter called the "Collateral."

                 3.  PLEDGE OF SECURITIES, ETC.

                 3.1. Pledge. (a) To secure the Obligations of each Pledgor and for the purposes set forth in Section 1 hereof, each Pledgor hereby (i) grants to the Pledgee a first priority continuing security interest in all of the Collateral owned by such Pledgor, (ii) pledges and deposits as security with the Pledgee, the Securities owned by such Pledgor on the date hereof, and delivers to the Pledgee certificates or instruments therefor (in the case of certificated Securities), duly endorsed in blank by such Pledgor in the case of Notes and accompanied by undated stock or other powers duly executed in blank by such Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities) in the case of other certificated Securities, or such other instruments of transfer as are reasonably acceptable to the Pledgee, (iii) collaterally assigns, transfers, hypothecates, mortgages, charges and sets over to the Pledgee all of such Pledgor's right, title and interest in and to such Securities (and in and to all certificates or instruments evidencing such Securities), to be held by the Pledgee upon the terms and conditions set forth in this Agreement and (iv) collaterally transfers and assigns to the Pledgee all of such Pledgor's (x) Partnership Interests and all of such Pledgor's right, title and interest in each Pledged Partnership and (y) Membership Interests and all of such Pledgor's right, title and interest in each Pledged LLC, in each case including, without limitation:





--------------------------
*     Deleted as executed.

                                                                      EXHIBIT G*

                (i) all of the capital thereof and its interest in all profits, income, surplus, losses, Partnership Assets (as defined below), LLC Assets (as defined below) and other distributions to which such Pledgor shall at any time be entitled in respect of any such Collateral;

               (ii) all other payments due or to become due to such Pledgor in respect of any such Collateral, whether under any partnership agreement, limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

              (iii) all of its claims, rights, powers, privileges, authority, options, security interest, liens and remedies, if any, under any partnership agreement, limited liability company agreement or other agreement or at law or otherwise in respect of any such Collateral;

               (iv) all present and future claims, if any, of such Pledgor against any Pledged Partnership or any Pledged LLC for moneys loaned or advanced, for services rendered or otherwise;

                (v) all of such Pledgor's rights under any partnership agreement, limited liability company agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to any Partnership Interest or Membership Interest, including any power, if any, to terminate, cancel or modify any general or limited partnership agreement or any limited liability company agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Partnership Interest or Membership Interest and any Pledged Entity to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect, or receipt for any of the foregoing or for any Partnership Asset or LLC Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing;

               (vi) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, distributions, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

              (vii) to the extent not otherwise included, all proceeds of any or all of the foregoing.





--------------------------
*     Deleted as executed.

                                                                      EXHIBIT G*

                 (b) As used herein, the term "Partnership Assets" and "LLC Assets" shall mean, respectively, all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership and limited liability company capital and interests in other partnerships and limited liability company interests), at any time owned by any Pledged Partnership or Pledged LLC or represented by any Partnership Interest or Membership Interest.

                 3.2. Subsequently Acquired Securities. If any Pledgor shall acquire (by purchase, stock dividend, distribution or otherwise) any additional Securities at any time or from time to time after the date hereof, such Pledgor will promptly thereafter pledge and deposit such Securities (or certificates or instruments representing such Securities) as security with the Pledgee and deliver to the Pledgee certificates or instruments therefor, duly endorsed in blank, in the case of Notes, and accompanied by undated stock or other powers duly executed in blank by such Pledgor, in the case of other Securities, and will promptly thereafter deliver to the Pledgee a certificate executed by a principal executive officer of such Pledgor describing such Securities and certifying that the same has been duly pledged with the Pledgee hereunder. No Pledgor shall be required at any time to pledge hereunder any Securities which represents more than 65% of the total combined voting power of all classes of capital stock or other equity interests of any Foreign Subsidiary entitled to vote except to the extent provided in the last sentence of Section 2(a) of this Agreement.

                 3.3. Uncertificated Securities and Partnership Interests. Notwithstanding anything to the contrary contained in Sections 3.1 and 3.2 hereof, if any Securities (whether now owned or hereafter acquired) are uncertificated securities, the relevant Pledgor shall promptly notify the Pledgee thereof, and shall promptly take all actions required to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 8-313 and 8-321 of the New York Uniform Commercial Code, if applicable). Each Pledgor further agrees to take such actions as the Pledgee deems reasonably necessary or desirable to effect the foregoing and to permit the Pledgee to exercise any of its rights and remedies hereunder.

                 3.4. Release of Securities. Notwithstanding anything to the contrary contained in this Agreement, if, at any time, the Stock, Partnership Interests or Membership Interests of any Foreign Subsidiary pledged hereby constitutes more than 65% of the total combined voting power of all classes of all capital stock or other equity interests of such Foreign Subsidiary, then the Pledgee shall promptly following the request of the Pledgor that owns such Securities, release a portion of the Securities (by written release and the delivery to such Pledgor of certificates evidencing the released Securities, together with such other documents or instruments as such Pledgor may reasonably request) sufficient to cause the Pledgee to hold not more than 65% of the total combined voting power of all classes of capital stock or other equity interest of such Foreign Subsidiary.





--------------------------
*     Deleted as executed.

                                                                      EXHIBIT G*

                 4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Securities, which, if held by any person other than the Pledgee, shall be held in the name of the relevant Pledgor, with a notation that such Pledged Securities have been pledged to the Pledgee.

                 5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default, each Pledgor shall be entitled to exercise any and all voting, consent, administration, management and other rights and remedies pertaining to the Pledged Securities owned by it, and to give consents, waivers or ratifications in respect thereof; provided, that no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate or be inconsistent with any of the terms of this Agreement, the Credit Agreement, any other Credit Document or any Interest Rate Protection Agreement or Other Hedging Agreement (collectively, the "Secured Debt Agreements"), or which would have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee or any other Secured Creditor in the Collateral. All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing, and Section 7 hereof shall become applicable.

                 6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until there shall have occurred and be continuing an Event of Default, (i) all cash dividends and distributions payable in respect of the Pledged Stock and all payments in respect of the Pledged Notes (including in both cases, without limitation, all amounts described in Section 3.1(a)(i)-(vii)) shall be paid to the respective Pledgor and (ii) all cash distributions and other amounts payable in respect of the Pledged Partnership Interests and Pledged Membership Interests (including, without limitation, all amounts described in Section 3.1(a)(i)-(vii)) shall be paid to the respective Pledgor. Notwithstanding the foregoing, the Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:

                (i) all other or additional stock or other securities or property (other than cash) paid or distributed by way of dividend, distribution or otherwise in respect of the Collateral;

               (ii) all other or additional stock or other securities or property paid or distributed in respect of the Collateral by way of merger, consolidation, conveyance of assets, liquidation, exchange of stock, stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

              (iii) all other or additional stock or other securities or property which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.





--------------------------
*     Deleted as executed.

                                                                      EXHIBIT G*

Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee's right to receive proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. All dividends, distributions, proceeds or other payments which are received by any Pledgor contrary to the provisions of this Section 6 and Section 7 hereof shall be segregated from other property or funds of such Pledgor and shall be forthwith deposited with the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

                   7. REMEDIES IN CASE OF DEFAULT OR EVENT OF DEFAULT. If there shall have occurred and be continuing an Event of Default, then and in every such case, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the Uniform Commercial Code and also shall be entitled, without limitation, to exercise the following rights which each Pledgor hereby agrees to be commercially reasonable:

                   (a) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the respective Pledgor;

                   (b) to transfer all or any part of the Collateral into the Pledgee's name or the name of its nominee or nominees;

                   (c) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

                   (d) to vote all or any part of the Pledged Securities (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee, after the occurrence and during the continuance of an Event of Default, the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so); and

                   (e) at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least 10 days' written notice of the time and place of any such sale shall be given to the Borrower and the respective Pledgor. The Pledgee





--------------------------
*     Deleted as executed.

                                                                      EXHIBIT G*

         shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

                   8. REMEDIES, ETC., CUMULATIVE. Each and every right, power and remedy of the Pledgee provided for in this Agreement or in any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Agreement may be enforced only by the action of the Administrative Agent or the Pledgee, in each case acting upon the instructions of the Required Banks (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least the majority of the outstanding Other Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Pledgee or the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Agreement.

                 9. APPLICATION OF PROCEEDS. (a) All moneys or other proceeds collected by the Pledgee upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement, together with all other moneys or other proceeds received by the Pledgee hereunder, shall be applied to the payment of the Obligations as follows:

                (i) first, to the payment of all Obligations owing to the Pledgee of the type described in clauses (iii) and (iv) of Section 1 of this Agreement;





--------------------------
*     Deleted as executed.

                                                                      EXHIBIT G*

               (ii) second, to the extent moneys or other proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations (as hereinafter defined) shall be paid to the Secured Creditors as provided in Section 9(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Primary Obligations or, if the moneys or other proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share (as hereinafter defined) of the amount remaining to be distributed;

              (iii) third, to the extent moneys or other proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations (as hereinafter defined) shall be paid to the Secured Creditors as provided in Section 9(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the moneys or proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

               (iv) fourth, to the extent moneys or proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement pursuant to
         Section 18(a) hereof, to the relevant Pledgor or to whomever may be lawfully entitled to receive such surplus.

                 (b) For purposes of this Agreement (x) "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (y) "Primary Obligations" shall mean (i) in the case of the Credit Document Obligations, all principal of, and interest on, all Revolving Loans under the Credit Agreement, all Unpaid Drawings theretofore made (together with all interest accrued thereon), the aggregate Stated Amounts of all Letters of Credit issued (or deemed issued) under the Credit Agreement, and all Fees and (ii) in the case of the Other Obligations, all amounts due under the Interest Rate Protection or Other Hedging Agreements (other than indemnities, reasonable fees (including, without limitation, reasonable attorneys' fees) and similar obligations and liabilities) and (z) "Secondary Obligations" shall mean all Obligations other than Primary Obligations.

                 (c) When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 9 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with





--------------------------
*     Deleted as executed.

                                                                      EXHIBIT G*

each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

                 (d) Each of the Secured Creditors agrees and acknowledges that if the Bank Creditors are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued (or deemed issued) under the Credit Agreement (which shall only occur after all outstanding Revolving Loans and Unpaid Drawings with respect to such Letters of Credit have been paid in full), such amounts shall be deposited with the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Bank Creditors, as cash security for the repayment of Obligations owing to the Bank Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit, and after the application of all such cash security to the repayment of all Obligations owing to the Bank Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Pledgee for distribution in accordance with Section 9(a) hereof.

                 (e) Except as set forth in Section 9(d) hereof, all payments required to be made hereunder shall be made (x) if to the Bank Creditors, to the Administrative Agent under the Credit Agreement for the account of the Bank Creditors and (y) if to the Other Creditors, to the trustee, paying agent or other similar representative (each, a "Representative") for the Other Creditors or, in the absence of such a Representative, directly to the Other Creditors.

                 (f) For purposes of applying payments received in accordance with this Section 9, the Pledgee shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement, (ii) the Representative for the Other Creditors or, in the absence of such a Representative, upon the Other Creditors for a determination (which the Administrative Agent, each Representative for any Secured Creditor and the Secured Creditors agree (or shall agree) to provide upon request of the Pledgee), of the outstanding Primary Obligations and Secondary Obligations owed to the Bank Creditors or the Other Creditors, as the case may be. Unless it has actual knowledge (including by way of written notice from a Bank Creditor or an Other Creditor) to the contrary, the Administrative Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Pledgee, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding. Unless it has actual knowledge (including by way of written notice from an Other Creditor) to the contrary, the Pledgee, in acting hereunder, shall be entitled to assume that no Interest Rate Protection Agreements or Other Hedging Agreements are in existence.





--------------------------
*     Deleted as executed.

                                                                      EXHIBIT G*

                 10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

                 11. INDEMNITY. Each Pledgor that is not a Foreign Subsidiary jointly and severally agrees (i) to indemnify and hold harmless the Pledgee and each other Secured Creditor and their respective successors, assigns, employees, agents and servants (individually an "Indemnitee," and collectively the "Indemnitees") from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all costs and expenses, including reasonable attorneys' fees, in each case growing out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement (but excluding any claims, demands, losses, judgments and liabilities or expenses to the extent incurred by reason of gross negligence or willful misconduct of such Indemnitee). In no event shall any Indemnitee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Pledgor under this Section 11 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The indemnity obligations of each Pledgor contained in this
Section 11 shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the termination of all Interest Rate Protection Agreements or Other Hedging Agreements and Letters of Credit and the payment of all other Obligations and notwithstanding the discharge thereof.

                 12. PLEDGEE NOT BOUND. (a) Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a general partner or limited partner of any Pledged Partnership or as a member of any Pledged LLC and the Pledgee or any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall not have any of the duties, obligations or liabilities of a general partner or limited partner of any Pledged Partnership or of a member of any Pledged LLC. The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of a Pledged Partnership Interest or a Pledged Membership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor and/or any Pledgor.

                 (b) Except as provided in the last sentence of paragraph (a) of this Section, the Pledgee, by accepting this Agreement, did not intend to become a general partner or limited





--------------------------
*     Deleted as executed.

                                                                      EXHIBIT G*

partner of any Pledged Partnership or of a member of any Pledged LLC or otherwise be deemed to be a co-venturer with respect to any Pledgor or any Pledged Partnership or any Pledged LLC either before or after an Event of Default shall have occurred. The Pledgee shall have only those powers set forth herein and shall assume none of the duties, obligations or liabilities of a general partner or limited partner of any Pledged Partnership or of a member of any Pledged LLC or of any Pledgor.

                 (c) The Pledgee shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the collateral assignment hereby effected.

                 (d) The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

                 13. FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor's own expense, file and refile under the Uniform Commercial Code or other applicable law such financing statements, continuation statements and other documents in such offices as the Pledgee may deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee's security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem necessary to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

                 (b) Each Pledgor hereby appoints the Pledgee such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to act from time to time solely after the occurrence and during the continuance of an Event of Default in the Pledgee's discretion to take any action and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement.

                 14. THE PLEDGEE AS COLLATERAL AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed by each Secured Creditor that by accepting the benefits of this Agreement each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth





--------------------------
*     Deleted as executed.

                                                                      EXHIBIT G*

in this Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Section 12 of the Credit Agreement.

                 15. TRANSFER BY THE PLEDGORS. No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except as may be permitted in accordance with the terms of the Credit Agreement).

                 16. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. Each Pledgor represents, warrants and covenants that (i) it is the legal, record and beneficial owner of and has good and marketable title to all Pledged Securities pledged by it hereunder, subject to no Lien (except the Lien created by this Agreement); (ii) it has full power, authority and legal right to pledge all the Pledged Securities pledged by it pursuant to this Agreement;
(iii) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable in accordance with its terms except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); (iv) except as have been obtained by the Pledgors as of the date hereof and which remain in full force and effect on the date hereof, no consent of any other party (including, without limitation, any stockholder, member, partner or creditor of such Pledgor or any of its Subsidiaries or any Pledged Entity) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with the execution, delivery or performance of this Agreement, the validity or enforceability of this Agreement, the perfection or enforceability of the Pledgee's security interest in the Collateral or, except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein; (v) the execution, delivery and performance of this Agreement by such Pledgor will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to such Pledgor, or of the certificate or articles of incorporation or by-laws (or equivalent organizational documents) of such Pledgor or of any securities issued by such Pledgor or any of its Subsidiaries, or of any mortgage, indenture, lease, deed of trust, loan agreement, credit agreement or other material contract, agreement or instrument or undertaking to which such Pledgor or any of its Subsidiaries is a party or which purports to be binding upon such Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of such Pledgor or any of its Subsidiaries except as contemplated by this Agreement; (vi) all the shares of Stock have been duly and validly issued, are fully paid and non-assessable and are subject to no options to purchase or similar rights; (vii) each of the Pledged Notes constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms except to the extent that the enforceability





--------------------------
*     Deleted as executed.

                                                                      EXHIBIT G*

thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); (viii) the pledge, assignment and delivery to the Pledgee of the Securities (other than uncertificated securities) pursuant to this Agreement creates a valid and perfected first priority Lien in the Securities, and the proceeds thereof, subject to no other Lien or to any agreement purporting to grant to any third party a Lien on the property or assets of the Pledgor which would include the Securities; (ix) each Pledged Partnership Interest and Pledged Membership Interest has been validly acquired and is fully paid for (to the extent applicable) and is duly and validly pledged hereunder; (x) each general or limited partnership agreement and limited liability company agreement delivered to the Pledgee in respect of any Pledged Entity is an original signed counterpart (or a copy thereof) of the complete and entire such agreement in effect on the date hereof; (xi) each partnership agreement and limited liability company agreement in respect of any Pledged Entity is the legal, valid and binding obligation of each Pledgor, and to each Pledgor's knowledge, the other parties thereto, enforceable in accordance with its terms and, together with this Agreement, contains the entire agreement between the Pledgors relating to the subject matter thereof; (xii) no Pledgor is in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any general or limited partnership agreement or limited liability company agreement in respect of any Pledged Entity to which such Pledgor is a party, and no Pledgor is in violation of any other material provisions of any such partnership agreement or limited liability company agreement to which such Pledgor is a party, or otherwise in default or violation thereunder; (xiii) no Pledged Partnership Interest or Pledged Membership Interest is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any Person with respect thereto; (xiv) the pledge and assignment of the Pledged Partnership Interests and Pledged Membership Interests pursuant to this Agreement, together with the relevant filings or recordings under the UCC (which filings and recordings have been or will be made), creates a valid, perfected and continuing first priority security interest in such Partnership Interests and Membership Interests and the proceeds thereof, subject to no prior lien or encumbrance or to any agreement purporting to grant to any third party a lien or encumbrance on the property or assets of such Pledgor which would include the Collateral; (xv) there are no currently effective financing statements under the UCC covering any property which is now or hereafter may be included in the Collateral and such Pledgor will not, without the prior written consent of the Pledgee, execute and, until the Termination Date (as hereinafter defined), there will not ever be on file in any public office any enforceable financing statement or statements covering any or all of the Collateral, except financing statements filed or to be filed in favor of the Pledgee as secured party; (xvi) each Pledgor shall give the Pledgee prompt notice of any written claim it receives relating to the Collateral; (xvii) each Pledgor shall deliver to the Pledgee a copy of each other demand, notice or document received by it which may adversely affect the Pledgee's interest in the Collateral promptly upon, but in any event within 10 days after, such Pledgor's receipt thereof; (xviii) no Pledgor shall withdraw as a partner of any Pledged Partnership or member of any Pledged LLC, or file or pursue or take any action which may, directly or indirectly, cause a dissolution or liquidation of or with respect to any Pledged Entity or seek a partition





--------------------------
*     Deleted as executed.

                                                                      EXHIBIT G*

of any property of any Pledged Entity, except as permitted by the Credit Agreement; (xix) a notice in the form set forth in Annex E attached hereto and by this reference made a part hereof (such notice the "Pledge Notice"), appropriately completed, notifying each Pledged Entity of the existence of this Agreement and a certified copy of this Agreement have been delivered by each Pledgor to the relevant Pledged Entity, and each such Pledgor has received and delivered to the Collateral Agent an acknowledgment in the form set forth in Annex F attached hereto (such acknowledgement, the "Pledge Acknowledgement"), duly executed by the relevant Pledged Entity; (xx) the chief executive office and principal place of business of such Pledgor and the sole location where the records of such Pledgor with respect to any Pledged Partnership Interests and Pledged Membership Interests are kept are located at the address set forth for such Pledgor on Annex G hereto, and such Pledgor shall not move its chief executive office, principal place of business, or location of records unless
(x) it shall have given to the Pledgee written notice thereof no later than 60 days thereafter, clearly describing such new location and providing such other information in connection therewith as the Pledgee may reasonably request and
(y) with respect to such new location, it shall have taken all action, reasonably satisfactory to the Pledgee, to maintain the security interest of the Pledgee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect; (xxi) such Pledgor shall not change its legal name as set forth on the signature pages hereto or assume or operate in any jurisdiction under any trade, fictitious or other name unless (x) it shall have given to the Pledgee written notice thereof no later than 60 days thereafter, clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Pledgee may reasonably request and (y) with respect to such new name, it shall have taken all action, reasonably satisfactory to the Pledgee, to maintain the security interest of the Pledgee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect; and (xxii) all filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by such Pledgor to the Pledgee hereby in respect of the Collateral have been accomplished and the security interest granted to the Pledgee pursuant to this Agreement in and to the Collateral constitutes a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests. Each Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Collateral against the claims and demands of all persons whomsoever; and such Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the other Secured Creditors.

                 17. PLEDGORS' OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of or addition or supplement





--------------------------
*     Deleted as executed.

                                                                      EXHIBIT G*

to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;
(ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (iv) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

                 18. TERMINATION; RELEASE. (a) After the Termination Date (as defined below), this Agreement and the security interest created hereby shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination), and the Pledgee, at the request and expense of any Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee or any of its sub-agents hereunder. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Revolving Loan Commitment and all Interest Rate Protection Agreements or Other Hedging Agreements have been terminated, no Note under the Credit Agreement is outstanding (and all Revolving Loans have been repaid in full), all Letters of Credit have been terminated and all Obligations then owing have been paid in full.

                 (b) In the event that any part of the Collateral is sold in connection with a sale permitted by Section 9.02 of the Credit Agreement (other than a sale to any Pledgor or any Subsidiary thereof) or is otherwise released at the direction of the Required Banks (or all Banks if required by Section 15.12 of the Credit Agreement) and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of the Credit Agreement, to the extent required to be so applied, the Pledgee, at the request and expense of any Pledgor, will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral (and releases therefor) as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement.

                 (c) At any time that a Pledgor desires that the Pledgee assign, transfer and deliver Collateral (and releases therefor) as provided in
Section 18(a) or (b) hereof, it shall deliver to the Pledgee a certificate signed by a principal executive officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to such Section 18(a) or (b).





--------------------------
*     Deleted as executed.

                                                                      EXHIBIT G*

                 (d) The Pledgee shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with this Section 18.

                 19. NOTICES, ETC. All such notices and communications hereunder shall be sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier and when mailed shall be effective three Business Days following deposit in the mail with proper postage, except that notices and communications to the Pledgee shall not be effective until received by the Pledgee. All notices and other communications shall be in writing and addressed as follows:

                 (a)      if to any Pledgor, at:

                          c/o Pool Energy Services Co.
                          10375 Richmond Avenue
                          Houston, TX 77042
                          Attention: Treasurer
                          Telephone No.:   713-954-3084
                          Telecopier No.:  713-954-3244

                 (b)      if to the Pledgee, at:

                          Credit Lyonnais New York Branch
                          1000 Louisiana, Suite 5360
                          Houston, TX  77002
                          Attention: W. Thomas Byargeon
                          Telephone No.:   713-753-8706
                          Telecopier No.:  713-751-0307

                 (c) if to any Bank Creditor, either (x) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreement or (y) at such address as such Bank Creditor shall have specified in the Credit Agreement;

                 (d) if to any Other Creditor at such address as such Other Creditor shall have specified in writing to the Pledgors and the Pledgee;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.





--------------------------
*     Deleted as executed.

                                                                      EXHIBIT G*

                 20. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Pledgor directly affected thereby and the Pledgee (with the written consent of either (x) the Required Banks (or all of the Banks to the extent required by Section 15.12 of the Credit Agreement) at all times prior to the time on which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full); provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such affected Class. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (i) the Bank Creditors as holders of the Credit Document Obligations or (ii) the Other Creditors as the holders of the Other Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (i) with respect to the Credit Document Obligations, the Required Banks (or to the extent required by Section 15.12 of the Credit Agreement, each Bank) and (ii) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements or Other Hedging Agreements.

                 21. MISCELLANEOUS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns, provided that no Pledger may assign any of its rights or obligations under this Agreement without the prior consent of the Collateral Agent. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

                 22. ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Agreement after the date hereof pursuant to the Credit Agreement shall automatically become a Pledgor hereunder by executing a counterpart hereof and delivering the same to the Pledgee.

                 23. MISCELLANEOUS. Notwithstanding anything to the contrary contained herein or in the Credit Agreement, each Pledgor hereby covenants and agrees that with respect to any Pledged Partnership Interest and Pledged Membership Interest pledged by it hereunder, such Pledgor will deliver to the respective Pledged Partnerships and Pledged LLCs (with copies to the Pledgee) a Pledge Notice (appropriately completed) and such Pledgor





--------------------------
*     Deleted as executed.

                                                                      EXHIBIT G*

will deliver to the Pledgee a Pledge Acknowledgement signed by the respective Pledged Partnerships and Pledged Membership Interest, in each case within 10 days following the date any such Pledged Partnership Interests and Pledged Membership Interest are pledged hereunder.

                                    * * * *





--------------------------
*     Deleted as executed.

                                                                      EXHIBIT G*




                 IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.


                                              POOL COMPANY,
                                                as a Pledgor


                                              By /s/ E.J. Spillard
                                                -----------------------------
                                                Name:  E.J. Spillard
                                                Title: Senior Vice President,
                                                       Finance


                                              By /s/ R.A. Johannsen
                                                -----------------------------
                                                Name:  R.A. Johannsen
                                                Title: Treasurer


Accepted and Agreed to:

CREDIT LYONNAIS NEW YORK BRANCH,
  as Collateral Agent


By /s/ Pascal Poupelle
  ------------------------------
  Name: Pascal Poupelle
  Title:  Authorized Signatory


--------------------------
*     Deleted as executed.

                                                                     ANNEX A
                                                                       to
                                                                PLEDGE AGREEMENT


                                 LIST OF STOCK


POOL COMPANY


                                                                                 Percentage of
                                                                                  Outstanding
Name of Issuing             Certificate         Type of         Number of          Shares of
Corporation                   Number            Shares            Shares         Capital Stock
---------------             -----------         -------           ------             -----
Pool International               8             Ordinary           66,000              66%
(Trinidad) Ltd.
(Trinidad)

International Sea                3              Common              66                66%
Drilling Ltd.
(Cayman Islands)

Pool International              13              Common           330,000              66%
Ltd.
(Cayman Islands)

                                                                    ANNEX B
                                                                       to
                                                                PLEDGE AGREEMENT


                                 LIST OF NOTES


PLEDGOR:  Pool Company

Obligor                               Principal Amount                          Maturity Date
-------                               ----------------                          -------------
Pool International                    1.   $9,353,215.99                        Demand
(Malaysia)
Sdn. Bhd.

                                      2.   aggregate amount of                  Demand
                                           Loans outstanding as
                                           of Effective Date

                                      3.   aggregate amount of                  Demand
                                           Intercompany Loans
                                           outstanding after
                                           Effective Date

Pool International                         outstanding Intercompany             Demand
(Trinadad) Ltd.                            Loans

International                              outstanding Intercompany             Demand
Sea Drilling Ltd.                          Loans

Pool International Ltd.                    outstanding Intercompany             Demand
                                           Loans

                                                                    ANNEX C
                                                                      to
                                                                PLEDGE AGREEMENT


                              MEMBERSHIP INTERESTS

                                      NONE

                                                                      ANNEX D
                                                                         to
                                                                PLEDGE AGREEMENT


                             PARTNERSHIP INTERESTS


                                      None

                                                                     ANNEX E
                                                                        to
                                                                PLEDGE AGREEMENT


                             FORM OF PLEDGE NOTICE

                            [Letterhead of Pledgor]


                                                                          [Date]


TO:  [Name of Pledged Entity]

              Notice is hereby given that, pursuant to the Pledge Agreement (a true and correct copy of which is attached hereto), dated as of September 30, 1997 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Pledge Agreement"), between [NAME OF PLEDGOR] (the "Pledgor"), the other pledgors from time to time party thereto and Credit Lyonnais New York Branch, as Collateral Agent (the "Pledgee") on behalf of the Secured Creditors described therein, the Pledgor has pledged and assigned to the Pledgee for the benefit of the Secured Creditors, and granted to the Pledgee for the benefit of the Secured Creditors a continuing security interest in, all right, title and interest of the Pledgor, whether now existing or hereafter arising or acquired, as a [[limited partner] [general partner]] [member] in [NAME OF PLEDGED ENTITY] (the ["Partnership"] ["LLC"]), and in, to and under the [TITLE OF APPLICABLE AGREEMENT] (the "[Partnership] [LLC] Agreement"), including, without limitation:

              (i) all the capital of the [Partnership] [LLC] and the Pledgor's interest in all profits, income, surplus, losses, [Partnership] [LLC] Assets and other distributions to which the Pledgor shall at any time be entitled in respect of such [Partnership] [Membership] Interest;

              (ii) all other payments due or to become due to the Pledgor in respect of such [partnership] [limited liability company] interest, whether under the [Partnership] [LLC] Agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

             (iii) all of its claims, rights, powers, privileges, authority, options, security interest, liens and remedies, if any, under the [Partnership] [LLC] Agreement or at law or otherwise in respect of such [Partnership] [Membership] Interest;

             (iv) all of the Pledgor's rights under the [Partnership] [LLC] Agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of the Pledgor relating to the [Partnership] [Membership] Interest, including any power to terminate, cancel or modify the [Partnership] [LLC] Agreement, to execute any instruments and to take any and all other action on behalf of and in the name of the Pledgor in respect of the [Partnership] [Membership] Interest

                                                                         ANNEX E
                                                                          Page 2



     and the [Partnership] [LLC], to make determinations, to exercise any election (including, but not limited, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing;

              (v) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

           (vi) to the extent not otherwise included, all proceeds of any or all of the foregoing.

              Pursuant to the Pledge Agreement, the [Partnership] [LLC] is hereby authorized and directed to register the Pledgor's pledge to the Pledgee on behalf of the Secured Creditors of the interest of the Pledgor on the [Partnership's] [LLC's] books.

              The Pledgor hereby requests the [Partnership] [LLC] to indicate the [Partnership's] [LLC's] acceptance of this Notice and consent to and confirmation of its terms and provisions by signing a copy hereof where indicated on the attached page and returning the same to the Pledgee on behalf of the Secured Creditors.


                                                [NAME OF PLEDGOR]



                                                By
                                                  -----------------------------
                                                  Name:
                                                  Title:

                                                                     ANNEX F
                                                                       to
                                                                PLEDGE AGREEMENT



                         FORM OF PLEDGE ACKNOWLEDGMENT


                 [NAME OF PLEDGED ENTITY] (the ["Partnership"] ["LLC"]) hereby acknowledges receipt of a copy of the assignment by [NAME OF PLEDGOR] ("Pledgor") of its interest under the [TITLE OF APPLICABLE AGREEMENT] (the "[Partnership] [LLC] Agreement") pursuant to the terms of the Pledge Agreement, dated as of September 30, 1997 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Pledge Agreement"), among the Pledgor, the other pledgors from time to time party thereto, and Credit Lyonnais New York Branch, as Collateral Agent (the "Pledgee") on behalf of the Secured Creditors described therein. The undersigned hereby further confirms the registration of the Pledgor's pledge of its interest to the Pledgee on behalf of the Secured Creditors on the [Partnership's] [LLC's] books.


Dated:  ______________ __, ____


                                                     [NAME OF PLEDGED ENTITY]



                                                     By
                                                       ------------------------
                                                       Name:
                                                       Title:

                                                                      ANNEX G
                                                                         to
                                                                PLEDGE AGREEMENT


                          SCHEDULE OF OFFICE LOCATIONS


Pool Company

Principal Place of Business and
  Location Where Records are Kept:
10375 Richmond Avenue, 19th Floor
Houston, Texas  77042

                                                                      EXHIBIT H*

                             SUBSIDIARIES GUARANTY




                 SUBSIDIARIES GUARANTY, dated as of September 30, 1997 (as amended, modified or supplemented from time to time, this "Guaranty"), made by each of the undersigned guarantors (each a "Guarantor," and together with any other entity that becomes a guarantor hereunder pursuant to Section 25 hereof, the "Guarantors"). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.


                             W I T N E S S E T H :


                 WHEREAS, Pool Energy Services Co., Pool Energy Holding, Inc., POOL COMPANY (the "Borrower"), the lenders from time to time party thereto (the "Banks"), SBC Warburg Dillon Read Inc., as Arranger, Swiss Bank Corporation, New York Branch, as Documentation Agent, and Credit Lyonnais New York Branch, as Administrative Agent and as Collateral Agent, have entered into a Credit Agreement, dated as of September 30, 1997 (as amended, modified, or supplemented from time to time, the "Credit Agreement"), providing for the making of Revolving Loans to, and the issuance of Letters of Credit for the account of, the Borrower as contemplated therein (the Banks, the Arranger, the Documentation Agent, the Collateral Agent, and the Administrative Agent are herein called the "Bank Creditors");

                 WHEREAS, the Borrower may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Banks or any Affiliate thereof (each such Bank or Affiliate, even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such Bank's or Affiliate's successors and assigns, if any, collectively, the "Other Creditors," and together with the Bank Creditors, the "Secured Creditors");

                 WHEREAS, each Guarantor is a direct or indirect domestic Subsidiary of the Borrower;

                 WHEREAS, it is a condition to the Effective Date under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty; and

                 WHEREAS, each Guarantor will obtain benefits from the incurrence of Revolving Loans to, and the issuance of Letters of Credit for the account of, the Borrower


____________________________
* Deleted as executed

                                                                      EXHIBIT H*

under the Credit Agreement and the entering into by the Borrower of Interest Rate Protection Agreements or Other Hedging Agreements and, accordingly, desires to execute this Guaranty in order to satisfy the condition described in the preceding paragraph;


                 NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

                 1. Each Guarantor, jointly and severally, irrevocably, absolutely and unconditionally guarantees: (i) to the Bank Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of and interest on the Notes issued by, and the Revolving Loans made to, the Borrower under the Credit Agreement, and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit issued under the Credit Agreement and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by the Borrower to the Bank Creditors under the Credit Agreement and each of the other Credit Document to which the Borrower is a party (including, without limitation, indemnities, Fees and interest thereon), whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and each such other Credit Document and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in the Credit Documents (all such principal, interest, liabilities, indebtedness and obligations being herein collectively called the "Credit Document Obligations"); and (ii) to each Other Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by the Borrower under any Interest Rate Protection Agreement or Other Hedging Agreement, whether now in existence or hereafter arising, and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in the Interest Rate Protection Agreements or Other Hedging Agreements (all such obligations, liabilities and indebtedness being herein collectively called the "Other Obligations," and together with the Credit Document Obligations, the "Guaranteed Obligations"). Each Guarantor understands, agrees and confirms that the Secured Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against such Guarantor without proceeding against any other Guarantor, the Borrower, against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations.

                 2. Additionally, each Guarantor, jointly and severally, unconditionally, absolutely and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in
Section 10.05 of the Credit Agreement, and unconditionally


____________________________
* Deleted as executed

                                                                      EXHIBIT H*

and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Secured Creditors, or order, on demand, in legal tender of the United States. This Guaranty shall constitute a guaranty of payment, and not of collection.

                 3. The liability of each Guarantor hereunder is primary, absolute and unconditional and is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation: (a) any direction as to application of payment by the Borrower or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, (e) any payment made to any Secured Creditor on the Guaranteed Obligations which any Secured Creditor repays the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any action or inaction by the Secured Creditors as contemplated in Section 6 hereof or (g) any invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor.

                 4. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor or the Borrower and whether or not any other Guarantor, any other guarantor or the Borrower be joined in any such action or actions. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to each Guarantor.

                 5. Each Guarantor hereby waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by either Agent or any other Secured Creditor against, and any other notice to, any party liable thereon (including such Guarantor, any other Guarantor, any other guarantor, the Borrower), except to the extent required pursuant to the Credit Agreement or any other Credit Document.

                 6. Any Secured Creditor may at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:


____________________________
* Deleted as executed

                                                                      EXHIBIT H*


                 (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

                 (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

                 (c) exercise or refrain from exercising any rights against the Borrower or any Subsidiary thereof or otherwise act or refrain from acting;

                 (d) release or substitute any one or more endorsers, Guarantors, other guarantors, the Borrower or other obligors;

                 (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than the Secured Creditors;

                 (f) apply any sums by whomsoever paid or howsoever realized to any Guaranteed Obligations of the Borrower to the Secured Creditors regardless of what Guaranteed Obligations of the Borrower remain unpaid;

                 (g) consent to or waive any breach of, or any act, omission or default under, any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of such other instruments or agreements;

                 (h) act or fail to act in any manner referred to in this Guaranty which may deprive such Guarantor of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Guaranty; and/or


____________________________
* Deleted as executed

                                                                      EXHIBIT H*

                 (i) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty.

                 7. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Secured Creditor to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                 8. Any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated to the Guaranteed Obligations of the Borrower to the Secured Creditors, and such Guaranteed Obligations of the Borrower to any Guarantor, if either Agent or the Collateral Agent, after the occurrence and during the continuance of an Event of Default, so requests, shall be collected, enforced and received by such Guarantor and be paid over to the Secured Creditors on account of the Guaranteed Obligations of the Borrower to the Secured Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

                 9. (a) Each Guarantor waives any right (except as shall be required by applicable law and cannot be waived) to require the Secured Creditors to: (i) proceed against the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Secured Creditors' power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Borrower, any other Guarantor, any other guarantor of the Guaranteed


____________________________
* Deleted as executed

                                                                      EXHIBIT H*

Obligations or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Secured Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the other Secured Creditors by one or more judicial or nonjudicial sales, or exercise any other right or remedy the Secured Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash. Each Guarantor waives any defense arising out of any such election by the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other party or any security.

                 (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Secured Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

                 10. The Secured Creditors agree that this Guaranty may be enforced only by the action of either Agent or the Collateral Agent as provided in the Credit Agreement and that no other Secured Creditors shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by either Agent or the Collateral Agent or, after all the Credit Document Obligations have been paid in full, by the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Guaranty and the Pledge Agreement. The Secured Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, partner or stockholder of any Guarantor (except to the extent such partner or stockholder is also a Guarantor hereunder).

                 11. In order to induce the Banks to make Revolving Loans to, and issue Letters of Credit for the account of, the Borrower pursuant to the Credit Agreement, and in order to induce the Other Creditors to execute, deliver and perform the Interest Rate Protection Agreements or Other Hedging Agreements, each Guarantor makes the following representations, warranties, and covenants, all of which shall survive the execution and delivery of this Agreement, with the occurrence of the Effective Date and the occurrence of each Credit Event on or after the Effective Date being deemed to constitute a representation and warranty that the matters specified herein are true and correct on and as of the Effective Date and on the date of each such Credit Event, that:




____________________________
* Deleted as executed

                                                                      EXHIBIT H*


                 (a) Such Guarantor (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualification except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of PESCO or of the Borrower and its Subsidiaries taken as a whole.

                 (b) Such Guarantor has the corporate power and authority to execute, deliver and perform the terms and provisions of this Guaranty and each other Credit Document to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Guaranty and each such other Credit Document. Such Guarantor has duly executed and delivered this Guaranty and each other Credit Document to which it is a party, and this Guaranty and each such other Credit Document constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                 (c) Neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Credit Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, will (i) contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Pledge Agreement) upon any of the property or assets of such Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement, or any other material agreement, contract or instrument to which such Guarantor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) violate any provision of the certificate or articles of incorporation or by-laws (or equivalent organizational documents) of such Guarantor or any of its Subsidiaries.

                 (d) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required for, (i) the execution, delivery and


____________________________
* Deleted as executed

                                                                      EXHIBIT H*

         performance of this Guaranty by such Guarantor or any other Credit Document to which such Guarantor is a party or (ii) the legality, validity, binding effect or enforceability of this Guaranty or any other Credit Document to which such Guarantor is a party.

                 (e) There are no actions, suits or proceedings pending or, to the knowledge of such Guarantor, threatened (i) with respect to this Guaranty or any other Credit Document to which such Guarantor is a party, (ii) with respect to any material Funded Debt of PESCO or any of its Subsidiaries or (iii) with respect to such Guarantor that could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of PESCO or of the Borrower and its Subsidiaries taken as a whole.

                 12. Each Guarantor covenants and agrees that on and after the Effective Date and until the termination of the Total Revolving Loan Commitment and all Interest Rate Protection Agreements or Other Hedging Agreements and when no Note or Letter of Credit remains outstanding and all Guaranteed Obligations have been paid in full, such Guarantor will comply, and will cause each of its Subsidiaries to comply, with all of the applicable provisions, covenants and agreements contained in Sections 8 and 9 of the Credit Agreement, and will take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that it is not in violation of any provision, covenant or agreement contained in Section 8 or 9 of the Credit Agreement, and so that no Default or Event of Default is caused by the actions of such Guarantor or any of its Subsidiaries.

                 13. The Guarantors hereby jointly and severally agree to pay all reasonable out-of-pocket costs and expenses of each Secured Creditor in connection with the enforcement of this Guaranty and of each Agent in connection with any amendment, waiver or consent relating hereto (including in each case, without limitation, the reasonable fees and disbursements of counsel employed by each Secured Creditor).

                 14. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Secured Creditors and their successors and permitted assigns.

                 15. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby and with the written consent of either
(x) the Required Banks (or to the extent required by Section 15.12 of the Credit Agreement, with the written consent of each Bank) at all times prior to the time on which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full; provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall


____________________________
* Deleted as executed

                                                                      EXHIBIT H*

also require the written consent of the Requisite Creditors (as defined below) of such Class of Secured Creditors (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released). For the purpose of this Guaranty, the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Bank Creditors as holders of the Credit Document Obligations or (y) the Other Creditors as the holders of the Other Obligations. For the purpose of this Guaranty, the term "Requisite Creditors" of any Class shall mean (x) with respect to the Credit Document Obligations, the Required Banks (or to the extent required by Section
15.12 of the Credit Agreement, each Bank) and (y) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection or Other Hedging Agreements.

                 16. Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents and Interest Rate Protection Agreements or Other Hedging Agreements has been made available to its principal executive officers and such officers are familiar with the contents thereof.

                 17. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Secured Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any "Event of Default" as defined in the Credit Agreement or any payment default under any Interest Rate Protection Agreement or Other Hedging Agreement continuing after any applicable grace period), each Secured Creditor is hereby authorized, at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured Creditor to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Secured Creditor under this Guaranty, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.

                 18. All notices, requests, demands or other communications pursuant hereto shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at (i) in the case of any Bank Creditor, as provided in the Credit Agreement, (ii) in the case of any Guarantor, at the address set forth for such Guarantor opposite its signature below and (iii) in the case of any Other Creditor, at such address as such Other Creditor shall have specified in writing to the Guarantors; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.


____________________________
* Deleted as executed

                                                                      EXHIBIT H*


                 19. If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower) then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

                 20. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE SECURED CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty or any other Credit Document to which any Guarantor is a party may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor hereby further irrevocably waives any claim that any such court lacks personal jurisdiction over such Guarantor, and agrees not to plead or claim in any legal action or proceeding with respect to this Guaranty or any other Credit Document to which such Guarantor is a party brought in any of the aforesaid courts that any such court lacks personal jurisdiction over such Guarantor. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Guarantor at its address for notices hereunder, such service to become effective 30 days after such mailing. Each Guarantor hereby irrevocably waives any objection to such method of securing service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document to which such Guarantor is a party that such method of securing service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Secured Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Guarantor in any other jurisdiction to which such Credit Party is subject.

                 (b) Each Guarantor hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document to which such Guarantor is a party brought in the courts referred to in clause
(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.


____________________________
* Deleted as executed

                                                                      EXHIBIT H*


                 (c) EACH GUARANTOR AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                 21. In the event that any Guarantor ceases to be a Subsidiary, whether pursuant to the requirements of Section 9.02 of the Credit Agreement (or such event has been approved in writing by the Required Banks (or all Banks if required by Section 15.12 of the Credit Agreement)) and the proceeds of such transaction, if any, are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, such Guarantor shall, upon ceasing to be a Subsidiary, be released from this Guaranty automatically and without further action and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that if one or more Persons that own, directly or indirectly, all of the capital stock of any Guarantor shall cease to be a Subsidiary, it shall be deemed that such Guarantor has ceased to be a Subsidiary for the purposes of this Section 21).

                 22. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Guarantors and the Administrative Agent.

                 23. Each Guarantor hereby confirms that it is its intention that this Guaranty not constitute fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act of any similar Federal or state law. To effectuate the foregoing intention, each Guarantor and each Secured Creditor hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws, and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

                 24. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense and on the same basis as payments are made by the Borrower under Sections 4.03 and 4.04 of the Credit Agreement.

                 25. It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Guaranty after the date hereof pursuant to the Credit Agreement shall automatically become a Guarantor hereunder by executing a counterpart hereof and delivering the same to the Administrative Agent.


____________________________
* Deleted as executed

                                                                      EXHIBIT H*

                 IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.


                                           ASSOCIATED PETROLEUM SERVICES, INC.


                                           By /s/ E.J. Spillard
                                              --------------------------------
                                              Name:    E.J. Spillard
                                              Title:   Senior Vice President,
                                                       Finance


                                           By /s/ R.A. Johannsen
                                              --------------------------------
                                              Name:    R.A. Johannsen
                                              Title:   Treasurer


                                           POOL ALASKA, INC.


                                           By /s/ E.J. Spillard
                                              --------------------------------
                                              Name:    E.J. Spillard
                                              Title:   Senior Vice President,
                                                       Finance


                                           By /s/ R.A. Johannsen
                                              --------------------------------
                                              Name:    R.A. Johannsen
                                              Title:   Treasurer


____________________________
* Deleted as executed

                                                                      EXHIBIT H*


                                           POOL PRODUCTION SERVICES, INC.


                                           By /s/ E.J. Spillard
                                              ---------------------------------
                                               Name:    E.J. Spillard
                                               Title:   Senior Vice President,
                                                        Finance


                                           By /s/ R.A. Johannsen
                                              ---------------------------------
                                               Name:    R.A. Johannsen
                                               Title:   Treasurer

                                           PTX, INC.


                                           By /s/ E.J. Spillard
                                              ---------------------------------
                                               Name:    E.J. Spillard
                                               Title:   Senior Vice President,
                                                        Finance


                                           By /s/ R.A. Johannsen
                                              ---------------------------------
                                               Name:    R.A. Johannsen
                                               Title:   Treasurer


____________________________
* Deleted as executed

                                                                      EXHIBIT H*

                                           POOL INTERNATIONAL, INC.


                                           By /s/ E.J. Spillard
                                              ---------------------------------
                                               Name:    E.J. Spillard
                                               Title:   Senior Vice President,
                                                        Finance


                                           By /s/ R.A. Johannsen
                                              ---------------------------------
                                               Name:    R.A. Johannsen
                                               Title:   Treasurer



                                           POOL CALIFORNIA ENERGY SERVICES, INC.


                                           By /s/ E.J. Spillard
                                              ---------------------------------
                                               Name:    E.J. Spillard
                                               Title:   Senior Vice President,
                                                        Finance


                                           By /s/ R.A. Johannsen
                                              ---------------------------------
                                               Name:    R.A. Johannsen
                                               Title:   Treasurer


____________________________
* Deleted as executed

                                                                      EXHIBIT H*


                                           BIG 10 FISHING TOOL COMPANY, INC.


                                           By /s/ E.J. Spillard
                                              ---------------------------------
                                              Name:    E.J. Spillard
                                              Title:   Senior Vice President,
                                                       Finance


                                           By /s/ R.A. Johannsen
                                              ---------------------------------
                                              Name:    R.A. Johannsen
                                              Title:   Treasurer



                                           PCNV, INC.


                                           By /s/ E.J. Spillard
                                              ---------------------------------
                                              Name:    E.J. Spillard
                                              Title:   Senior Vice President,
                                                       Finance


                                           By /s/ R.A. Johannsen
                                              ---------------------------------
                                              Name:    R.A. Johannsen
                                              Title:   Treasurer

                                           POOL COMPANY TEXAS LTD.

                                           By POOL COMPANY, General Partner of
                                              the foregoing Guarantor


                                           By /s/ E.J. Spillard
                                              ---------------------------------
                                              Name:    E.J. Spillard
                                              Title:   Senior Vice President,
                                                       Finance


                                           By /s/ R.A. Johannsen
                                              ---------------------------------
                                              Name:    R.A. Johannsen
                                              Title:   Treasurer

____________________________
* Deleted as executed

                                                                      EXHIBIT H*


                                           POOL COMPANY HOUSTON LTD.

                                           By POOL COMPANY, General Partner of
                                              the foregoing Guarantor


                                           By /s/ E.J. Spillard
                                              ---------------------------------
                                              Name:    E.J. Spillard
                                              Title:   Senior Vice President,
                                                       Finance


                                           By /s/ R.A. Johannsen
                                              ---------------------------------
                                              Name:    R.A. Johannsen
                                              Title:   Treasurer





____________________________
* Deleted as executed

                                                                      EXHIBIT H*



Accepted and Agreed to:

CREDIT LYONNAIS NEW YORK BRANCH,
  as Administrative Agent


By /s/ Pascal Poupelle
   ----------------------------
   Name:   Pascal Poupelle
   Title:  Authorized Signatory

SWISS BANK CORPORATION,
  NEW YORK BRANCH,
  as Documentation Agent


By /s/ Thomas Eggenschwiler
   ----------------------------
   Name:   Thomas Eggenschwiler
   Title:  Executive Director Credit Risk Management


By /s/ Dorothy McKinley
   ----------------------------
   Name:   Dorothy McKinley
   Title:  Associate Director


____________________________
* Deleted as executed

                                                                       EXHIBIT I




                  FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT


                                                        DATE:  ________ __, 19__


                 Reference is made to the Credit Agreement described in Item 2 of Annex I annexed hereto (as such Credit Agreement may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement"). Unless defined in Annex I attached hereto, terms defined in the Credit Agreement are used herein as therein defined. _____________ (the "Assignor") and ______________ (the "Assignee") hereby agree as follows:

                 1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I (the "Assigned Share") of all of the outstanding rights and obligations with respect to the Assigned Share of the Total Revolving Loan Commitment and all outstanding Revolving Loans and Letters of Credit.

                 2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claims; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of PESCO or any of its Subsidiaries or the performance or observance by PESCO or any of its Subsidiaries of any of their respective obligations under the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.

                 3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon either Agent, the Arranger, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not

                                                                       EXHIBIT I
                                                                          PAGE 2

taking action under the Credit Agreement; (iii) appoints and authorizes each Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to each Agent and the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; [and]
(iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank[; and (v) attaches the Forms and/or Certificate set forth in the penultimate sentence of Section 15.04(b) of the Credit Agreement.](1)

                 4. Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment and Assumption Agreement shall be the date of execution hereof by the Assignor and the Assignee, to the extent required by the Credit Agreement, the receipt of the consent of the Arranger, the Documentation Agent and the Administrative Agent, receipt by the Administrative Agent of the assignment fee referred to in Section 15.04(b) of the Credit Agreement, and the recordation by the Administrative Agent of the assignment effected hereby in the Register, unless otherwise specified in Item 5 of Annex I (the "Settlement Date").

                 5. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

                 6. It is agreed that upon the effectiveness hereof, the Assignee shall be entitled to (x) all interest on the Assigned Share of the Revolving Loans at the rates specified in Item 6 of Annex I, (y) all Commitment Commission on the Assigned Share of the Total Revolving Loan Commitment at the rate specified in Item 7 of Annex I hereto, and (z) all Letter of Credit Fees on the Assignee's participation in all Letters of Credit at the rate specified in Item 8 of Annex I hereto, which, in each case, accrue on and after the Settlement Date, such interest, Commitment Commission and Letter of Credit Fees to be paid by the Administrative Agent directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the Revolving Loans which occur on and after the Settlement Date will be





____________________

(1) If the Assignee is not already a Bank under the Credit Agreement and is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes.

                                                                       EXHIBIT I
                                                                          Page 3




paid directly by the Administrative Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Revolving Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves.

                 7. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                                                       EXHIBIT I
                                                                          Page 4




                 IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution also being made on Annex I hereto.

                                       [NAME OF ASSIGNOR],
                                       as Assignor


                                       By
                                         ----------------------------
                                         Name:
                                         Title:


                                       [NAME OF ASSIGNEE],
                                       as Assignee



                                       By
                                         ----------------------------
                                         Name:
                                         Title:


[Acknowledged and Agreed:


CREDIT LYONNAIS NEW YORK BRANCH, as Administrative Agent


By
  ----------------------------
  Name:
  Title:


SWISS BANK CORPORATION, NEW YORK BRANCH, as Documentation Agent


By
  ----------------------------
  Name:
  Title:                    ]

                                                                         ANNEX I


                 ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

                                    ANNEX I

1.       The Borrower:            Pool Company (the "Borrower")

2.       Name and Date of Credit Agreement:

         Credit Agreement, dated as of September ___, 1997, among Pool Energy Services Co., Pool Energy Holding, Inc., the Borrower, the lenders from time to time party thereto, SBC Warburg Dillon Read Inc., as Arranger, Swiss Bank Corporation, New York Branch, as Documentation Agent, and Credit Lyonnais New York Branch, as Administrative Agent and as Collateral Agent.

3.       Date of Assignment and Assumption Agreement:

4.       Amounts (as of date of item #3 above):


                                   Revolving
                                   Loan
                                   Commitment
---------------------------------------------
a.      Aggregate
        Amount for
        all Banks                  $_________

b.      Assigned Share              ________%


c.      Amount of
        Assigned Share             $_________(1)

5.      Settlement Date:

6.      Rate of Interest
        to the Assignee:          As set forth in Section 1.08 of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee).(2)





____________________

(1) Which amount may not be less than $5,000,000, or result in the Assignor's holding less than $5,000,000.

(2) The Borrower and the Agent shall, following recordation of such assignment by the Agent on the Register, direct the entire amount of interest to the Assignee at the rate set forth in Section 1.08 of the Credit Agreement, with the Assignor and Assignee effecting any agreed upon sharing of interest through payments by the Assignee to the Assignor.

                                                                         ANNEX I
                                                                          Page 2




7.      Commitment
        Commission to
        the Assignee:             As set forth in Section 3.01(a) of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee).(3)

8.      Letter of Credit
        Fee to the Assignee:      As set forth in Section 3.01(b) of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee).(4)

9.      Notice:                   ASSIGNEE:

                                  -------------------
                                  -------------------
                                  -------------------
                                  -------------------
                                  Attention:
                                  Telephone:
                                  Telecopier:
                                  Reference:





____________________

(3) The Borrower and the Agent shall, following recordation of such assignment by the Agent on the Register, direct the entire amount of the Commitment Commission to the Assignee at the rate set forth in Section 3.01(a) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Commitment Commission through payment by the Assignee to the Assignor.

(4) The Borrower and the Agent shall, following recordation of such assignment by the Agent on the Register, direct the entire amount of the Letter of Credit Fee to the Assignee at the rate set forth in Section 3.01(b) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Letter of Credit Fee through payment by the Assignee to the Assignor.

                                                                         ANNEX I
                                                                          Page 3




        Payment Instructions:     ASSIGNEE:

                                  -------------------
                                  -------------------
                                  -------------------
                                  -------------------
                                  Attention:
                                  Reference:


Accepted and Agreed:

[NAME OF ASSIGNEE]                  [NAME OF ASSIGNOR]



By                                  By
  -----------------------             -----------------------
  Name:                                Name:
  Title:                               Title:

                                                                       EXHIBIT J



                           FORM OF INTERCOMPANY NOTE


                                                              New York, New York
                                                                          [Date]


                 FOR VALUE RECEIVED, [NAME OF PAYOR] (the "Payor"), hereby promises to pay on demand to the order of _____________ or its assigns (the "Payee"), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as the Payee shall from time to time designate, the unpaid principal amount of all loans and advances made by the Payee to the Payor after the date hereof, in excess of $_______.

                 The Payor promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rate of ___% per annum.

                 Upon the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to the Payor, the unpaid principal amount hereof shall become immediately due the payable without presentment, demand, protest or notice of any kind in connection with this Note.

                 This Note evidences certain permitted Intercompany Loans referred to in the Credit Agreement, dated as of September 30, 1997, among Pool Energy Services Co., Pool Energy Holding, Inc., Pool Company, the lenders party thereto from time to time, SBC Warburg Dillon Read Inc., as Arranger, Swiss Bank Corporation, as Documentation Agent, and Credit Lyonnais New York Branch, as Administrative Agent and as Collateral Agent (as amended, modified or supplemented from time to time, the "Credit Agreement"), and is subject to the terms thereof, and shall be pledged by the Payee pursuant to the Pledge Agreement (as defined in the Credit Agreement). The Payor hereby acknowledges and agrees that the Collateral Agent pursuant to and as defined in the Pledge Agreement, as in effect from time to time, may exercise all rights provided therein with respect to this Note.

                 The Payee is hereby authorized to record all loans and advances made by it to the Payor (all of which shall be evidenced by this Note), and all repayments or

                                                                       EXHIBIT J
                                                                          Page 2


prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

                 All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

                 THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                            [NAME OF PAYOR]


                                            By
                                              ---------------------------------
                                              Name:
                                              Title:


                                            By
                                              ---------------------------------
                                              Name:
                                              Title:


[NAME OF PAYEE]



By
  -----------------------------
  Name:
  Title:


By
  -----------------------------
  Name:
  Title:



Pay to the order of

-------------------------------

                                                                       EXHIBIT K




                         FORM OF COMPLIANCE CERTIFICATE


                 This Compliance Certificate (the "Certificate") is delivered to you pursuant to Section 8.01(d) of the Credit Agreement, dated as of September 30, 1997 (as amended from time to time, the "Credit Agreement"), among Pool Energy Services Co., Pool Energy Holding, Inc., Pool Company ("the Borrower"), the lenders from time to time party thereto (the "Banks"), SBC Warburg Dillon Read Inc., as Arranger, Swiss Bank Corporation, New York Branch, as Documentation Agent, and Credit Lyonnais New York Branch, as Administrative Agent and as Collateral Agent for such Banks. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

                 1. I am a duly elected, qualified and acting principal financial officer of Pool Energy Services Co.

                 2. I have reviewed and am familiar with the contents of this Certificate. I am providing this Certificate solely in my capacity as officer of Pool Energy Services Co. The matters set forth herein are true to the best of my knowledge, but I express no personal opinion as to any conclusions of law or other legal matters.

                 3. I have reviewed the terms of the Credit Agreement and the other Credit Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting period covered by the financial statements attached hereto as Annex I. Such financial statements have been prepared in accordance with the requirements of the Credit Agreement.

                 4. Attached hereto as Annex II are the computations showing compliance with the covenants specified in Sections 9.07 through 9.11 of the Credit Agreement. All such computations are true and correct, absent manifest error.

                 5. At the end of [INSERT FISCAL QUARTER OR YEAR, AS THE CASE MAY BE], PESCO and its Subsidiaries were in compliance with the provisions of
Section 9.04 relating to Funded Debt. With regard to Section 9.04(iii), at the end of

                                                                       EXHIBIT K
                                                                          Page 2


[INSERT FISCAL QUARTER OR YEAR, AS THE CASE MAY BE], the sum of (I) the aggregate principal amount of all Capitalized Lease Obligations and (II) the aggregate principal amount of all purchase money Funded Debt amounts to $______________. With regard to Section 9.04(v), at the end of [INSERT FISCAL QUARTER OR YEAR, AS THE CASE MAY BE], Funded Debt consisting of guarantees by PESCO or its Subsidiaries of Funded Debt of Excluded Subsidiaries amounts to $_______________. With regard to Section 9.04(ix), at the end of [INSERT FISCAL QUARTER OR YEAR, AS THE CASE MAY BE], additional Funded Debt constituting overdraft lines of PESCO or its Subsidiaries amounts to $________________. With regard to Section 9.04(x), at the end of [INSERT FISCAL QUARTER OR YEAR, AS THE CASE MAY BE], additional unsecured Funded Debt incurred by PESCO and its Subsidiaries amounts to $______________. With regard to Sections 9.04(iv) and 9.05(viii), at the end of [INSERT FISCAL QUARTER OR YEAR, AS THE CASE MAY BE], the aggregate outstanding principal amount of all Intercompany Loans, excluding existing Intercompany Loans described on Schedule VI to the Credit Agreement and excluding Intercompany Loans for the purpose of consummating the Refinancing, Identified Acquisitions or Permitted Acquisitions as provided in Section 9.05(xiii) of the Credit Agreement, made by the Credit Parties to Foreign Subsidiaries amounts to $______________.

                 6. To the best of my knowledge, on the date hereof, no Default or Event of Default has occurred and is continuing [, except as set forth below].


                 IN WITNESS WHEREOF,(1) this Certificate has been executed on and as of this ___ day of ___________, ____.

                                              POOL ENERGY SERVICES CO.


                                              By
                                                ------------------------------
                                                Name:
                                                Title:





-------------------

(1)  TO BE DELIVERED PERIODICALLY, WITHIN 60 DAYS AFTER THE CLOSE
     OF THE FIRST THREE QUARTERLY ACCOUNTING PERIODS OF PESCO AND 120 DAYS AFTER THE CLOSE OF EACH FISCAL YEAR OF PESCO, IN EACH CASE IN ACCORDANCE WITH SECTION 8.01(d) OF THE CREDIT AGREEMENT.

                                                                      ANNEX I to
                                                          COMPLIANCE CERTIFICATE




                       CONSOLIDATED FINANCIAL STATEMENTS

                                                                     ANNEX II to
                                                          COMPLIANCE CERTIFICATE


                              COMPLIANCE WORKSHEET

                 Test Period most recently ended on __________.

                                    Part I.

                      Consolidated Interest Coverage Ratio

1.       Consolidated Net Income for the Test Period most recently
         ended                                                                   $
                                                                                    -------------------

2.       Provision for taxes based on income for the Test Period most
         recently ended                                                          $
                                                                                    -------------------

3.       Consolidated Interest Expense for the Test Period most
         recently ended                                                          $
                                                                                    -------------------

4.       Losses on sales of assets (excluding sales in the ordinary course of business) and other extraordinary losses for the
         Test Period most recently ended                                         $
                                                                                    -------------------

5.       Gains on sales of assets (excluding sales in the ordinary
         course of business) and other extraordinary gains for the Test
         Period most recently ended                                              $
                                                                                    -------------------

6.       Consolidated EBIT (sum of Items 1 through 4 minus Item 5)               $
                                                                                    -------------------

7.       Depreciation and amortization expense for the Test Period most
         recently ended                                                          $
                                                                                    -------------------

                                                                        ANNEX II
                                                                          Page 2



8. Dividends or distributions received from Excluded Subsidiaries during the Test Period most recently ended (sum of (a), (b) and (c) below)


         (a)     dividends or distributions received from PIASA                    $
                                                                                    -------------------
         (b)     dividends or distributions received from Pool Arabia
                 Ltd.                                                              $
                                                                                    ------------------
         (c)     dividends or distributions received from Intairdril
                 Oman, L.L.C.                                                      $
                                                                                    -------------------

9.       Lease payments in respect of the San Angelo Lease for the Test
         Period most recently ended (net of sublease payments received with respect thereto to the extent not included in
         Consolidated Net Income)                                                  $
                                                                                    -------------------

10.      Consolidated EBITDA (sum of Items 6, 7 and 8 minus Item 9)                $
                                                                                    -------------------

11.      Consolidated Interest Expense for the Test Period most
         recently ended                                                            $
                                                                                    -------------------

12.      Consolidated Interest Coverage Ratio (Item 10:Item 11)                              :1.00
                                                                                    ---------
13.      Minimum Consolidated Interest Coverage Ratio pursuant to
         Section 9.07                                                                      3.00:1.00

                                                                        ANNEX II
                                                                          Page 3



                                    Part II.

                                 Leverage Ratio

A.       LEVERAGE RATIO FOR PURPOSES OF SECTION 9.09

1.       Consolidated Funded Debt at [INSERT FISCAL QUARTER OR YEAR]             $
                                                                                    -------------------


2.       Consolidated EBITDA for the Test Period most recently ended,
         from Part I, Item 10                                                    $
                                                                                    -------------------

3.       Leverage Ratio for purposes of calculations made pursuant to
         Section 9.09 (Item 1:Item 2)                                                           :1.00
                                                                                      ------------

4.       Maximum permitted Leverage Ratio pursuant to Section 9.09                        3.25:1:00

B.       LEVERAGE RATIO FOR PURPOSES OF CALCULATING EITHER THE APPLICABLE BASE RATE MARGIN OR THE
         APPLICABLE EURODOLLAR RATE MARGIN

1.       Consolidated Funded Debt at [INSERT FISCAL QUARTER OR YEAR]               $
                                                                                      -----------------

2.       Revolving Outstandings at [INSERT FISCAL QUARTER OR YEAR]                 $
                                                                                      -----------------

3.       Average Revolving Outstandings for the most recently ended                $
         fiscal quarter of PESCO                                                      -----------------

4.       Consolidated EBITDA for the Test Period most recently ended,              $
         from Part I, Item 10                                                         -----------------

5.       Leverage Ratio for purposes of calculating either the                                  :1.00
         Applicable Base Rate Margin or the Applicable Eurodollar Rate                ----------
         Margin ([Item B.1 minus Item B.2 plus Item B.3]:Item B.4)


                                                                        ANNEX II
                                                                          Page 4



                                   Part III.

                          Debt-to-Total Capital Ratio

1.       Consolidated Funded Debt at end of [Fiscal Quarter or Fiscal
         Year]                                                                     $
                                                                                    -------------------
2.       Consolidated Net Worth at end of [Fiscal Quarter or Fiscal
         Year]                                                                     $
                                                                                    -------------------

3.       Total Capital (Item 1 plus Item 2)                                        $
                                                                                    -------------------

4.       Debt-to-Total Capital Ratio (Item 1:Item 3)                                             :1.00
                                                                                    ------------

5.       Maximum Debt-to-Total Capital Ratio permitted pursuant to
         Section 9.10                                                                       0.45:1.00

                                                                        ANNEX II
                                                                          Page 5




                                    Part IV.

                          Fixed Charge Coverage Ratio

1.       Consolidated EBITDA for the Test Period most recently ended,
         from Part I, Item 10                                                      $
                                                                                    -------------------

2.       Amount of cash income taxes paid, net of cash tax refunds,
         during the Test Period most recently ended                                $
                                                                                    -------------------

3.       Item 1 less Item 2                                                        $
                                                                                    -------------------

4.       Consolidated Interest Expense for the Test Period most
         recently ended                                                            $
                                                                                    -------------------

5.       Capital Expenditures made by PESCO and its Subsidiaries during
         the Test Period most recently ended                                       $
                                                                                    -------------------

6.       Scheduled repayments of Funded Debt required to be made during
         the Test Period most recently ended                                       $
                                                                                    -------------------

7.       Fixed Charges (Item 4 plus Item 5 plus Item 6)                            $
                                                                                    -------------------

8.       Fixed Charge Coverage Ratio (Item 3:Item 7)                                            :1.00
                                                                                    ------------

9.       Minimum Fixed Charge Coverage Ratio pursuant to Section 9.08

         a.      If calculated for any Test Period up to and ending on
                 the last day of the fiscal quarter ending March 31,
                 1998                                                                    1.25:1.00

         b.      If calculated for any Test Period up to and ending on
                 the last day of the fiscal quarter ending September
                 30, 1998                                                                1.40:1.00

                                                                        ANNEX II
                                                                          Page 6



         c.      If calculated for any Test Period up to and ending on
                 the last day of the fiscal quarter ending March 31,
                 1999                                                                  1.55:1.00

         d.      If calculated for any Test Period up to and ending on
                 the last day of the fiscal quarter ending June 30,
                 1999 and the last day of each fiscal quarter
                 thereafter                                                            1.75:1.00

                                                                        ANNEX II
                                                                          Page 7



                                    Part V.

                         Minimum Consolidated Net Worth

1.       Cumulative Consolidated Net Income (plus net income of
         Excluded Subsidiaries (after giving effect to deductions for interests held by Persons other than PESCO and its
         Subsidiaries)) for the period from July 1, 1997 through
         December 31, 1997                                                         $
                                                                                    -------------------

2.       The greater of Item 1 or $0.00                                            $
                                                                                    -------------------

3.       Cumulative Consolidated Net Income (plus net income of
         Excluded Subsidiaries (after giving effect to deductions for interests held by Persons other than PESCO and its
         Subsidiaries)) for the fiscal year of PESCO ending December
         31, 1998                                                                  $
                                                                                    -------------------

4.       The greater of Item 3 or $0.00                                            $
                                                                                    -------------------

5.       Cumulative Consolidated Net Income (plus net income of
         Excluded Subsidiaries (after giving effect to deductions for interests held by Persons other than PESCO and its
         Subsidiaries)) for the fiscal year of PESCO ending December
         31, 1999                                                                  $
                                                                                    -------------------

6.       The greater of Item 5 or $0.00                                            $
                                                                                    -------------------

7.       Cumulative Consolidated Net Income (plus net income of
         Excluded Subsidiaries (after giving effect to deductions for interests held by Persons other than PESCO and its
         Subsidiaries)) for the fiscal year of PESCO ending December
         31, 2000                                                                  $
                                                                                    -------------------

8.       The greater of Item 7 or $0.00                                            $
                                                                                    -------------------

                                                                        ANNEX II
                                                                          Page 8



9.       Net cash proceeds, (net of underwriting discounts and
         commissions and other reasonable transaction costs associated therewith), received by PESCO or any of its Subsidiaries for
         any sale of equity on or after July 1, 1997                               $
                                                                                    -------------------

10.      50% of the sum of Item 2, Item 4, Item 6, Item 8 and Item 9               $
                                                                                    ------------------

11.      Minimum permitted Consolidated Net Worth pursuant to Section              $
         9.11 ($175,000,000 plus Item 10)                                           ------------------

12.      Consolidated Net Worth at end of [Fiscal Quarter or Fiscal                $
         Year]                                                                      ------------------

                                                                       EXHIBIT L




           [FORM OF OFFICER'S CERTIFICATE FOR PERMITTED ACQUISITION]


                             OFFICER'S CERTIFICATE



                 This Officer's Certificate (the "Certificate") is delivered to you (i) in connection with [DESCRIBE PROPOSED ACQUISITION OR CONSTRUCTION, RENOVATION OR REFURBISHMENT] (the "Permitted Acquisition") and (ii) pursuant to
Section 9.02(ix) of the Credit Agreement, dated as of September 30, 1997 (as amended from time to time, the "Credit Agreement"), among Pool Energy Services Co., Pool Energy Holding, Inc., Pool Company (the "Borrower"), the lenders from time to time party thereto (the "Banks"), SBC Warburg Dillon Read Inc., as Arranger, Swiss Bank Corporation, New York Branch, as Documentation Agent, and Credit Lyonnais New York Branch, as Administrative Agent and as Collateral Agent for such Banks. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

                 1. I am a duly elected, qualified and acting principal financial officer of the Borrower.

                 2. The Borrower hereby certifies to each Agent and each of the Banks that the Pro Forma Leverage Ratio does not exceed the Applicable Pro Forma Leverage Ratio, as demonstrated in the Annex I attached hereto.

                 3. The Person to be acquired (or whose assets are to be acquired) pursuant to the Permitted Acquisition is, immediately prior to such acquisition, engaged primarily in the Business or such assets constitute Equipment.

                 4. To the best of my knowledge, no Default or Event of Default exists on the date hereof or will exist immediately after giving effect to the Permitted Acquisition.

                 5. To the best of my knowledge, all representations and warranties contained in Section 7 of the Credit Agreement are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof (both before and after giving effect to the Permitted Acquisition), unless such representation or warranty is stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

                                                                       EXHIBIT L
                                                                          PAGE 2

                 6. Any Liens or Funded Debt assumed or issued in connection with the Permitted Acquisition are issued or assumed only by the Borrower.

                 For purposes of this Certificate, the term "consummation" or "consummated" shall mean (i) in the case of a Permitted Acquisition which consists of an acquisition of all or substantially all the assets of any Person, an acquisition of the capital stock of any Person or the acquisition of any Equipment of any Person, the date on which such purchase and sale is completed, (ii) in the case of a Permitted Acquisition which consists of the construction, renovation or refurbishment of Equipment pursuant to a contract, agreement or undertaking with a Person other than PESCO or its Subsidiaries, the date such construction, renovation or refurbishment is completed and, if applicable, such Equipment has been delivered to PESCO or its Subsidiaries and
(iii) in the case of a Permitted Acquisition which consists of the construction, renovation or refurbishment of Equipment by PESCO or its Subsidiaries, the date such construction, renovation or refurbishment is completed.


                 IN WITNESS WHEREOF, this certificate has been executed on and as of this ___ day of ___________, ____.(1)


                                        POOL COMPANY


                                        By___________________________
                                        Name:
                                        Title:  [A PRINCIPAL FINANCIAL
                                                 OFFICER]





____________________

(1)  To be delivered at each Applicable Notice Time.

                                                            ANNEX I TO EXHIBIT L


                        PERMITTED ACQUISITION WORKSHEET

  Test Period most recently ended for which financial statements have been delivered to the Agents: ___________.


                                    Part I.

                              Consolidated EBITDA


 1.       Consolidated Net Income for the Test Period most recently
          ended for which financial statements have been delivered to
          the Agents                                                                    $____________

 2.       Provision for taxes based on income for the Test Period most recently ended for which financial statements have been
          delivered to the Agents                                                       $____________

 3.       Consolidated Interest Expense for the Test Period most
          recently ended for which financial statements have been
          delivered to the Agents                                                       $____________

 4.       Losses on sales of assets (excluding sales in the ordinary course of business) and other extraordinary losses for the
          Test Period most recently ended for which financial statements
          have been delivered to the Agents                                             $____________

 5.       Gains on sales of assets (excluding sales in the ordinary
          course of business) and other extraordinary gains for the Test
          Period most recently ended for which financial statements have
          been delivered to the Agents                                                  $____________

 6.       Consolidated EBIT (sum of Items 1 through 4 minus Item 5)                     $____________

 7.       Depreciation and amortization expense for the Test Period most recently ended for which financial statements have been
          delivered to the Agents                                                       $____________

                                                            ANNEX I TO EXHIBIT L
                                                                          Page 2


 8.       Dividends or distributions received from Excluded Subsidiaries
          (sum of (a), (b) and (c) below) for such period                               $____________

          (a)     dividends or distributions received from PIASA                        $____________

          (b)     dividends or distributions received from Pool Arabia
                  Ltd.                                                                  $____________

          (c)     dividends or distributions received from Intairdril
                  Oman, L.L.C.                                                          $____________

 9.       (a)     Lease payments in respect of the San Angelo Lease for
                  the Test Period most recently ended for which
                  financial statements have been delivered to the Agents
                  (net of sublease payments received with respect
                  thereto to the extent not included in Consolidated Net
                  Income)                                                               $____________

          (b)     Equity contributions made after the Effective Date
                  during such period to Excluded Subsidiaries or
                  Subsidiaries which are not Subsidiary Guarantors                      $____________

 10.      Consolidated EBITDA (sum of Items 6, 7 and 8 minus Items 9(a)
          and (b))                                                                      $____________

                                                            ANNEX I TO EXHIBIT L
                                                                          Page 3



                                    Part II.

                            Pro Forma Leverage Ratio


 A.       Pro Forma Leverage Ratio for Purposes of Section 9.02(ix)

 1.       Pro Forma Consolidated Funded Debt

          a.  Consolidated Funded Debt as of the date hereof.                           $____________

          b.  Aggregate amount of Funded Debt (including Revolving Loans)
          incurred, issued or assumed in connection with the proposed
          Permitted Acquisition; plus, to the extent not included in the amount of Funded Debt described above, the purchase price (or cost of construction, renovation or refurbishment) for the
          proposed Permitted Acquisition.                                               $____________

          c.  The aggregate amount determined pursuant to clause A.1.b.
          to Part II of Annex I on all previous Officer's Certificates delivered to the Agents and the Banks with respect to Permitted
          Acquisitions and Identified Acquisitions (the "Prior Permitted
          Acquisition Certificates") (i) which have not been consummated as of the date hereof or (ii) to the extent not included in the amount set forth in clause A.1.a. of this Part II above, which have been consummated as of the date hereof; minus the amount determined pursuant to clause A.1.b. to Part II of Annex I on such Prior Permitted Acquisition Certificates with respect to
          (A) any non-consummated Permitted Acquisition or Identified
          Acquisition which has been abandoned or (B) any consummated
          Permitted Acquisition or Identified Acquisition that the
          Borrower in good faith does not anticipate funding with
          Revolving Loans.                                                              $____________

          d.  Pro Forma Consolidated Funded Debt (Item 1(a) plus 1(b),
          plus 1(c))                                                                    $____________

                                                            ANNEX I TO EXHIBIT L
                                                                          Page 4


 2.       Pro Forma Consolidated EBITDA


          a.  Consolidated EBITDA from Part I, Item 10                                   $___________

          [b.  (i) EBITDA of the Person to be acquired pursuant to the proposed Permitted Acquisition for the most recently ended 12 month period for which financial statements of such Person are available or, if such financial statements are not available, a
          reasonable estimate thereof;                                                   $___________

             (ii) private company expenses of the Person to be acquired for the most recently ended 12 month period for which financial
          statements of such Person are available;                                       $___________

            (iii) aggregate effect of any changes in accounting which
          differ from those of PESCO [DESCRIBE];                                         $___________

             (iv) sum of (i), (ii) and (iii)](1)                                         $___________

          [b.  Amount of anticipated EBITDA to be obtained from operation of the asset to be acquired, based upon a written contract or such other agreements or understandings (whether oral or
          written) which would give rise to a reasonable expectation of such asset generating revenue (the "Anticipated Agreement"), in each case, for the 12 month period following consummation of
          the proposed Permitted Acquisition.](2)                                        $___________

          c.  Aggregate amount of EBITDA with respect to Identified
          Acquisitions and Permitted Acquisitions consummated prior to the date hereof from Part II, Item 2(b) on Prior Permitted
          Acquisition Certificates; minus (i) the anticipated EBITDA for a Permitted Acquisition or Identified Acquisition if (x) the construction, renovation or refurbishment of such Permitted
          Acquisition or Identified Acquisition has been abandoned or (y)





____________________

(1) Insert this alternative clause 2.b. in the case of a Permitted Acquisition of a business.

(2) Insert this alternative clause 2.b. in the case of a Permitted Acquisition of Equipment. If there is no associated written contract, or other agreement or understanding giving rise to expectations of revenue, the amount for this item 2.b. shall be zero.

                                                            ANNEX I TO EXHIBIT L
                                                                          Page 5


          in the case of anticipated EBITDA based on an Anticipated
          Agreement, the negotiations with respect to definitive
          agreements evidencing the Anticipated Agreement with respect to such Permitted Acquisition or Identified Acquisition are
          terminated and (ii) the excess, if any, of the anticipated
          EBITDA based upon the Anticipated Agreement with respect to any such Permitted Acquisition or Identified Acquisition over the anticipated EBITDA based upon the definitive agreement entered
          into with respect to such Anticipated Agreement.                                $__________

          d.  Pro rata portion of amount in Item 2(c) above determined by multiplying the amount from Part II, Item 2(b) of each Prior
          Permitted Acquisition Certificate by a fraction (not greater than 1), the numerator of which is the number of months elapsed from the date of consummation of each Identified Acquisition and Permitted Acquisition consummated prior to the date that is the last day of the Test Period most recently ended for which financial statements have been delivered to the Agents, rounded
          to the nearest whole month, and the denominator of which is 12.                $___________

          e.  Item 2(c) minus item 2(d).                                                 $___________

          f. Amount of anticipated EBITDA to be obtained for the 12 month period following consummation of the proposed Permitted
          Acquisition with respect to Identified Acquisitions and Permitted Acquisitions as to which Prior Permitted Acquisition
          Certificates have been submitted but which have not been consummated prior to the date hereof from Part II, Item 2(b) of such Prior Permitted Acquisition Certificates; minus the anticipated EBITDA for a Permitted Acquisition if (x) the construction, renovation or refurbishment of such Permitted
          Acquisition or Identified Acquisition has been abandoned or (y) in the case of anticipated EBITDA based on an Anticipated
          Agreement, the negotiations with respect to definitive agreements evidencing the Anticipated Agreement with respect to such Permitted Acquisition or Identified Acquisition are terminated; and

                                                            ANNEX I TO EXHIBIT L
                                                                          Page 6


          plus or minus, as the case may be, the difference, if any, of the anticipated EBITDA based upon the Anticipated Agreement with respect to any such Permitted Acquisition or Identified
          Acquisition and the anticipated EBITDA based upon the
          definitive agreement entered into with respect to such
          Anticipated Agreement.                                                         $___________

          g.  Pro Forma consolidated EBITDA (sum of items 2(a), 2(b),
          2(e) and 2(f).                                                                 $___________

 3.       Pro Forma Leverage Ratio for purposes of calculations made
          pursuant to Section 9.02(x) (Item 1(d):Item 2(g))                              _______:1.00

 4.       Applicable Pro Forma Leverage Ratio pursuant to Section
          9.02(ix)                                                                       _______:1.00

          a) with respect to any Permitted Acquisition consummated prior to the time that the aggregate cash consideration (including, without limitation, the then present value of any earn-out, non-compete or deferred compensation arrangements and the aggregate principal amount of Funded Debt assumed in connection therewith) paid or to be paid in connection with such Permitted Acquisition, together with the aggregate cash consideration paid in connection with all Permitted
          Acquisitions consummated prior to such time, is equal to or less than
          $50,000,000                                                                     3.00:1.00

          b) with respect to any Permitted Acquisition consummated subsequent to the time that the aggregate cash consideration (including, without limitation, the then present value of any earn-out, non-compete or deferred compensation arrangements and the aggregate principal amount of Funded Debt assumed in connection therewith) paid or to be paid in connection with such Permitted Acquisition, together with the aggregate cash consideration paid in connection with all Permitted
          Acquisitions consummated prior to such time, is greater than
          $50,000,000                                                                     2.50:1.00

                                                           ANNEX II TO EXHIBIT L





                         LIST OF PERMITTED ACQUISITIONS

                               Purchase Price/Cost of             Revolving Loans     Associated     Date of
  Permitted Acquisitions       Construction or Renovation         Incurred            EBITDA         Consummation


